Exhibit 1.1

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

by and between

Distributed Energy Systems Corp.

and

Perseus Partners VII, L.P.

May 10, 2007

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		Page
ARTICLE VII INDEMNIFICATION		39
Section 7.1	Indemnity	39
Section 7.2	Procedures	40

ARTICLE VIII MISCELLANEOUS		41
Section 8.1	Waivers and Amendments	41
Section 8.2	Governing Law	41
Section 8.3	Exclusive Jurisdiction	41
Section 8.4	Jury Waiver	42
Section 8.5	Entire Agreement	42
Section 8.6	Fees and Expenses	42
Section 8.7	Notices	42
Section 8.8	Validity	43
Section 8.9	Counterparts	43
Section 8.10	Publicity	43
Section 8.11	Succession and Assignment	44
Section 8.12	Termination	44
Section 8.13	Further Assurances	44
Section 8.14	No Strict Construction	45

Schedule I	List of Defined Terms
Schedule 1.3	Wire Transfer Account
Schedule 2.2(h)	Third Party Consents

EXHIBIT A	Form of Senior Secured Note
EXHIBIT B	Form of Senior Secured Convertible Note
EXHIBIT C	Form of Initial Investment Warrant
EXHIBIT D	Form of Subsequent Investment Warrant
EXHIBIT E	Form of Guaranty
EXHIBIT F	Form of Intercreditor Agreement
EXHIBIT G	Form of Management Rights Letter
EXHIBIT H	Form of Registration Rights Agreement
EXHIBIT I	Form of Security and Pledge Agreement
EXHIBIT J	Form of Subsidiary Security and Pledge Agreement

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SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of May 10, 2007, by and between Distributed Energy Systems Corp., a Delaware corporation (the “Company”), and Perseus Partners VII, L.P., a Delaware limited partnership (the “Purchaser”). The Company and the Purchaser are sometimes referred to in this Agreement, individually, as a “Party” and, collectively, as the “Parties.” Certain capitalized terms used in this Agreement are defined in Schedule I hereto.

RECITALS

A. To provide the Company with additional funds to conduct its business, the Purchaser is willing to purchase from the Company, and the Company is willing to issue and sell to the Purchaser, on the terms and subject to the conditions contained in this Agreement, at the Initial Investment Closing (as defined herein), a senior secured promissory note, substantially in the form attached hereto as Exhibit A (the “Senior Secured Note”), that has an aggregate principal amount of $12,500,000 and a maturity date of nine months after the date of the Initial Investment Closing.

B. In the event the Company obtains the Stockholder Approval (as defined herein) prior to the maturity date of the Senior Secured Note, the Purchaser is willing to purchase from the Company, and the Company is willing to issue and sell to the Purchaser, on the terms and subject to the conditions contained in this Agreement, at the Subsequent Investment Closing (as defined herein), a senior secured convertible promissory note, substantially in the form attached hereto as Exhibit B (the “Senior Secured Convertible Note”), that has an aggregate principal amount of $15,000,000, a maturity date of eighteen months after the date of the Initial Investment Closing, and is convertible into shares of common stock, par value $0.01 per share, of the Company (“Common Shares”). The proceeds of the Senior Secured Convertible Note will be used, among other things, to repay in full all amounts owed under the Senior Secured Note (and any Additional Secured Notes issued thereunder).

C. At each of the Initial Investment Closing and any Subsequent Investment Closing, the Company shall issue to the Purchaser, for no additional consideration, warrants to purchase Common Shares as provided herein.

D. The Promissory Notes and all amounts owing to the Purchaser thereunder or pursuant to this Agreement and any other Transaction Document (collectively, the “Obligations”) will be secured by all of the assets of the Company and its Material Subsidiaries on the terms and subject to the conditions set forth in the Promissory Notes and the Security Documents.

E. The Company will also grant to the Purchaser, on the terms and subject to the conditions contained in this Agreement, (i) a right of first refusal with respect to certain subsequent financing transactions in which the Company may engage and (ii) a right to representation on the board of directors of the Company (the “Board”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Parties, intending to be legally bound by this Agreement, agree as follows:

ARTICLE I

ISSUANCE AND SALE

Section 1.1 Issuance and Sale of the Promissory Notes.

(a) Senior Secured Note. In reliance upon the respective representations, warranties and covenants of the Parties contained in this Agreement, and subject to satisfaction of the applicable conditions set forth in Article II of this Agreement, at the Initial Investment Closing, the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase from the Company, the Senior Secured Note for an aggregate purchase price of $12,500,000 (the “Senior Secured Note Amount”).

(b) Senior Secured Convertible Note. In the event the Company obtains the Stockholder Approval prior to the maturity date of the Senior Secured Note, then in reliance upon the respective representations, warranties and covenants of the Parties contained in this Agreement, and subject to satisfaction of the applicable conditions set forth in Article II of this Agreement, at the Subsequent Investment Closing, the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase from the Company, the Senior Secured Convertible Note for an aggregate purchase price of $15,000,000 (the “Senior Secured Convertible Note Amount”). The proceeds from the issuance of the Senior Secured Convertible Note shall be used to repay in full at the Subsequent Investment Closing all amounts owed by the Company under the Senior Secured Note (and any Additional Secured Notes issued thereunder), which amounts shall be netted against the purchase price to be paid by the Purchaser at the Subsequent Investment Closing for the Senior Secured Convertible Note.

Section 1.2 Issuance of the Warrants.

(a) Initial Investment Warrant. In reliance upon the respective representations, warranties and covenants of the Parties contained in this Agreement, and subject to satisfaction of the applicable conditions set forth in Article II of this Agreement, the Company shall issue and deliver to the Purchaser, for no additional consideration, at the Initial Investment Closing, a warrant, substantially in the form attached hereto as Exhibit C (the “Initial Investment Warrant”).

(b) Subsequent Investment Warrant. In reliance upon the respective representations, warranties and covenants of the Parties contained in this Agreement, and subject to satisfaction of the applicable conditions set forth in Article II of this Agreement, at the Subsequent Investment Closing, the Company shall issue and deliver to the Purchaser, for no additional consideration, a warrant, substantially in the form attached hereto as Exhibit D (the “Subsequent Investment Warrant” and together with the Initial Investment Warrant, the “Warrants”).

Section 1.3 Closings.

(a) Each of the Initial Investment Closing and the Subsequent Investment Closing (each, individually, a “Closing” and, collectively, the “Closings”) shall take place, respectively, on the Initial Investment Closing Date and the Subsequent Investment Closing Date (each, individually, a “Closing Date” and, collectively, the “Closing Dates”), at 10:00 a.m. at the offices of Arnold & Porter LLP, located at 1600 Tysons Boulevard, Suite 900, McLean, Virginia, or at such other times and places as shall be mutually agreed to by the Parties.

(b) At the Initial Investment Closing, (i) the Company shall issue and deliver to the Purchaser the Senior Secured Note and the Initial Investment Warrant, (ii) the Purchaser shall pay the purchase price for the Senior Secured Note by wire transfer of immediately available funds to the account designated by the Company on Schedule 1.3 hereto, (iii) the Company shall pay all Transaction Expenses owed to the Purchaser and (iv) the Parties (and, as applicable, their Affiliates) shall execute and deliver all other documentation contemplated hereby to be executed and delivered at such Closing.

(c) At the Subsequent Investment Closing, (i) the Company shall issue and deliver to the Purchaser the Senior Secured Convertible Note and the Subsequent Investment Warrant, (ii) the Purchaser shall pay the portion of the purchase price for the Senior Secured Convertible Note, if any, remaining after netting against such payment all amounts then owed under the Senior Secured Note (and any Additional Secured Notes issued thereunder), by wire transfer of immediately available funds to the account designated by the Company on Schedule 1.3 hereto, (iii) the Company shall pay any amounts then owed under this Agreement or any other Transaction Document and (iv) the Parties (and, as applicable, their Affiliates) shall execute and deliver all other documentation contemplated hereby to be executed and delivered at such Closing.

Section 1.4 Use of Proceeds. The net proceeds to the Company from the issuance and sale of the Senior Secured Note and the exercise of any Warrants shall be used for general corporate purposes consistent with the Business Plan. The net proceeds to the Company from the issuance and sale of the Senior Secured Convertible Note shall be used first to repay all amounts then owed under the Senior Secured Note (and any Additional Secured Notes issued pursuant to the terms of such Senior Secured Note) and, thereafter, for general corporate purposes consistent with the Business Plan.

ARTICLE II

CONDITIONS TO CLOSING

Section 2.1 Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the transactions described in this Agreement at each Closing are subject to the satisfaction (or waiver by the respective Party), at or before such Closing, of the following conditions:

(a) No temporary restraining order, preliminary or permanent injunction or other order or decree that has the effect of preventing the consummation of the transactions contemplated in this Agreement and the other Transaction Documents shall have been issued by any court of competent jurisdiction and remain in effect.

(b) All consents of and notices to Governmental Entities required in connection with the transactions described in this Agreement and the other Transaction Documents shall have been obtained and made, as applicable, and be in full force and effect.

Section 2.2 Conditions to Obligations of the Purchaser at the Initial Investment Closing. The obligations of the Purchaser to consummate the transactions described in this Agreement at the Initial Investment Closing are subject to the satisfaction (or waiver by the Purchaser), at or before the Initial Investment Closing, of the following conditions:

(a) Representations and Warranties Correct. The representations and warranties of the Company contained in this Agreement or in any other Transaction Document that are qualified as to materiality are true and correct, and all other representations and warranties of the Company contained in this Agreement or in any other Transaction Document that are not so qualified are true and correct in all material respects, in each case as of the date of this Agreement and as of the Initial Investment Closing Date, with the same effect as though made as of the date of this Agreement except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date.

(b) Performance of Obligations. The Company shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement or any other Transaction Document at or prior to the Initial Investment Closing.

(c) Officer’s Certificate. The Company shall have delivered to the Purchaser a certificate, executed by a duly authorized officer of the Company, dated as of the Initial Investment Closing Date, certifying as to the authenticity and continued effectiveness of attached copies of the Company’s Certificate of Incorporation, as amended, Bylaws and resolutions of its Board approving the transactions contemplated by this Agreement and by the other Transaction Documents, and authorizing specific officers to execute and deliver this Agreement and each of the other Transaction Documents, including the Senior Secured Note and the Initial Investment Warrant.

(d) Compliance Certificate. The Purchaser shall have received a certificate dated as of the Initial Investment Closing Date and signed by the Chief Executive Officer of the Company on behalf of the Company stating that the conditions specified in Sections 2.2(a), (b), (h), (i) and (j) have been satisfied.

(e) Definitive Transaction Documents. The Senior Secured Note and the Initial Investment Warrant shall have been issued and delivered by the Company to the Purchaser. The Company and its Material Subsidiaries, as appropriate, shall have delivered to the Purchaser each of the other Transaction Documents, except for the Senior Secured Convertible Note, the Subsequent Investment Warrant and the Management Rights Letter, in each case duly executed by an authorized officer of the Company and/or, as appropriate, its Material Subsidiaries.

(f) Security Filings. The Company shall have executed and delivered to the Purchaser all UCC-1 Financing Statements to be filed and such other Security Documents necessary or appropriate for the perfection of the security interests granted by this Agreement or any other Transaction Document and by the Material Subsidiaries as may be reasonably requested by the Purchaser, including but not limited to a first priority mortgage and lender policy of title insurance in form and substance reasonably satisfactory to the Purchaser for the Wallingford Property.

(g) Opinion of Company’s Counsel. The Purchaser shall have received an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, outside counsel to the Company, in form and substance reasonably satisfactory to the Purchaser.

(h) Consents and Waivers. The Company shall have received all material consents, approvals, authorizations, permits and waivers of, and delivered all notices to, third parties necessary for the Company to consummate the transactions contemplated by this Agreement and by the Transaction Documents, and all such consents, approvals, authorizations, permits and waivers shall be in full force and effect.

(i) Material Adverse Effect. Since December 31, 2006, no event shall have occurred or be reasonably likely to occur that would reasonably be expected to have a Material Adverse Effect, other than as disclosed in the Disclosure Schedule where it is clear from a reading of the disclosure that such disclosure is applicable to this clause (i), or reflected in the Draft Form 10-Q.

(j) Modification of Jefferies Engagement Letters. The engagement letter (the “Letter”), dated March 20, 2007, between the Company and Jefferies & Company, Inc. (“Jefferies”) shall have been modified to eliminate in their entirety any and all of the Company’s duties, liabilities or other obligations owed to Jefferies and all rights of any kind owed to Jefferies, including but not limited to (i) any fees, including any fees provided for under the terms of Sections 4 and 7 of the Letter, (ii) reimbursement of any expenses and (ii) right to participate in any capacity in, or earn or otherwise receive compensation in respect of, the structuring, issuance, sale or placement, whether in a public or private transaction, of equity and/or equity-linked securities of the Company; provided, that (A) upon the completion of the Initial Investment Closing, Jefferies shall have the right to a fee in an amount equal to 6.75% of the principal amount of the Senior Secured Note and (B) upon the completion of the Subsequent Investment Closing, 6.75% of the difference between the principal amount of the Senior Secured Convertible Note and the principal amount of the Senior Secured Note; and provided, further, that the Company shall continue to be bound by the terms of Section 6 of the Letter. The engagement letter dated August 14, 2006, between the Company and Jefferies shall have been terminated and Jefferies shall have no rights and the Company shall have no further obligations due to Jefferies related to such letter.

(k) Payoff of Indebtedness to Webster Bank. The Company shall have repaid all indebtedness owed to Webster National Bank, as reflected in Section 3.37 of the Disclosure Schedule, with cash in the Company’s restricted cash account and shall have delivered a signed Mortgage Release issued by Webster National Bank reasonably satisfactory to the Purchaser evidencing such repayment at least three Business Days prior to the Initial Investment Closing Date.

(l) Reimbursement of Expenses. The Company shall have tendered payment for reimbursement of all Transaction Expenses in accordance with Section 1.3(b) and 8.6(a).

(m) Employment Agreements. Purchaser shall have received copies of fully executed employment agreements, in form and substance reasonably satisfactory to the Purchaser, with each of (i) Ambrose L. Schwallie and (b) Peter J. Tallian, which employment agreements shall have been approved by the Company’s Compensation Committee.

(n) Other Documents. The Purchaser shall have received from the Company such other documents as it may reasonably request.

Section 2.3 Conditions to the Obligations of the Purchaser at the Subsequent Investment Closing. The obligations of the Purchaser to consummate the transactions described in this Agreement at the Subsequent Investment Closing are subject to the satisfaction (or waiver by the Purchaser), at or before the Subsequent Investment Closing, of the following conditions:

(a) Initial Investment Closing. The Initial Investment Closing shall have been consummated.

(b) Representations and Warranties Correct. The representations and warranties of the Company contained in this Agreement or in any other Transaction Document that are qualified as to materiality are true and correct, and all other representations and warranties of the Company contained in this Agreement or in any other Transaction Document that are not so qualified are true and correct in all material respects, in each case with the same effect as though made as of the date of this Agreement and as of the Subsequent Investment Closing, (i) except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date and (ii) except for matters arising after the date of this Agreement that, when viewed in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect.

(c) Performance of Obligations. The Company shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement and each other Transaction Document at or prior to the Subsequent Investment Closing.

(d) Officer’s Certificate. The Company shall have delivered to the Purchaser a certificate, executed by a duly authorized officer of the Company, dated as of the Subsequent Investment Closing Date, certifying as to the authenticity and continued effectiveness of attached copies of the Company’s Certificate of Incorporation, as amended, Bylaws and resolutions of its Board approving the transactions contemplated by this Agreement and by the other Transaction Documents, and authorizing specific officers to execute and deliver this Agreement and each of the other Transaction Documents, including the Senior Secured Convertible Note and the Subsequent Investment Warrant.

(e) Compliance Certificate. The Purchaser shall have received a certificate dated as of the Subsequent Investment Closing Date and signed by the Chief Executive Officer of the Company on behalf of the Company stating that the conditions specified in Sections 2.3(b), (c), (h), (j), (k) and (l) have been satisfied.

(f) Senior Secured Convertible Note. The Senior Secured Convertible Note shall have been issued and delivered by the Company to the Purchaser.

(g) Subsequent Investment Warrant. The Subsequent Investment Warrant shall have been issued and delivered by the Company to the Purchaser.

(h) Consents and Waivers. The Company shall have received (i) the Stockholder Approval and (ii) all other material consents, approvals, authorizations, permits and waivers of third parties necessary for the Company to consummate the transactions contemplated by this Agreement and by the Transaction Documents, and the Stockholder Approval and all such consents, approvals, authorizations, permits and waivers shall be in full force and effect.

(i) Opinion of Company’s Counsel. The Purchaser shall have received an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, outside counsel to the Company, addressing such matters as reasonably requested by the Purchaser.

(j) Effectiveness of Other Transaction Documents; No Default. Each of the Transaction Documents executed and delivered at the Initial Investment Closing shall be in full force and effect and no Event of Default (or event or circumstance that with notice or the lapse of time would constitute an Event of Default) under the Senior Secured Note shall have occurred and be continuing as of the Subsequent Investment Closing.

(k) Reduction in Size of Board. The size of the Board shall have been reduced from nine to five members effective as of the Subsequent Investment Closing.

(l) Material Adverse Effect. Since December 31, 2006, no event shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect, other than as disclosed in the Disclosure Schedule where it is clear from a reading of the disclosure that such disclosure is applicable to this clause (l), or as reflected in the Draft Form 10-Q.

(m) Management Rights Letter. The Company shall have issued the Management Rights Letter, which shall become effective as of the date of the first appointment of a Perseus Director.

(n) Reimbursement for Expenses. The Company shall have tendered payment for reimbursement of all expenses then owed to the Purchaser or Perseus, L.L.C. in accordance with Section 1.3(c) or 8.6(a).

(o) Other Documents. The Purchaser shall have received from the Company such other documents as they may reasonably request.

Section 2.4 Conditions to Obligations of the Company at the Initial Investment Closing. The obligations of the Company to consummate the transactions described in this Agreement at the Initial Investment Closing are subject to the satisfaction (or waiver by the Company), at or before the Initial Investment Closing, of the following conditions:

(a) Representations and Warranties Correct. The representations and warranties of the Purchaser contained in this Agreement or in any other Transaction Document that are qualified as to materiality are true and correct, and all other representations and warranties of the Purchaser contained in this Agreement or in any other Transaction Document that are not so qualified are true and correct in all material respects, in each case as of the date of this Agreement and as of the Initial Investment Closing Date, with the same effect as though made as of such date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date.

(b) Performance of Obligations. The Purchaser shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement and each other Transaction Document at or prior to the Initial Investment Closing.

(c) Payment. The Purchaser shall have tendered payment for its Senior Secured Note in accordance with Sections 1.1(a) and 1.3 of this Agreement.

Section 2.5 Conditions to Obligations of the Company at the Subsequent Investment Closing. The obligations of the Company to consummate the transactions described in this Agreement at the Subsequent Investment Closing are subject to the satisfaction (or waiver by the Company), at or before the Subsequent Investment Closing, of the following conditions:

(a) Representations and Warranties Correct. The representations and warranties of the Purchaser contained in this Agreement or in any other Transaction Document that are qualified as to materiality are true and correct, and all other representations and warranties of the Purchaser contained in this Agreement or in any other Transaction Document that are not so qualified are true and correct in all material respects, in each case as of the date of this Agreement and as of the Subsequent Investment Closing Date, with the same effect as though made as of each such date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date.

(b) Performance of Obligations. The Purchaser shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement and each other Transaction Document at or prior to the Subsequent Investment Closing.

(c) Stockholder Approval. The Company shall have received the Stockholder Approval and the Stockholder Approval shall be in full force and effect.

(d) Payment. The Purchaser shall have tendered payment for its Senior Secured Convertible Note in accordance with Sections 1.1(b) and 1.3 of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser that, except as (i) set forth in the Company’s Disclosure Schedule delivered to the Purchaser prior to the date of this Agreement (the “Disclosure Schedule”) or (ii) expressly disclosed in the Company’s last annual report on Form 10-K as filed with the SEC, excluding any exhibits thereto, or the draft report on Form 10-Q for the first quarter of 2007, excluding any exhibits thereto, attached to the Disclosure Schedule, the statements contained in the following paragraphs of this Article III are all true and correct. The Disclosure Schedule shall be arranged in section corresponding to the numbered and lettered sections and subsections contained in this Article III, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Article III only to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

Section 3.1 Organization and Good Standing. The Company and each of its Subsidiaries and Owned Entities (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted. Section 3.1 of the Disclosure Schedule lists all of the jurisdictions in which the Company, any Subsidiary and any Owned Entity is duly qualified to conduct business as a foreign corporation and is in good standing as a foreign corporation. There are no other jurisdictions where the character of the activities of the Company, any Subsidiary or any Owned Entity, or the location of the properties and assets owned or leased by the foregoing requires such qualification, except where the failure to so qualify or be in good standing is not reasonably likely to have a Material Adverse Effect.

Section 3.2 Subsidiaries. Section 3.2 of the Disclosure Schedule sets forth a complete and accurate list of all Subsidiaries and Owned Entities, together with their respective jurisdictions of formation or organization, and the authorized and outstanding capital stock or other ownership interests of each such Subsidiary or an Owned Entity, by class and number and percentage of each class owned by the Company, any Subsidiary or

Owned Entity or any other Person. Except as set forth in Section 3.2 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries or Owned Entities owns, of record or beneficially, any shares of capital stock or other ownership interest in any other corporation, partnership, limited liability company or other Person.

Section 3.3 Power, Authorization and Validity.

(a) The Company has all requisite legal and corporate power to enter into, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party. Each Subsidiary that will execute and deliver any Transaction Document has all requisite legal and corporate power to enter into, execute, deliver and perform its obligations under each such Transaction Document.

(b) All corporate and legal action on the part of the Company, its officers, directors and stockholders necessary for the execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which the Company is a party, including without limitation the sale and issuance of the Promissory Notes and the Warrants in accordance with the terms of this Agreement and the issuance of any Common Shares issuable upon conversion of the Senior Secured Convertible Note (“Note Shares”) or upon exercise or conversion of any Warrant (“Warrant Shares,” and together with the Promissory Notes, Warrants and Note Shares, the “Perseus Securities”) has been taken. All corporate and legal action on the part of each Subsidiary, its officers, directors, stockholders and members necessary for the execution and delivery of any Transaction Document to which it is a party, and the performance of such Subsidiary’s obligations under such Transaction Document, has been taken.

(c) Assuming due execution and delivery by the Purchaser, this Agreement is, and upon their execution and delivery, each of the Transaction Documents to which the Company is a party will be, valid and binding obligations, enforceable in accordance with their terms, of the Company, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally. Assuming due execution and delivery by the Purchaser, upon their execution and delivery, each of the Transaction Documents to which any Subsidiary is a party will be valid and binding obligations, enforceable in accordance with their terms, of such Subsidiary, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.

(d) The Perseus Securities, when issued in compliance with the provisions of this Agreement, or in the case of the Note Shares or the Warrant Shares, when issued in accordance with the provisions of the Promissory Notes or the Warrants, respectively, will be validly issued and fully paid and non assessable and delivered to the Purchaser, free and clear of any Liens, other than Liens that arise by action of the Purchaser.

Section 3.4 Noncontravention. None of the execution, delivery and performance of and compliance with this Agreement and the other Transaction Documents, nor the issuance of any of the Perseus Securities as contemplated hereby or in any other Transaction

Document, will result in or constitute any breach, default or violation of (i) the Certificate of Incorporation or Bylaws of the Company or the comparable organizational documents of any Subsidiary or Owned Entity, as in effect at that time, (ii) any agreement, contract, lease, license, instrument or commitment (oral or written) to which the Company, any of its Subsidiaries or any Owned Entity is a party or is bound or (iii) any Law, rule, regulation, statute or order applicable to the Company, its Subsidiaries, its Owned Entities, or their respective properties, including, without limitation, any Nasdaq Rule, or result in the creation of any Lien upon any of the properties or assets of the Company or its Subsidiaries or Owned Entities (other than as contemplated by the Transaction Documents), which breach, default or violation, individually or in the aggregate, would have a Material Adverse Effect.

Section 3.5 Consents, Etc. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state or local or other Governmental Entity or other Person on the part of the Company or any Subsidiary is required in connection with the valid execution, delivery and performance of this Agreement and the other Transaction Documents or the offer, sale or issuance of the Perseus Securities, other than (i) those filings required under Regulation D under the Securities Act, (ii) those filings required pursuant to Nasdaq Rules, if required, filings or qualifications under applicable state securities laws, which filings or qualifications, if required, will be timely filed or obtained by the Company, (iii) those filings required under the Registration Rights Agreement, and (iv) the filing of UCC-1 financing statements, or other documents as the Purchaser may reasonably request, in the appropriate jurisdictions and with any state agency necessary or appropriate for the perfection of the security interests granted pursuant to the terms of the Security Documents.

Section 3.6 Offering. Subject to the accuracy of and in reliance upon the Purchaser’s representations in Article IV of this Agreement, the offer, sale and issuance of the Perseus Securities in conformity with the terms of this Agreement and the Transaction Documents constitute or will constitute at the time of their offer, sale and issuance transactions exempt from the registration requirements of Section 5 of the Securities Act and the qualification or registration requirements of any applicable state securities laws, subject to the filing of any required reports of exempt distribution with securities regulatory authorities. Neither the Company or any of its Subsidiaries nor any Person acting on its or their behalf has taken or will undertake any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any Perseus Securities under the Securities Act and the rules and regulations of the SEC thereunder) which might subject the offering, issuance or sale of the Perseus Securities pursuant to this Agreement to the registration requirements of Section 5 of the Securities Act.

Section 3.7 Capitalization.

(a) Section 3.7 of the Disclosure Schedule sets forth the authorized capitalization of the Company as of the Effective Date, and the issued and outstanding capitalization of the Company as of May 4, 2007, including all outstanding warrants and options. There have been no material changes in the issued and outstanding capitalization of the Company since May 4, 2007. All of the issued and outstanding shares of capital stock have been duly authorized and validly issued, and are fully paid and non assessable and have been offered, issued, sold and delivered by the Company in compliance with all applicable federal and state securities laws.

(b) Other than (i) shares reserved for issuance under the Company’s equity incentive plans and (ii) shares that may be issued pursuant to this Agreement and the other Transaction Documents, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from either the Company or any of its Subsidiaries of their shares of capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of their capital stock. Neither the offer, issuance or sale of any of the Perseus Securities, nor the consummation of any transaction contemplated by this Agreement, will result in a change in the exercise or conversion price or number of any securities of the Company outstanding pursuant to anti-dilution or other similar provisions binding upon the Company and contained in or affecting any such securities. Neither the Company nor any of its Subsidiaries is obligated in any manner to issue any shares of its capital stock or any other securities.

(c) The rights, preferences, privileges and restrictions of the Common Shares are as stated in the Company’s Certificate of Incorporation and as provided under applicable Law. The Note Shares and Warrant Shares have been duly and validly reserved for issuance.

(d) Except as provided in the Transaction Documents, none of the Perseus Securities issued or to be issued pursuant to this Agreement or any of the other Transaction Documents are or will be subject to any preemptive rights, rights of first refusal, or other rights to purchase or otherwise acquire such Perseus Securities (whether in favor of the Company or any other Person), pursuant to any agreement or commitment of the Company.

Section 3.8 SEC Documents; Financial Information. The Company has made all filings with the SEC required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), on a timely basis. The Company has previously made available to the Purchaser complete and accurate copies, as amended or supplemented through the date hereof, of the following forms filed with the SEC: (i) Form 10-K report under the Exchange Act for the fiscal years ended December 31, 2006 and 2005, (ii) each Form 8-K report filed by the Company during fiscal years 2005, 2006 and 2007, and (iii) each Form 10-Q report under the Exchange Act filed by the Company during fiscal years 2005 and 2006 (such reports are collectively referred to herein as the “Company Reports”). As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included in the Company Reports and the unaudited interim financial statements of the Company as of and for the quarter ended March 31, 2007 included in the draft report on Form 10-Q for the first quarter of 2007 attached to the Disclosure Schedule (the “March 31, 2007 Financial Statements”), (i) comply as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), and (iii) fairly presented in all material respects (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments, none of which were material) the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein.

Section 3.9 Financial Reporting. Each of the Company and its Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide reasonable assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in accordance with GAAP and to maintain accountability for the Company’s consolidated assets, (iii) access to the Company’s assets is permitted only in accordance with management’s authorization, (iv) the reporting of the Company’s assets is compared with existing assets as necessary to permit preparation of the consolidated financial statements of the Company in accordance with GAAP and to maintain accountability for the Company’s consolidated assets, (v) accounts, notes and other receivables and inventory are recorded accurately, and procedures the Company believes in good faith to be adequate under the circumstances are implemented to effect the collection thereof on a timely basis and (vi) there are procedures in place adequate to prevent, or timely detect, unauthorized acquisition, use or disposition of the Company’s assets. As of the date of this Agreement, (x) there are no significant deficiencies in the design or operation of the Company’s internal controls over financial reporting which could adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data or material weaknesses in internal controls over financial reporting and (y) to the Company’s Knowledge, there has been no fraud relating to the Company or any of its Subsidiaries, whether or not material, that involved management or other employees, whether current or former, of the Company or any of its Subsidiaries who have, or had, a significant role in the Company’s internal controls over financial reporting.

Section 3.10 Liabilities. Except as reflected in the balance sheet included in the March 31, 2007 Financial Statements (the “Latest Balance Sheet”), the Company, its Subsidiaries and its Owned Entities, taken together as a whole, do not have any indebtedness, obligation or liability (contingent or otherwise) that, either alone or when combined with all similar obligations or liabilities, would be material to them, and to the Knowledge of the Company, there does not exist a set of circumstances that would reasonably be expected to result in any such material indebtedness, obligation or liability.

Section 3.11 Judgments. Neither the Company nor any of its Subsidiaries or Owned Entities is subject to the terms or provisions of any judgment, decree, order, writ or injunction of any Governmental Entity that would reasonably be expected to have a Material Adverse Effect.

Section 3.12 Proprietary Assets.

(a) The Company and each Subsidiary and Owned Entity (i) owns or has sufficient rights to all Proprietary Assets used in or necessary for its business as currently or proposed to be conducted, free and clear of all Liens, other than Permitted Liens; and (ii) has taken reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of its Proprietary Assets (except the Proprietary Assets the value of which would be unimpaired by public disclosure) and otherwise to maintain and protect the value of its Proprietary Assets. All necessary registration, maintenance and renewal fees previously due in connection with any registered Proprietary Assets have been paid and all necessary documents and certificates previously due in connection with such Proprietary Assets have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Proprietary Assets.

(b) Except where such infringement, misappropriation or unlawful use has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the operation of the business of the Company and each of its Subsidiaries or Owned Entities (i) has not infringed or misappropriated, does not infringe or misappropriate, and will not infringe or misappropriate as a result of the execution, delivery and performance of this Agreement and the other Transaction Documents, or the issuance of any of the Perseus Securities as contemplated hereby or in any other Transaction Document, any Proprietary Asset of any Person, (ii) does not violate any right of any Person (including any right to privacy or publicity), and (iii) does not materially breach any contract related to any Proprietary Asset. Neither the Company nor any Subsidiary or Owned Entity has received notice from any Person claiming that such operation or any act, any product, technology or service (including products, technology or services currently under development by the Company, any Subsidiary or any Owned Entity) or Proprietary Assets infringes or misappropriates any rights related to or arising out of Proprietary Assets of any Person. Neither the Company nor any Subsidiary or Owned Entity has received notice to the effect that Proprietary Assets held by any of them are invalid or not subsisting. No other Person is infringing, misappropriating or making any unlawful use of any Proprietary Asset used in or pertaining to the business of the Company or any Subsidiary or Owned Entity.

(c) The Proprietary Assets used in or pertaining to the business of the Company and its Subsidiaries, and the Proprietary Assets licensed to the Owned Entities, when taken together, are sufficient to enable the Company and each of its Subsidiaries to conduct its business in the manner in which such business has been and is being conducted free from liabilities or valid claims of infringement or misappropriation by third parties. Neither the Company nor any of its Subsidiaries or Owned Entities have licensed any of its Proprietary Assets to any Person on an exclusive basis and neither the Company nor any Subsidiary or Owned Entity has entered into any covenant not to compete or contract limiting its ability to sell its products in any market or geographical area or with any Person.

(d) All current and former employees of the Company and its Subsidiaries providing technical services, or otherwise having access to confidential information, relating to the Company’s Proprietary Assets have executed and delivered to the Company or such

Subsidiary an agreement (containing no material exceptions to or exclusions from the scope of its coverage relevant to the Company’s business) that is substantially the same as to the forms of standard employee agreement previously delivered to the Purchaser, and all current and former consultants and independent contractors to the Company or its Subsidiaries providing technical services relating to the Company’s or its Subsidiaries’ Proprietary Assets have executed and delivered to the Company or such Subsidiary, an agreement (containing no material exceptions to or exclusions from the scope of its coverage relevant to the Company’s business), the material provisions of which are in substance as protective to the Company as the terms of the forms of standard employee agreement previously delivered to the Purchaser.

(e) To the extent that any Proprietary Asset has been developed or created independently or jointly by any Person other than the Company or any Subsidiary or Owned Entity for which the Company or any Subsidiary or Owned Entity has directly or indirectly, provided consideration for such development or creation, the Company or the relevant Subsidiary or Owned Entity has a written agreement with such Person with respect thereto, and the Company or relevant Subsidiary or Owned Entity thereby has obtained ownership of, and is the exclusive owner of, all such Proprietary Assets therein by operation of law or by valid assignment, and has required the waiver of all non-assignable rights.

(f) Other than standard Proceedings involving applications pending before the U.S. Patent and Trademark office or foreign patent offices, no Proprietary Assets, product, technology, or service of the Company or any Subsidiary or Owned Entity is subject to any Proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or any Subsidiary or Owned Entity, or may affect the validity, use or enforceability of such Proprietary Asset, product technology or service.

(g) Section 3.12(g) of the Disclosure Schedule lists separately, by entity, all material Proprietary Assets owned by, or filed in the name of, the Company, each of its Subsidiaries and each of its Owned Entities that have been registered in or with, issued by, or for which an application for registration has been filed in or with, a federal, state or other governmental office or agency of appropriate jurisdiction.

Section 3.13 Contracts.

(a) Section 3.13 of the Disclosure Schedule identifies each Material Contract, other than those Material Contracts filed with the SEC and listed as exhibits to the Company’s Form 10-K for the fiscal year ended December 31, 2006.

(b) The Company has delivered to the Purchaser accurate and complete copies of all Material Contracts, including all amendments to such contracts. Neither the Company nor any Subsidiary or Owned Entity has entered into any oral Material Contracts. Each Material Contract is valid and in full force and effect, is enforceable by either the Company or its Subsidiaries or Owned Entities in accordance with its terms, and will continue to be so immediately following each Closing, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors generally. No such contract, agreement or instrument contains any liquidated damages, penalty or similar provision that, if enforced against the Company, its Subsidiaries or Owned Entities, would, individually or in the aggregate, have a Material Adverse Effect. No party to any such contract, agreement or instrument has indicated its intention to cancel, withdraw, modify or amend such contract, agreement or instrument.

(c) The Company, its Subsidiaries and Owned Entities have not violated or breached, or committed any default under, any Material Contract in any material respect, and, to the Company’s Knowledge, no other Person has violated or breached, or committed any default under, any Material Contract in any material respect. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (i) result in a violation or breach of any of the provisions of any Material Contract, (ii) give any Person the right to declare a default or exercise any remedy under any Material Contract, (iii) give any Person the right to accelerate the maturity or performance of any Material Contract or (iv) give any Person the right to cancel, terminate or materially modify any Material Contract, which in respect of the matters described in clauses (i) through (iv), individually or taken as a whole, would have a Material Adverse Effect.

(d) None of the Material Contracts contains any provision which would (i) require the consent of third parties to the sale and issuance of the Perseus Securities, or any of the other transactions contemplated hereunder or under any of the Transaction Documents or (ii) be altered as a result of such transaction.

Section 3.14 Registration Rights. Other than as set forth in the Registration Rights Agreement, neither the Company nor any of its Subsidiaries has agreed to grant to any Person any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC under the Securities Act or with any other Governmental Entity.

Section 3.15 Changes. Since December 31, 2006, there has not occurred or could reasonably be expected to occur any of the following:

(a) Any Material Adverse Effect;

(b) Any resignation or termination of any officer, key employee or groups of employees of the Company, any Subsidiary or any Owned Entity;

(c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company, its Subsidiaries or any Owned Entity by way of guaranty, endorsement, indemnity, warranty or other contractual arrangement;

(d) Any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect;

(e) Any waiver by the Company, any Subsidiary or any Owned Entity of a material right or of a material debt owed to it;

(f) Any change in any compensation arrangement or agreement with any employee, officer or director other than routine annual increases in compensation or promotions or bonuses awarded in the ordinary course of business;

(g) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, any Subsidiary or any Owned Entity, except for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(h) Any sale, assignment or transfer of any Proprietary Asset, other than the nonexclusive license by the Company, any Subsidiary or any Owned Entity of such Proprietary Assets to customers, suppliers or contract manufacturers in the ordinary course of business consistent with past practices;

(i) Any change in any Material Contract to which the Company, any Subsidiary or any Owned Entity is a party or by which it is bound, which change has had or could reasonably be expected to have a Material Adverse Effect;

(j) Any material Tax election or any change in any method or period of accounting or in any accounting policy, practice or procedure;

(k) Any compromise or settlement of any claims relating to Taxes, any Tax audit or other tax proceeding or the filing of any amended Tax Return;

(l) Any “reportable transaction” for Tax purposes as defined in Treasury Regulations section 1.6011-4(b); or

(m) Any arrangement or commitment by the Company, any Subsidiary or any Owned Entity to do any of the acts described in this Section 3.15.

Section 3.16 Compliance with Company Instruments and Laws. Neither the Company nor any Subsidiary or Owned Entity, is in violation of any provisions of its respective Certificate of Incorporation or Bylaws or other similar organizational document, each as currently in effect. The Company, each of its Subsidiaries and each Owned Entity, has been and is in compliance in all respects with all applicable Laws, except where failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. All Permits and other authorizations by Governmental Entities held by the Company, its Subsidiaries and Owned Entities and which are necessary to their businesses are valid and sufficient in all respects for the businesses presently carried on by them, except where such failure to obtain such Permits and authorizations would not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect.

Section 3.17 Litigation. There is no suit, action, Proceeding, claim or investigation pending or, to the Company’s Knowledge, threatened against the Company or its Subsidiaries before any court, administrative agency or other Governmental Entity which could result in (i) payments by the Company, any Subsidiary or any Owned Entity of greater than $250,000, (ii) individually or in aggregate, a Material Adverse Effect or (iii) which questions or challenges the validity of this Agreement or any of the other Transaction Documents.

Section 3.18 Taxes.

(a) The Company, each of its Subsidiaries and each of its Owned Entities have timely and properly filed, or had filed on its behalf, all Tax Returns required to be filed by it in any jurisdiction to which it is subject, and such filed Tax Returns are accurate in all material respects, has paid all Taxes due and payable (whether or not shown on filed Tax Returns), and has set aside on its Latest Balance Sheet provisions reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes claimed to be due by the Taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(b) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns. All Taxes that the Company, any Subsidiary or any Owned Entity has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been timely paid to the proper Taxing authority. Neither the Company nor any Subsidiaries or Owned Entities is a party to any Tax-sharing agreement or similar arrangement with any other Person. At no time has the Company, any Subsidiary or Owned Entity been a member of an affiliated, combined, consolidated or unitary Tax group (other than a group for which the Company is the common parent) for purposes of filing any Tax Return. None of the Company, the Subsidiaries or the Owned Entities is currently under any contractual obligation to pay to any Governmental Entity any Tax obligations of, or with respect to any transaction relating to, any other Person, or to indemnify any other Person with respect to any Tax.

(c) There have been no audits or examinations of any Tax Returns of the Company or its Subsidiaries by any Governmental Entity, and none of the Company or its Subsidiaries has received any notice from a Governmental Entity that it intends to conduct a Tax audit or examination of the Company or the Subsidiaries. There are no pending assessments, asserted deficiencies or claim for additional Taxes that have not been paid. No claim has been made by a Governmental Entity in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(d) The Company and each of its Subsidiaries have made all necessary disclosures required by Treasury Regulation section 1.6011-4. The Company and each of its Subsidiaries have not been a participant in a reportable transaction within the meaning of Treasury Regulation section 1.6011-4(b).

Section 3.19 Employees. Neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of its or their employees. There is no labor union organizing activity pending or, to the Company’s Knowledge, threatened with respect to the Company. The Company is not a party to or bound by any currently effective employment agreement, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company’s Knowledge, no employee of the Company or any Subsidiary, nor any consultant with whom the Company or any Subsidiary has contracted, is in violation of any material term of any material employment agreement, proprietary information agreement or any other agreement relating to the performance of services by any such individual on behalf of the Company or such Subsidiary because of the nature of the business conducted by the Company or such Subsidiary, which violation would result, individually or in aggregate, in a Material Adverse Effect.

Section 3.20 WARN Act Compliance. Except as set forth on the Disclosure Schedule, the Company and its Subsidiaries are in compliance with and have timely filed all notices required under the WARN Act.

Section 3.21 Environmental and Safety Laws.

(a) There are no real properties which the Company or any Subsidiary or Owned Entity, or other related organizations, or any of their predecessors or successors formerly owned, operated or leased and which the Company has ceased to own, operate or lease.

(b) With respect to the Property and the Other Property neither the Company nor any prior owner or operator is subject to any Environmental Liabilities.

(c) With respect to the Property, the Company has obtained, possesses and is in compliance in all material respects with all Environmental Permits.

(d) All of the Property is in compliance in all material respects with all Environmental Laws and the terms of any applicable leases.

(e) There are no Liens, defaults, equitable interests, covenants, deed restrictions, notice or registration requirements, or other limitations applicable to the Property, based upon any Environmental Laws.

(f) There are no USTs located in, at, on or under the Property.

(g) There are no locations at which Pollutants have been Released, or otherwise come to be, in, at, on, under, a part of, involving or otherwise related to the Property or Other Property that give rise to material Environmental Liabilities of the Company or any Subsidiary; and each of such locations is in compliance with all Environmental Laws.

(h) There are no Conditions in, at, on, under, a part of, involving or otherwise related to the Property or Other Property (including but not limited to off-site migration of Pollutants from any such Property or Other Property), involving the presence of any Pollutant, and the Company or any Subsidiary or Owned Entity or other related organizations, or any of their predecessors or successors has not Managed any Pollutant in a manner that give or gives rise to material Environmental Liabilities of the Company or any Subsidiary or Owned Entity.

(i) There are no PCBs, lead paint, asbestos (of any type or form), or materials, articles or products containing PCBs, lead paint or asbestos, located in, at, on, under, a part of, involving or otherwise related to the Property (including, without limitation, any building, structure, or other improvement that is a part of the Property); and all of the PCBs, lead paint, asbestos, and materials, articles and products containing PCBs, lead paint or asbestos identified on Schedule 3.21(i) of the Disclosure Schedule are in compliance with all Environmental Laws.

(j) No on-site sources of water for human consumption or other human contact in, at or on the Property, and no subsurface waters under the Property, contain a Pollutant at a level exceeding a level which is established or recommended in Environmental Laws.

Section 3.22 Title to and Sufficiency and Condition of Assets. Except as would not result in a Material Adverse Effect, (a) the Company and each of its Subsidiaries has good and marketable title to all of the assets (excluding all Proprietary Assets), free and clear of all Liens other than Permitted Liens, (b) the assets constitute all of the assets, rights and properties that are used in the operation of the business of the Company or any of its Subsidiaries as it is now conducted or that are used or held by the Company or any of its Subsidiaries for use in the operation of the Company’s business and (c) all such assets are in good operating condition and repair (reasonable wear and tear excepted) and are suitable for their intended use.

Section 3.23 Indebtedness. Except for the Obligations and indebtedness expressly permitted by the terms of this Agreement and the other Transaction Documents, there is no secured indebtedness of the Company or any of its Subsidiaries.

Section 3.24 Insurance. The Company has general commercial, product liability, fire and casualty insurance policies with coverages which are customary for companies similarly situated to the Company in the same or similar businesses.

Section 3.25 Related Party Transactions.

(a) None of the Company’s or any of its Subsidiaries’ officers, directors, members or any stockholder disclosed in public filings with the SEC, any supplier, distributor or customer of the Company or its Subsidiaries, has any material interest in any property, real or personal, tangible or intangible, including Proprietary Assets used in or pertaining to the business of the Company or its Subsidiaries, except for the normal rights of a stockholder or member.

(b) No executive officer or director of the Company or any of its Subsidiaries has any material direct or indirect ownership interest in any Person with which the Company or any of its Subsidiaries has a material business relationship, or any Person that competes in any material respect with the Company or any of its Subsidiaries. No member of the immediate family of any executive officer or director of the Company or any of its Subsidiaries is directly or indirectly interested in any Material Contract.

(c) The Company does not have outstanding, and has not arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act of 2002.

Section 3.26 Corporate Documents. The Company and each Subsidiary have made available to the Purchaser and its counsel for their examination true and complete copies of the following documents, (i) the Certificates of Incorporation and Bylaws, or Certificates of Formation and Limited Liability Company Agreements, as applicable, each as currently in effect, (ii) minute books of the Company and each of its Subsidiaries containing required records setting forth proceedings, consents, actions, and meetings of their respective shareholders, boards of directors and any committees thereof, and (iii) all material Permits, Orders, and consents issued by any regulatory agency with respect to the Company, its Subsidiaries, or any securities of the Company or its Subsidiaries, and all applications for such Permits, Orders, and consents. The corporate minute books, stock certificate books, stock registers and other corporate records of the Company and each of its Subsidiaries are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance in all material respects with the Laws of the applicable jurisdiction.

Section 3.27 Listing. The Common Shares are listed for trading on Nasdaq and satisfy the requirements for continuation of such listing in all respects. The Company has not received any notice from Nasdaq that its Common Shares will be delisted from Nasdaq or that its Common Shares do not meet all requirements for listing.

Section 3.28 Company Benefit Plans.

(a) Schedule 3.28(a) of the Disclosure Schedule contains a true and complete list of each “employee benefit plan” (as defined in section 3(3) of ERISA) and any other employee benefit or compensation plan, program, policy, arrangement or agreement, including bonus, deferred compensation, incentive compensation, severance pay, medical, life or other insurance, profit-sharing, stock option or other equity-based incentive compensation, stock purchase, and pension, welfare and fringe benefit plans, for the benefit of, or relating to, any current or former employee, director or independent contractor of the Company or any Subsidiary or any Owned Entity (i) which is or has been sponsored by, entered into, contributed to, established by, participated in and/or maintained by the Company, any Subsidiary, any Owned Entity or any ERISA Affiliate or (ii) under which the Company or any Subsidiary or any Owned Entity otherwise has any liability, whether or not such plan is terminated (each, a “Plan” and, collectively, as the “Plans”). No Plan covers any Person other than a current or former employee or director of the Company or any Subsidiary or any Owned Entity (and their dependents and beneficiaries), and no entity other than the Company or a Subsidiary or Owned Entity sponsors, maintains or contributes to, or is required to contribute to, any Plan. Neither the Company nor any Subsidiary or Owned Entity has any legally binding formal plan or commitment to create any additional plan or modify or change any existing Plan, other than as required to comply with applicable Law, that would affect any employee or director or former employee or former director of the Company, or any Subsidiary or any Owned Entity.

(b) No Plan is subject to section 412 of the Code or section 302 of ERISA or Title IV of ERISA. Neither the Company, any Subsidiary, any Owned Entity nor any ERISA Affiliate has incurred any liability under section 412 of the Code or section 302 of

ERISA or Title IV of ERISA that has not been satisfied in full, and no condition exists that presents a risk to the Company or any ERISA Affiliate of incurring a liability under said sections or Title.

(c) No Plan provides benefits, including without limitation death or medical benefits (whether or not insured), to former employees or directors or their respective spouses or dependents after retirement or other termination of service, other than the health continuation coverage that may be required by section 4980B of the Code (COBRA) or similar applicable law.

(d) The Plans (and related trusts and insurance contracts) have been maintained, funded and administered in all material respects in accordance with the terms of the Plans and with applicable Law (including but not limited to ERISA and the Code). Each Plan which is intended to be qualified under section 401(a) of the Code has received a determination letter or opinion letter from the Internal Revenue Service that such Plan is so qualified, and nothing has occurred that could adversely affect the qualified status of such Plan or any related trust. Each of the Plans that is intended to satisfy the requirements of section 125, 423 or 501(c)(9) of the Code satisfies such requirements.

(e) Each option that has been issued under any Plan of the Company or any Subsidiary or Owned Entity providing for the issuance of options and that has been exercised has been properly treated as an incentive stock option under Code section 422 or as a non-statutory stock option, as applicable.

(f) With respect to each Plan, (i) no actions, audits, investigations, suits or claims against the Plan, the Company, any Subsidiary, any Owned Entity or any ERISA Affiliate or with respect to any assets of the Plan (other than routine claims for benefits) are pending or, to the Knowledge of the Company, threatened, (ii) there is no Order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Plan or any fiduciary thereof (other than rules of general applicability or domestic relations orders), (iii) no event has occurred and no condition exists that would subject the Company, either directly or by reason of its affiliation with any ERISA Affiliate, to any Tax, fine, Lien, penalty or other liability imposed by ERISA or, in connection with any Plan, the Code, (iv) for each Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof, and (v) no “reportable event” (as such term is defined in section 4043 of ERISA) has occurred with respect to any Plan. None of the Company, any Subsidiary, any Owned Entity, any ERISA Affiliate, any of the Plans, any trust created thereunder or any trustee or administrator thereof has engaged in a transaction in connection with which the Company, any Subsidiary, any Owned Entity, any of the Plans, any such trust or any trustee or administrator thereof, could, directly or indirectly, be subject to a civil penalty assessed pursuant to section 409 or 502(i) of ERISA, a Tax imposed pursuant to section 4975, 4976, 4980B, 4980D, 4980E or 4980F of the Code, or any other similar liability.

(g) With respect to each of the Plans, the Company has made available to the Purchaser true and complete copies of (i) the Plan document (including all amendments thereto), the summary plan description and any summaries of material modifications, (ii) the trust agreement, (iii) the two most recent Form 5500 annual reports, actuarial reports and financial statements, if any, (iv) the most recent determination letter or opinion letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under the Code and (v) all material communications to or from the Internal Revenue Service or any other Governmental Entity relating to each Plan and all material employee communications with respect each Plan.

(h) All contributions required to have been made under the terms of any Plan have been timely made and all obligations in respect of each Plan have been paid prior to the Closing or are properly accrued and reflected on the Latest Balance Sheet to the extent required by GAAP.

(i) None of the Plans is a “multiemployer plan,” as such term is defined in section 3(37) of ERISA, a “multiple employer welfare arrangement,” as such term is defined in section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of section 4063(a) of ERISA.

(j) Each Plan may be amended or terminated without liability to the Company any Subsidiary, any Owned Entity or any ERISA Affiliate other than for accrued benefits or non-material administrative expenses. No amounts payable under the Plans, and no payment made or other benefit provided, or to be made or provided, to current or former employees or directors of the Company, any Subsidiary or any Owned Entity (including pursuant to this Agreement or any other Transaction Document) will fail to be deductible for federal income tax purposes under section 280G of the Code. Each Person who performs services for the Company, any Subsidiary or any Owned Entity has been, and is, properly classified by the respective service recipient as an employee or independent contractor.

(k) Neither the execution of this Agreement or any other Transaction Document, nor the consummation of the transactions contemplated hereby or by any other Transaction Document, either alone or in combination with subsequent events, will result in, or is a precondition to, (i) any employee or director of the Company, any Subsidiary or any Owned Entity becoming entitled to severance pay or any similar payment, (ii) the acceleration of the time of payment or vesting, or an increase in the amount of, any compensation due to any employee or director of the Company, any Subsidiary or any Owned Entity or (iii) the renewal or extensions of the term of any agreement regarding the compensation of any employee of the Company, any Subsidiary or any Owned Entity.

(l) Each Plan, and each other arrangement to which any of the Company, any Subsidiary or any Owned Entity is a party, or with respect to which any of the Company, any Subsidiary or any Owned Entity has any liability or obligations that is subject to Section 409A of the Code has been operated in good faith compliance with Section 409A of the Code, the Treasury regulations relating thereto and the applicable IRS and Treasury Department guidance thereunder. None of the transactions contemplated by this Agreement or by any other Transaction Document will constitute or result in a violation of Section 409A of the Code.

Section 3.29 No Brokers. Neither the Company or any Subsidiary, nor any of their respective shareholders or members, is obligated for the payment of fees or expenses of any broker or finder in connection with the origination, negotiation or execution of this Agreement or the Transaction Documents, or in connection with any transaction contemplated by this Agreement or any other Transaction Document.

Section 3.30 Solvency.

(a) It is the Company’s reasonable judgment that as of each Closing after giving effect to the purchase and sale of the Perseus Securities as contemplated in the applicable section of Article I of this Agreement, (i) the fair value of the assets of the Company and its Subsidiaries will exceed their respective current debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Company and its Subsidiaries will be greater than the amount that will be required to pay the probable liability of their current debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Company and its Subsidiaries have sufficient resources to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (iv) none of the Company or any of its Subsidiaries has unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following such Closing Date.

(b) Neither the Company nor any Subsidiary is the subject of any pending, rendered or, to the Knowledge of the Company or any Subsidiary, threatened insolvency proceedings of any character. Neither the Company nor any Subsidiary has made an assignment for the benefit of creditors or taken any action with a view to or that would constitute a valid basis for the institution of any such insolvency proceedings.

Section 3.31 Export Controls. The Company, each Subsidiary and each Owned Entity has been and is in compliance in all material respects with all United States import and export Laws and regulations (including without limitation those laws under the authority of U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 CFR, Parts 700-799, Homeland Security (Customs and Border Protection) codified at 19 CFR, Parts 1-199, State (Directorate of Defense Trade Controls) codified at 22 CFR, Parts 103, 120-130 and Treasury (Office of Foreign Assets Control) codified at 31 CFR, Parts 500-599). None of the Company, any Subsidiary nor any Owned Entity has, within the last five years, violated in any material respect any United States import or export Laws, been the subject of an investigation or inquiry or subject to civil or criminal penalties imposed by a Governmental Entity or made a voluntary disclosure with respect to violations of such Laws. Section 3.31 of the Disclosure Schedule sets forth all valid and pending export control licenses, agreements and/or approvals required to be amended, assumed or transferred as a result of, or in connection with, the transactions contemplated hereby.

Section 3.32 Ethical Practices. The Company, each Subsidiary, and to the Knowledge of the Company, any Owned Entity, (including their respective Affiliates, officers, directors, employees, consultants or agents) are in compliance with all legal requirements under (i) the Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1, et seq.) and

the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such convention and (ii) international anti-bribery conventions (other than the convention described in clause (i)) and local anti-corruption and bribery laws, in each case, in jurisdictions in which the Company and its Subsidiaries are operating (collectively, the “Anti-Bribery Laws”). Neither the Company nor any Subsidiary or any Owned Entity has received any communication that alleges, nor have they received information based on an internal review from which it would be reasonably likely to conclude, that the Company, any Subsidiary, any Owned Entity or any agent thereof is not, or may be, in compliance with, or has, or may have, any liability under, the Anti-Bribery Laws.

Section 3.33 Warranties. Section 3.33 of the Disclosure Schedules sets forth any warranties and indemnities relating to the Company’s products or technology sold, leased or licensed, or services rendered by the Company, that are not standard warranties and indemnities (i) offered in the ordinary course of business or (ii) imposed by Law. Section 3.33 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company and its Subsidiaries in fulfilling their obligations under their guaranty, warranty, right of return and indemnity provisions during each of the last three fiscal years and the three month-period ended March 31, 2007; and the Company does not know of any reason why such expenses should significantly increase as a percentage of sales in the future.

Section 3.34 Real Estate.

(a) Leased Premises. Section 3.34(a) of the Disclosure Schedule contains a complete and accurate list of all premises leased by the Company or one of its Subsidiaries (the “Leased Premises”), and of all leases related thereto (collectively, the “Leases”). The Company has made available to the Purchaser a true and complete copy of each of the Leases, and in the case of any oral Lease, a written summary of the material terms of such Lease. The Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. No event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default under any Lease on the part of the Company. Neither the Company nor any Subsidiary has Knowledge of the occurrence of any event which (whether with or without notice, lapse of time or both, or the happening or occurrence of any other event) would constitute a default under any Lease by any other party. Section 3.34(a) of the Disclosure Schedule separately identifies all Leases for which consents or waivers must be obtained on or prior to the Initial Investment Closing Date (or which have been obtained) in order for such Leases to continue in effect according to their terms after the Initial Investment Closing Date. The Company has not waived any material rights under any Lease which would be in effect on or after the date of this Agreement.

(b) Leased Improvements. The Leased Improvements are operational and available for use in the business of the Company and its Subsidiaries as it is currently conducted. All of the Leased Improvements on the Leased Premises are located entirely on such Leased Premises.

(c) Real Property. Section 3.34(c) of the Disclosure Schedule contains a complete and accurate list of each parcel of real property owned by the Company or any of its Subsidiaries (the “Owned Properties”). Neither the Company nor any Subsidiary is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by it.

Section 3.35 Inventory; Customers; Suppliers.

(a) The inventory of the Company and its Subsidiaries, whether in its possession or not, (i) is sufficient for the operation of its business in the ordinary course, and (ii) is of a quality and quantity usable or saleable in the ordinary course of its business, subject to applicable reserves reflected in its financial statements.

(b) Section 3.35(b) of the Disclosure Schedule lists each customer that accounted for 5% or more of the total sales on a consolidated basis of the Company and its Subsidiaries, and each supplier from which either the Company or any Subsidiary purchased $100,000 or more of supplies, in each case during the previous three fiscal years of the Company. Neither the Company nor any Subsidiary has received any written or oral notice from any customer or supplier disclosed in Section 3.35(b) of the Disclosure Schedule to the effect that such customer or supplier will terminate all or a substantial portion (including, as applicable, future purchase order releases) of its historical business relationship with the Company, and neither the Company nor any Subsidiary has any reason to believe that any such notice will be delivered or that any relationship of the Company or any Subsidiary with any customer or supplier set forth on Section 3.35(b) of the Disclosure Schedule will be terminated.

Section 3.36 Government Contracts.

(a) With respect to each contract between the Company, any Subsidiary or any Owned Entity, on the one hand, and any Governmental Entity, on the other hand, for which (w) performance has not been or was not completed or (x) final payment has not been or was not received, in either case, prior to the date that is three years prior to the date of this Agreement, and each outstanding bid, quotation or proposal by the Company, any Subsidiary or any Owned Entity (each, a “Bid”) that if accepted or awarded could lead to a contract between the Company, any Subsidiary or Owned Entity, on the one hand, and any Governmental Entity, on the other hand, including any facilities contract for the use of government-owned facilities (each such contract or Bid, a “Company Government Contract”) and each contract between the Company, any Subsidiary or Owned Entity, on the one hand, and any prime contractor or upper-tier subcontractor, on the other hand, relating to a Contract between such Person and any Governmental Entity for which (y) performance has not been or was not completed or (z) final payment has not been or was not received, in either case, prior to the date that is three years prior to the date of this Agreement, and each outstanding Bid that if accepted or awarded could lead to a contract between the Company, any Subsidiary or Owned Entity, on the one hand, and a prime contractor or upper-tier subcontractor, on the other hand, relating to a contract between such Person and any Governmental Entity (each such contract or Bid, a “Company Government Subcontract”):

(i) no reasonable basis exists to give rise to a claim for fraud (as such concept is defined under the state or federal laws of the United States) in connection with any Company Government Contract or Company Government Subcontract or under the United States False Claims Act, the United States Truth in Negotiations Act or the United States Procurement Integrity Act;

(ii) neither the United States Government nor any prime contractor, subcontractor or other Person or entity has notified the Company, any Subsidiary or Owned Entity, in writing, that the Company, any Subsidiary or Owned Entity has, or may have, breached or violated in any material respect any law, certification, representation, clause, provision or requirement pertaining to such Company Government Contract or Company Government Subcontract, and all facts set forth or acknowledged by any representations, claims or certifications submitted by or on behalf of the Company, any Subsidiary or Owned Entity in connection with such Company Government Contract or Company Government Subcontract were current, accurate and complete in all material respects on the date of submission; and

(iii) neither the Company nor any Subsidiary or Owned Entity has, within the past three years, received any notice of termination for convenience, notice of termination for default, cure notice or show cause notice (or, in the case of contracts governed by laws other than the state or federal laws of the United States, the functional equivalents thereof, if any) pertaining to such Company Government Contract or Company Government Subcontract, and the Company is not aware of any basis for any such notice.

(b) Neither the Company nor any Subsidiary or Owned Entity, nor any of the respective directors, officers, employees, consultants or agents, is, or within the past three years has been, (i) under any administrative, civil or criminal investigation, audit, indictment or information by any Governmental Entity, (ii) the subject of any audit or investigation by the Company, any Subsidiary or Owned Entity, in the case of each of clauses (i) and (ii), with respect to any alleged act or omission arising under or relating to any Company Government Contract or Company Government Subcontract or (iii) debarred or suspended, or proposed for debarment or suspension, or received notice of actual or proposed debarment or suspension (or for purposes of this clause (iii), in the case of contracts governed by laws other than the state or federal laws of the United States, the functional equivalents thereof, if any), from participation in the award of any contract with, or grant of any authorization from, any Governmental Entity; provided that, in the case of clause (iii), such representation shall be made with respect to directors, officers, employees, consultants or agents of the Company, any Subsidiary or Owned Entity. There exist no facts or circumstances that, to the Knowledge of the Company, would warrant the institution of suspension or debarment Proceedings or a finding of nonresponsibility or ineligibility with respect to the Company, any Subsidiary or Owned Entity or any of their respective directors, officers or managers, in any such case, for purposes of doing business with any Governmental Entity.

(c) Neither the Company nor any Subsidiary or Owned Entity has received notice of any (i) outstanding claims (including claims relating to bid or award protest Proceedings (or, in the case of Contracts governed by laws other than the state or federal laws of the United States, the functional equivalents thereof, if any)) against the

Company, any Subsidiary or Owned Entity, either by any Governmental Entity or by any prime contractor, subcontractor, vendor or other Person, arising under or relating to any Company Government Contract or Company Government Subcontract, and (ii) outstanding claims or requests for equitable adjustment (or, in the case of Contracts governed by laws other than the state or federal laws of the United States, the functional equivalents thereof, if any) or disputes (including claims, requests and formal disputes relating to bid or award protest Proceedings) between the Company, any Subsidiary or Owned Entity, on the one hand, and the United States government, on the other hand, under the United States Contract Disputes Act, as amended, or any other law or between the Company, any Subsidiary or Owned Entity, on the one hand, and any prime contractor, subcontractor, vendor or other Person, on the other hand, arising under or relating to any Company Government Contract or Company Government Subcontract. Neither the Company nor any Subsidiary or Owned Entity has received any adverse or negative past performance evaluations or ratings in connection with any Company Government Contract, Company Government Subcontract or other contract with a Governmental Entity within the past three years. Neither the Company nor any of its Subsidiaries has (i) any interest in any pending or potential claim against any Governmental Entity or (ii) any interest in any pending claim against any prime contractor, subcontractor, vendor or other Person arising under or relating to any Company Government Contract or Company Government Subcontract.

Section 3.37 Indebtedness. Section 3.37 of the Disclosure Schedule sets forth all Indebtedness of the Company and any Subsidiary or Owned Entity.

Section 3.38 Accounts Receivable. All accounts receivable, notes receivable and other receivables of the Company and any Subsidiary that are reflected on the Latest Balance Sheet represent or will represent, as applicable, bona fide receivables created in the ordinary and usual course of business in connection with bona fide transactions and consistent with past practice, and are valid and enforceable receivables, net of any reserves for doubtful accounts recorded on the Latest Balance Sheet.

Section 3.39 Full Disclosure. The statements by the Company contained in this Agreement, the exhibits to this Agreement, the certificates and documents required to be delivered by the Company and its Subsidiaries to the Purchaser under this Agreement and in the information delivered to the Purchaser and its representatives, taken together as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained in this Agreement and any other Transaction Document not materially misleading in light of the circumstances under which such statements were made.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES BY THE PURCHASER

The Purchaser represents and warrants to, and covenants with, the Company as follows:

Section 4.1 Investment Intent; Authority. The Purchaser is acquiring the Perseus Securities for investment for its own account, and not as a nominee or agent for investment and not with a view to or for resale in connection with any distribution or public offering thereof within the meaning of the Securities Act. The Purchaser is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware. The Purchaser has the requisite legal right and power, as applicable, to enter into, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents. Assuming due execution and delivery by the other parties hereto, this Agreement is, and upon their execution, the other Transaction Documents to which the Purchaser is a party will be, valid and binding obligations of the Purchaser, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.

Section 4.2 Securities Not Registered. The Purchaser understands and acknowledges that none of the Perseus Securities will be registered under the Securities Act or qualified under any state securities Laws (collectively, “Registered,” and the act of having securities registered means “Registration”), and that the Perseus Securities will be issued in reliance upon one or more exemptions from Registration, and that the Company’s reliance upon each such exemption is predicated upon the Purchaser’s representations contained in this Agreement. The Purchaser understands and acknowledges that resale of the Perseus Securities may be restricted indefinitely unless they are subsequently Registered.

Section 4.3 Noncontravention. None of the execution, delivery and performance of and compliance with this Agreement and the other Transaction Documents, nor the purchase of any of the Perseus Securities as contemplated hereby or in any other Transaction Document, will result in or constitute a material breach, default or violation of (i) the organizational documents of any Purchaser, as in effect at that time, (ii) any agreement, contract, lease, license, instrument or commitment (oral or written) to which the Purchaser is a party or is bound or (iii) any Law, rule, regulation, statute or order applicable to the Purchaser, or its respective properties.

Section 4.4 Anti-Money Laundering Laws.

(a) The Purchaser represents and warrants that (i) neither it nor, to Purchaser’s knowledge, any of its officers, partners, shareholders, owners, members, employees, or agents are Blocked Persons, or controlled by, owned by, or otherwise acting on behalf of, any Blocked Person, or otherwise prohibited from engaging in financial transactions with U.S. persons and (ii) the funds comprising the Investment are lawfully derived, held, and invested in accordance with applicable laws and regulations, including without limitation the Bank Secrecy Act, Money Laundering Control Act of 1986, and the International Money Laundering and Anti-Terrorist Financing Act of 2001.

(b) The Purchaser represents, warrants, and covenants that it (i) has an anti-money laundering policy reasonably designed to ensure compliance with the Bank Secrecy Act and applicable federal laws and regulations with respect to money laundering, (ii) is and shall remain in compliance with all applicable foreign assets control regulations as may be promulgated from time to time by the U.S. Department of the Treasury and (iii) is and shall remain in compliance with applicable money laundering laws and regulation, including without limitation those listed in paragraph (a)(ii) of this Section; except in each case where any non-compliance with any of sub-clauses (i)-(iii) above would not reasonably be expected to be material.

(c) The Purchaser covenants that it shall report to the Company within twenty-four hours of becoming aware of the fact, if the Purchaser, or any of its officers, partners, shareholders, owners, members, employees, or agents are designated as Blocked Persons or otherwise become prohibited from acquiring and/or holding a financial interest in a U.S. person or entity.

Section 4.5 No Transfer. The Purchaser will not dispose of any of the Perseus Securities, other than in conjunction with an effective registration statement or applicable exemption from Registration under the Securities Act and other than in compliance with the applicable state securities Laws.

Section 4.6 Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, as presently in effect.

ARTICLE V

COVENANTS

Section 5.1 Access. To the extent permitted by Law and not in contravention of the rights of third parties, the Company shall permit representatives of the Purchaser reasonable access to examine the corporate books and make copies or extracts from such corporate books and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers and employees of the Company upon request, all during regular business hours, as often as the Purchaser may reasonably request; provided, however, that the Purchaser or its representatives, as the case may be, shall hold all information so received in strict confidence, shall not trade in the Common Shares while in possession of material non-public information, and shall use such information only for the purpose of enforcement of this Agreement or the Transaction Documents and for the valuation of its investment in the Company.

Section 5.2 Communication with Accountants. The Company authorizes the Perseus Directors to communicate with its independent public accountants and tax advisors to the same degree afforded to any other member of the Company’s Board. Notwithstanding the foregoing, the Company shall facilitate discussions between such accountants and the Purchaser’s representatives in the event the Purchaser reasonably desire to speak with such accountants, and shall authorize those accountants to disclose to the Purchaser any and all reasonably requested financial statements and other supporting financial documents and schedules (excluding their internal working papers) including copies of any management letter with respect to the business, financial condition and other affairs of the Company and any Subsidiary. Any such information provided to the Purchaser may additionally be provided to the Company’s directors at their request or at the Company’s own determination. At or before the Initial Investment Closing Date, the Company shall deliver a letter addressed to such accountants and tax advisors instructing them to comply with the provisions of this Section 5.2.

Section 5.3 Tax Law Compliance. The Company shall pay all transfer, excise, withholding and similar Taxes (not including income or franchise Taxes) that it is obligated by applicable Law to so pay in connection with the issuance, sale, delivery or transfer by the Company to the Purchaser of the Perseus Securities. The Company shall not be responsible for any Taxes in connection with the transfer by the Purchaser of any Promissory Note, Warrant or other Perseus Securities or any other Taxes which it is not obligated by applicable Law to pay in its capacity as borrower.

Section 5.4 Security and Pledge Agreements. The Company and each Material Subsidiary shall grant to the Purchaser a perfected lien on and security interest, subject to Permitted Liens, in all of its assets and properties, whether now or hereafter existing, owned or acquired, all in accordance with the terms of the Security and Pledge Agreement and the Subsidiary Security and Pledge Agreements, as applicable. The Company shall assist the Purchaser with any and all filings necessary or appropriate and reasonably requested by the Purchaser for the perfection of the security interests granted under this Agreement provided that such security interests shall be subordinate to the security interests of the holders of the Permitted Existing Secured Indebtedness pursuant to the Intercreditor Agreement.

Section 5.5 Stockholder Approval. In consultation with the Purchaser, the Company shall use its best efforts to obtain the Stockholder Approval as promptly as practicable after the date hereof. Without limiting the generality of the foregoing, (i) the Company shall promptly file preliminary proxy solicitation materials with the SEC, promptly respond to any comments from the staff of the SEC in connection therewith and take all other actions to release such materials for delivery to the Company’s stockholders as promptly as practicable, (ii) the Company shall call a meeting of the Company’s stockholders to be held as promptly as practicable after the release of such proxy solicitation materials and (iii) unless the Board determines in good faith that doing so would be inconsistent with its fiduciary duties under applicable Law, the Board shall recommend to the Company’s stockholders that they grant the Stockholder Approval (and shall not revoke or rescind its recommendation) and the Company shall include the Board’s recommendation in such proxy solicitation materials. The Company shall provide the Purchaser and its counsel with drafts of all proxy solicitation materials sufficiently in advance of their filing to permit the Purchaser and its counsel to review and comment thereon, shall promptly advise the Purchaser of any communications from the staff of the SEC regarding such proxy solicitation materials and promptly provide the Purchaser and its counsel with copies of any written comments or other communications from the SEC’s staff regarding such proxy solicitation materials. The Company shall use reasonable efforts in good faith to incorporate any comments provided by the Purchaser regarding such proxy solicitation materials. If advisable, the Company shall retain a proxy solicitation firm to assist in the solicitation of proxies in connection with the Stockholder Approval. The Purchaser shall reasonably cooperate with the Company in connection with its efforts to obtain the Stockholder Approval, including by providing any information regarding the Purchaser that may be required to be included in any proxy solicitation materials, provided that neither Purchaser shall be required to agree to any change in the terms of the Perseus Securities or any modification or amendment to this Agreement or any other Transaction Document.

Section 5.6 Board Representation.

(a) Effective as of the Initial Investment Closing Date, the Purchaser shall be allowed one representative (the “Perseus Observer”) of its choice, who shall be John Fox, Michael Miller or another person reasonably acceptable to the Board, to attend all meetings of the Board in a nonvoting capacity. In connection therewith, the Company shall provide the Perseus Observer with copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board. Notwithstanding the foregoing, the Purchaser shall not be entitled to exercise the Perseus Observer rights set forth herein at any time that a Perseus Director is then serving on the Board; provided, however, that the Company reserves the right to exclude such Perseus Observer from access to any material or meeting or portion thereof if the Company in good faith believes that such exclusion is necessary to preserve the attorney-client privilege or for other similar reasons. This right shall expire at such time that the Company has repaid the Senior Secured Note in full and the Perseus Ownership Percentage falls below 5%.

(b) Effective as of the Subsequent Investment Closing, the Company shall take all actions within its control to provide the Purchaser with the representation on the Board contemplated by this Section 5.6, including without limitation appointing the Requisite Number of representatives identified by the Purchaser to the Board, granting one Perseus Director the rights contemplated by clause (ii) of this Section 5.6(b), and, unless the Board determines in good faith that doing so would be inconsistent with its fiduciary duties under applicable Law, nominating representatives identified by the Purchaser for election as directors of the Company at any meeting of the Company’s stockholders at which such directors will be elected, recommending their election to the Board, and soliciting and voting proxies in favor of their election.

(i) The “Requisite Number” of Perseus Directors shall be the number of directors, rounded up to the next whole number, necessary for the Purchaser’s percentage representation on the Board to be at least equal to the percentage of the Company’s then outstanding Common Shares the Purchaser and its Affiliates hold assuming the conversion of the Senior Secured Convertible Note and the exercise of all Warrants (the “Perseus Ownership Percentage”). The Purchaser shall promptly notify the Company in writing when the Requisite Number of Perseus Directors increases or decreases following the Subsequent Investment Closing, along with information about its holdings reasonably sufficient for the Company to verify the Perseus Ownership Percentage, and the Requisite Number shall not be deemed to have changed until Perseus shall have given that notice. Notwithstanding this provision, the Requisite Number shall become zero at such time as the Perseus Ownership Percentage falls below 5%. In the event (i) the Requisite Number of Perseus Directors constitutes a majority of the members of the Board and (ii) it is necessary for one of such Perseus Directors to be “independent” within the definition of such term contained in Nasdaq Rule 4200(a)(15) (or any successor rule) for the Company to be in compliance with applicable Nasdaq Rules, Perseus shall select one Perseus Director who is “independent” under such rule.

(ii) At least one Perseus Director shall have the right to attend and participate fully in a non-voting capacity in all meetings of each of the Board’s Nominating and Corporate Governance and Compensation Committees, or any equivalent committees, including receipt of all information provided to Committee members; provided, however, that the Company reserves the right to exclude such Perseus Director from access to any material or meeting or portion thereof if the Company in good faith believes, upon advice of counsel, that such exclusion is necessary to preserve the attorney-client privilege or for other similar reasons.

(iii) The Purchaser shall timely notify the Company in writing of any Person designated by it pursuant to this Section 5.6 to stand as a nominee for election to the Board, and shall promptly furnish all information necessary for all required filings with the SEC. In the absence of any notice from the Purchaser, the Perseus Directors then serving and previously designated by the Purchaser shall be renominated.

(iv) Any vacancy on the Board created by the resignation, removal, incapacity or death of any Perseus Director shall be filled by another Perseus Director in accordance with the terms of this Section 5.6 and Article II, Section 8 of the Company’s Bylaws.

(c) Each Perseus Director shall be entitled to (i) the same compensation paid to other non-management directors of the Company, (ii) reimbursement for reasonable out-of-pocket expenses (including but not limited to travel and lodging) incurred in connection with the performance of his or her duties as a director (including attendance at meetings of the Board or any committees), (iii) directors’ liability insurance and (iv) indemnification in accordance with the Company’s Certificate of Incorporation, Bylaws and policies established by the Board for all directors generally. The Perseus Observer shall be entitled to reimbursement for reasonable out-of-pocket expenses (including but not limited to travel and lodging) incurred in connection with attendance at meetings of the Board. The Company shall pay all compensation and reimbursement for expenses provided for under this Section 5.6(c) to Perseus, L.L.C. at the address listed in Section 8.7 unless otherwise notified by the Purchaser.

(d) The Company shall take all actions within its control so that, as of the Initial Investment Closing, the size of the Board is five After the Initial Investment Closing, the Company shall not permit the size of the Board to be increased without the prior written consent of the Purchaser.

(e) The obligations of the Company under this Section 5.6 (other than under clause (c) of this Section 5.6) shall terminate at such time as the Purchaser and its Affiliates hold Common Shares or other securities convertible into or exercisable for Common Shares that upon such conversion or exercise, in the aggregate, would represent less than 5% of the Company’s outstanding Common Shares on a fully-diluted basis.

Section 5.7 Stop-Orders. The Company will advise the Purchaser promptly after it receives any notice of issuance by the SEC, any state securities commission or any other regulatory authority of any cease trade order, stop order or of any Order preventing or suspending any offering of or trading in any securities of the Company, or of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, or the initiation of any Proceeding for any such purpose.

Section 5.8 Listing. The Company will use its commercially reasonable efforts to maintain the listing of its Common Shares on Nasdaq or another national securities exchange, and will comply in all material respects with the Company’s reporting, filing and other obligations under the by-laws and rules of such exchanges, as applicable.

Section 5.9 Market Regulations. The Company shall notify Nasdaq of, and make all necessary filings with federal or state securities regulators in accordance with their requirements in connection with, the transactions contemplated by this Agreement and the other Transaction Documents, and shall take all other necessary action and Proceedings as may be required and permitted by applicable Law, for the legal and valid issuance of the Perseus Securities to the Purchaser, and promptly provide copies of all such notices and filings to the Purchaser.

Section 5.10 Reporting Requirements. The Company will timely make all filings required to be filed with the SEC or any state securities regulator, including (i) all periodic reports required under the Exchange Act; (ii) definitive proxy statements, (iii) reports on Form 8-K report and (iv) such other reports as the Company may be required to file from time to time pursuant to applicable securities Laws, taking into account any and all extensions granted or permitted by the applicable securities regulator, and refrain from terminating its status as a reporting issuer.

Section 5.11 Information.

(a) The Company shall deliver to the Purchaser, within a reasonable period of time following the completion of the relevant period, which shall not be later than the date on which such information is required to be delivered or otherwise made available to any other Person, (i) projections for the Company’s and its Subsidiaries’ performance for the following fiscal year, (ii) projections for the Company’s and its Subsidiaries’ performance for the following two fiscal quarters and (iii) projections for the Company’s and its Subsidiaries’ performance for the following three calendar months. This right shall expire at such time as there is no Promissory Note outstanding.

(b) All material non-public information and data, in whatever form, obtained by the Purchaser in respect of the Company and the subject-matter of this Agreement (the “Confidential Information”) shall be held by the Purchaser in the strictest confidence and shall not be disclosed to any third party; provided, that such Confidential Information may be disclosed if the disclosure (i) is made with the consent of the Company, (ii) is made to an Affiliate (including any general partner, manager, director, officer or employee) of any Purchaser or of any Affiliate, and such Affiliate agrees to be subject to such confidentiality provisions, (iii) is required by Law or by a Governmental Entity, (iv) is in respect of information or data that is in the public domain at the time of the disclosure through no fault of the Purchaser or any party to which it has disclosed the information, (v) is made to the Purchaser’s advisors or representatives, which agree to maintain the confidentiality of the Confidential Information or (vi) is received from a third party not subject to confidentiality obligations with respect to such information. Perseus shall use commercially reasonably efforts to cause its Affiliates, employees, members, agents, representatives, advisors and other related parties, including the Perseus Observer, to observe the restrictions set forth this Section 5.11(a) as if they were the Purchaser, and Perseus shall be responsible to the Company for any breach of the provisions of this Section 5.11(a) by any of such parties.

Section 5.12 Insurance.

(a) The Company shall and shall cause each Subsidiary to maintain insurance (i) covering, without limitation, fire, theft, burglary, public liability, property damage, product liability and workers’ compensation and (ii) on all property and assets material to the operation of the business, all in amounts customary for the Company’s industry. The Company shall, and shall cause each of its Subsidiaries to, pay all insurance premiums payable by them.

(b) Effective upon the first appointment of a Perseus Director, the Company shall obtain and at all times thereafter maintain directors’ and officers’ insurance (“D&O Insurance”), in an amount not less than $5,000,000, if available on commercially reasonable terms, as determined by the Board. In any event, the Company shall obtain and at all times thereafter maintain D&O Insurance in an amount not less than $3,000,000.

Section 5.13 Properties. The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary repairs, renewals, replacements, additions and improvements thereto. The Company will at all times comply in all material respects with each provision of all leases to which it is a party or under which it occupies property.

Section 5.14 Protective Provisions.

(a) For so long as the Perseus Ownership Percentage is at least five percent of the Company’s outstanding Common Shares, the prior written consent of the Purchaser shall be required for the Company or any Subsidiary (as applicable) to take any of the following actions:

(i) the authorization, creation or issuance of any shares of any class or series of capital stock of the Company;

(ii) the incurrence by the Company or any Subsidiary of any indebtedness or the issuance of any debt securities by the Company or any of its Subsidiaries in excess of $1,000,000, except pursuant to this Agreement;

(iii) any recapitalization or reorganization of the Company or any of its Subsidiaries;

(iv) the authorization, declaration or payment of any dividends on any class of the Company’s stock;

(v) the redemption or repurchase of any shares of capital stock by the Company (other than repurchases of Common Shares from employees upon the termination of their employment pursuant to the terms of their employment agreements or on other terms approved by the Board); or

(vi) any material change in the principal line of business of the Company or its Subsidiaries.

(b) For so long as the Perseus Ownership Percentage is at least five percent of the Company’s outstanding Common Shares, the prior written consent of the Purchaser shall be required for the Company or any of its Subsidiaries (as applicable) to take any of the following actions (unless such action has been approved by Perseus Directors then in office):

(i) (x) acquisition of any assets (including the capital stock of another Person and including by way of merger or consolidation with another Person) or (y) capital expenditures, in the case of either (x) or (y) in one or more related transactions with a value of $1,500,000 per calendar year; or

(ii) the institution or settlement of any material litigation or claims (other than in connection with the Company’s enforcement of its rights, or defense of claims, under this Agreement or the Transaction Documents vis-à-vis the Purchaser or any assignee of the Purchaser).

(c) For so long as the Perseus Ownership Percentage is at least five percent of the Company’s outstanding Common Shares, each of (i) the Company’s annual budget (and any material expenditures that deviate from such budget) for all fiscal years beginning with fiscal year 2008 and (ii) the hiring of a Chief Executive Officer for the Company, must receive the unanimous approval of the Board.

Section 5.15 Right of First Refusal.

(a) Effective after the Initial Investment Closing and for so long as the Perseus Ownership Percentage shall equal at least 10% of the Company’s outstanding Common Shares, the Purchaser shall have the right of first refusal with respect to the following types of transaction (each a “Covered Financing Transaction”):

(i) any financing, whether through issuance of Common Shares, preferred stock or other debt or equity security of the Company or any security convertible into or exercisable for (including a warrant or option), with or without consideration, any Common Share, preferred stock or other debt or equity security of the Company (including any option to purchase such a convertible security) (each a “ROFR Security” and collectively, the “ROFR Securities”), the proceeds of which are intended to be used primarily to fund the Company’s design, development or manufacture of megawatt wind turbines or large scale hydrogen production units (the “Wind and Hydrogen Projects”); and

(ii) any other financing until the Company has, in the aggregate, raised $20,000,000 in net investment proceeds from financings (excluding the proceeds from (x) the issuance of the Promissory Notes and (y) any financing of Wind and Hydrogen Projects described in clause (a)(i) above).

For the avoidance of doubt, a financing by the Company to fund general corporate purposes shall not qualify as a Covered Financing Transaction, even in the event that some of the proceeds from such financing are intended to be used to fund the Wind and Hydrogen Projects described under clause (a)(i) above.

(b) In the event that the Company or any Subsidiary of the Company desires to engage in a Covered Financing Transaction, the Company shall deliver a written notice (the “ROFR Notice”) of such intention to the Purchaser. The ROFR Notice shall include the name of the proposed purchaser or Purchaser of the ROFR Securities (the “ROFR Buyers”), the proposed type of security and purchase price, the terms of payment of such purchase price and all other matters relating to such Covered Financing Transaction. Such ROFR Notice shall be accompanied by either (i) a copy of a detailed term sheet or letter of intent relating to the purchase of such ROFR Securities that has been approved by the Company and the ROFR Buyers (or in the case of a Bought Deal prior to approval by the Company or the ROFR Buyers) (an “LOI”) or (ii) a copy of a binding written agreement (or agreements) relating to the purchase of such ROFR Securities (collectively, a “Definitive Agreement”). In the event of any Bought Deal, the Company shall provide copies of any offers or other correspondence relating to such proposed sale as promptly as possible upon receipt thereof.

(c) During the 10 Business Day period commencing on the date the Purchaser receive the ROFR Notice (5 Business Days in the case of a Bought Deal) (the “ROFR Exercise Period”), the Purchaser shall have the right, but not the obligation, to purchase all or a portion of the ROFR Securities described in such ROFR Notice on the terms and subject to the conditions specified in this Agreement and in any accompanying LOI or Definitive Agreement, by delivering to the Company a written notice (the “Perseus ROFR Notice”) reflecting such exercise and in the case of a partial exercise, specifying the number of ROFR Securities the Purchaser, or any one of the Purchaser, desire to purchase. If one of the Purchaser delivers the Perseus ROFR Notice to the Company, and (x) in the event the ROFR Notice was accompanied by a Definitive Agreement, such purchase shall be made on substantially the same or equivalent terms as set forth in this Agreement, or (y) in the event the ROFR Notice was accompanied by an LOI, such purchase shall be subject to the approval by the Company and the participating Purchaser(s) of definitive agreements reflecting such purchase containing representations, warranties, covenants, indemnities and other provisions that are customary for a transaction of such type and magnitude, which each party shall negotiate in good faith. If neither Purchaser delivers the Perseus ROFR Notice to the Company within the respective ROFR Exercise Period, or the closing referenced in the next paragraph does not occur within the time frame set forth in such paragraph (and such failure is principally caused by the Purchaser), the Company shall have 60 days in which to consummate the transaction contemplated in the ROFR Notice before having to re-offer such ROFR Securities to the Purchaser pursuant to this Section 5.15.

(d) The closing of any purchase of the ROFR Securities by the participating Purchaser(s) or its designee shall take place by the later of (i) 20 Business Days after the end of the ROFR Exercise Period and (ii) 15 Business Days after approval of such definitive agreements. For purposes of this Section 5.15, “Bought Deal” means an offering of securities to the public where, prior to filing a preliminary prospectus in connection with such offering, the Company will enter into an enforceable agreement with one or more underwriters who agree to purchase all of the securities in the offering.

Section 5.16 Sale of Proton Business. The Company shall take all commercially reasonably actions to consummate the sale of Proton Energy Systems, Inc. (“Proton”) as promptly as practicable on terms and conditions reasonably satisfactory to the Purchaser. Without limiting the generality of the foregoing, within 20 days after the Initial Investment Closing, the Company shall engage a nationally recognized investment banking firm reasonably satisfactory to the Purchaser to solicit offers to purchase the business of Proton. The ultimate decision whether to accept or reject any offer shall be made by the Board in its sole discretion, acting in the exercise of its fiduciary duties, provided, however, that the failure to accept a commercially reasonably offer shall be deemed to be a breach of the applicable covenant contained in this Section 5.16 for purposes of determining whether an Event of Default has occurred or exists under any of the Promissory Notes.

Section 5.17 Compliance with Law. The Company shall, and shall cause each of its Subsidiaries to, comply with all Laws, including Environmental Laws and federal and state securities Laws, applicable to any of them, except non-compliance being contested in good faith through appropriate Proceedings so long as the Company shall have set up and funded sufficient reserves, if any, required under GAAP with respect to such items.

Section 5.18 Affiliate and Related Party Transactions. Without the prior approval of the Purchaser, neither the Company nor any of its Subsidiaries shall permit any Affiliate or other related party to enter into a transaction with the Company or any of its Subsidiaries except for (i) transactions in the ordinary course, and pursuant to the reasonable requirements, of the Company’s business and upon fair and reasonable terms that are fully disclosed to the Purchaser prior to consummation thereof and are no less favorable to the Company or applicable Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Company or any of its Subsidiaries and (ii) payment of reasonable compensation to employees and directors’ fees, in each case consistent with past practice.

Section 5.19 Termination of Covenants. Other than as provided for by their terms, the covenants set forth in this Article V shall continue in effect until all Obligations, including the full principal amount, all accrued but unpaid interest outstanding and any other amounts owed on the Promissory Notes are repaid in full.

ARTICLE VI

LEGENDS

Section 6.1 Legends. Each certificate representing any of the Perseus Securities shall bear legends substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH SUCH STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.”

The Company may instruct its transfer agent not to register the transfer of the Perseus Securities, unless the conditions specified in the foregoing legend are satisfied.

Section 6.2 Removal of Legends. Any legend endorsed on a certificate pursuant to Section 6.1 and the stop transfer instructions with respect to such Perseus Securities as it applies to Section 6.1 shall be removed and the Company shall issue a certificate without such legend to the holder of such Perseus Securities (i) if such Perseus Securities are Registered for resale and sold under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, (ii) if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act or (iii) if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such Perseus Securities may be made without Registration.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnity. The Company agrees to indemnify and defend and hold harmless the Purchaser, its Affiliates, successors and assigns and each of their respective officers, directors, members, partners, employees and agents (each, a “Indemnified Party,” and collectively, the “Indemnified Parties”) from and against, and agrees to pay or cause to be paid to the Indemnified Parties all amounts equal to the sum of, any and all claims, demands, costs, expenses, losses and other liabilities of any kind (“Losses”) that the Indemnified Parties may incur or suffer (including without limitation all reasonable legal fees and expenses) which arise or result from any breach of any of its representations or warranties, or failure by the Company to perform any of its covenants or agreements, in this Agreement or in any other Transaction Document or in any certificate or document delivered pursuant to this Agreement or any other Transaction Document, including but not limited to any third party claims arising or resulting from such breach or failure, except to the extent such Losses arise out of the gross negligence or willful misconduct of the Purchaser, its Affiliates, successors and assigns and their respective officers, directors, members, partners, employees and agents. The rights of the Purchaser hereunder shall be in addition to, and not in lieu of, any other rights and remedies which may be available to it by Law or under the Certificate of Incorporation and Bylaws of the Company or the Transaction Documents.

Section 7.2 Procedures. If a third party shall notify an Indemnified Party with respect to any matter that may give rise to a claim for indemnification under the indemnity set forth above in Section 7.1, the procedures set forth below shall be followed.

(a) Notice. The respective Indemnified Party shall give to the Company (the “Indemnifying Party”) written notice of any claim, suit, judgment or matter for which indemnity may be sought (a “Claim”) under Section 7.1 promptly but in any event within 30 days after the Indemnified Party receives notice thereof, provided, however, that failure by the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability it shall otherwise have pursuant to this Agreement except to the extent that the Indemnifying Party is actually prejudiced by such failure. Such notice shall set forth in reasonable detail (x) the basis for such potential claim and (y) the dollar amount, or an estimated dollar amount, as applicable, of such claim. The Indemnifying Party shall have a period of 30 days within which to respond thereto. If the Indemnifying Party does not respond within such 30-day period, the Indemnifying Party shall be deemed to have accepted responsibility for such indemnity.

(b) Defense of Claim. With respect to a claim by a third party against an Indemnified Party for which indemnification may be sought under this Agreement, the Indemnifying Party shall have the right, at its option and subject to the remainder of this Section 7.2, to be represented by counsel of its choice and to assume the defense or otherwise control the handling of any Claim, which is set forth in the notice sent by the Indemnified Party, by notifying the Indemnified Party in writing to such effect within 30 days of receipt of such notice; provided, however, that the Indemnified Party shall have the right to employ counsel to represent it if, in the Indemnified Party’s reasonable judgment based upon the advice of counsel, it is advisable in light of the separate interests of the Indemnified Party, to be represented by separate counsel (including, as applicable, local counsel), and in that event the reasonable fees and expenses of one such separate counsel shall be paid by the Indemnifying Party plus appropriate local counsel, if applicable, for all Indemnified Parties; and, provided further, that the Indemnifying Party shall not have the right to assume the defense of such Claim unless (i) the Indemnifying Party acknowledges fully the rights of the Indemnified Party (and does not contest, as a whole or in part) the Indemnified Party’s indemnification rights for the Claim, (ii) the counsel selected by the Indemnifying Party is reasonably satisfactory to the Indemnified Party, (iii) the Indemnified Party is kept informed of all material developments and is furnished copies of all material papers filed or sent to or from the opposing party or parties and (iv) the Indemnifying Party prosecutes the defense of such Claim with commercially reasonable diligence in a manner which does not materially prejudice the defense of such Claim. If the Indemnifying Party does not give timely notice in accordance with the preceding sentence, the Indemnifying Party shall be deemed to have given notice that it does not wish to control the handling of such Claim. In the event the Indemnifying Party elects (by notice in writing within such 30-day period) to assume the defense of or otherwise control the handling of any such Claim for which indemnity is sought, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all reasonable professional fees (including attorneys’ fees, accountants, consultants and engineering fees) and investigation expenses incurred by the Indemnified Party after it provides notice under clause (a) and prior to such election, notwithstanding the fact that the Indemnifying Party may not have been so liable to the Indemnified Party had the Indemnifying Party not elected to assume the defense of or to otherwise control the handling of such Claim. In the event that the Indemnifying Party does not assume the defense or otherwise control the handling of such matter, the Indemnified Party may retain counsel, as an indemnification expense, to defend such Claim.

(c) Final Authority. The Parties shall cooperate in the defense of any such Claim and each shall make available all books and records which are relevant in connection with such claim or litigation. In connection with any Claim with respect to which the Indemnifying Party has assumed the defense or control, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to any matter which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party, which shall not be unreasonably withheld. In connection with any Claim with respect to which the Indemnifying Party has not assumed the defense or control, the Indemnified Party may not compromise or settle such Claim without the consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

(d) Claims Between the Indemnifying Party and the Indemnified Party. Any Claim for indemnification under this Agreement which does not result from the assertion of a Claim by a third party shall be asserted by written notice given by the Indemnified Party to the Indemnifying Party. The Indemnifying Party shall have a period of 30 days within which to respond thereto.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Waivers and Amendments. Unless otherwise provided, any provision of this Agreement may be amended, waived or modified upon the written consent of the Company and the Purchaser.

Section 8.2 Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the conflict of laws provisions thereof.

Section 8.3 Exclusive Jurisdiction. In the event of any action or Proceeding brought by a Party arising out of or in connection with this Agreement or any other Transaction Document, the Parties consent to the exclusive jurisdiction of the federal and state courts located in the State of New York for resolutions of such dispute, and agree not to contest such exclusive jurisdiction or seek to transfer any action relating to such dispute to any other jurisdiction. Each of the Parties hereby submits to personal jurisdiction and waives any objection to venue in the County of New York. Service of process on the Parties in any action arising out of or relating to this Agreement shall be effective if mailed to the Parties in accordance with Section 8.7 of this Agreement.

Section 8.4 Jury Waiver. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.

Section 8.5 Entire Agreement. This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement among the Parties with regard to the subjects of this Agreement and the other Transaction Documents.

Section 8.6 Fees and Expenses.

(a) Reimbursement of Expenses. The Company shall pay all reasonable out-of-pocket expenses and fees and disbursements, including attorneys’ and accountants’ fees, incurred by the Purchaser and its representatives in connection with (i) the negotiation and consummation of the transactions contemplated hereunder, including any due diligence or other review conducted prior to the negotiation of this Agreement, up to an aggregate amount of $650,000 and (ii) any amendment, modification or waiver, or consent with respect to, any of the Transaction Documents or any documentation or agreements in connection therewith requested by the Company (“Transaction Expenses”).

(b) Other Expenses. The Company shall pay all reasonable out-of-pocket expenses and fees and disbursements, including attorneys’ fees, incurred by the Purchaser or on behalf of the Purchaser in connection with any attempt to enforce any right of the Purchaser against the Company, any Subsidiary, or any Person that may be obligated to the Purchaser by virtue of any of the Transaction Documents, to the extent a court of competent jurisdiction determines that the Purchaser are entitled to enforce such right.

Section 8.7 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand, or at the time the sender receives confirmation of the facsimile transaction if transmitted by facsimile, or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, or one day after being mailed via overnight courier service, to the applicable Parties at the address or facsimile number, as applicable, stated below or if any Party shall have designated a different address or facsimile number by notice to the other Parties given as provided above, then to the last address or facsimile number so designated.

If to the Company:

Distributed Energy Systems Corp.
10 Technology Drive
Wallingford, CT 06492

Attention:	Ambrose L. Schwallie
Facsimile:	(203) 678-2000

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

1875 Pennsylvania Avenue, NW
Washington, DC 20006

Attention:	Brent Siler
Facsimile:	(202) 663-6363

If to the Purchaser:

c/o Perseus, L.L.C.
2099 Pennsylvania Ave., N.W.
Suite 900
Washington, DC 20006-1813

Attention:	John C. Fox, Senior Managing Director
Teresa Bernstein, Vice President for Legal Affairs
Facsimile:	(202) 429-0588

with a copy to:

Arnold & Porter LLP
1600 Tysons Boulevard, Suite 900
McLean, VA 22102-4865

Attention:	Robert B. Ott, Esq.
Facsimile:	(703) 720-7399

Section 8.8 Validity. If any provision of this Agreement or any of the Transaction Documents shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 8.9 Counterparts. This Agreement may be executed in any number of counterparts. Signatures on this Agreement may be communicated by facsimile or electronic transmission and shall be binding upon the parties so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties following the applicable facsimile or electronic transmission, provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement. No Party shall raise facsimile or electronic delivery of a signature or the fact that any signature or agreement or instrument was transmitted or communicated by a facsimile or e-mail as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

Section 8.10 Publicity.

(a) Neither of the Purchaser nor the Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by those parties mentioned in such press release or public disclosure in advance. Notwithstanding the foregoing, each of the Parties may, if required by the SEC, Nasdaq or other regulatory bodies, make such public disclosures with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable; provided, however, that the disclosing Party shall give the other Party prior written notice of such requirement and a copy of the proposed public disclosure, in all cases with sufficient time for such other Parties to seek a protective order or other limit on the proposed public disclosure (unless the disclosing party would suffer penalties or sanctions for failure to immediately disclose such information).

(b) The Parties hereto acknowledge that (i) immediately following the execution of this Agreement, the Company intends to file its quarterly report on Form 10-Q for the quarter ended March 31, 2007, which report will include disclosure regarding this Agreement and the transactions contemplated hereby and thereby, (ii) immediately following the execution of this Agreement, the Company intends to issue a press release announcing the execution of this Agreement and (iii) within four Business Days of the date of this Agreement, the Company intends to file with the SEC a current report on Form 8-K regarding the transactions contemplated hereby, which report will include certain of the Transaction Documents attached as exhibits thereto. The Purchaser hereby agrees that it shall not seek a protective order or other limit on the proposed public disclosure of the Transaction Documents as exhibits to such report. The Company hereby agrees that it shall provide the Purchaser with a copy of any such current report on Form 8-K at least two Business Days prior to the intended date of such filing and shall not file such report unless approved in advance by the Purchaser, which approval shall not be unreasonably withheld or delayed.

Section 8.11 Succession and Assignment. Except as otherwise expressly provided in this Agreement and subject to the other Transaction Documents and applicable Law, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, permitted transferees, heirs, executors and administrators of the Parties. This Agreement may not be assigned by any Party without the prior written consent of the other Parties; provided, however, that either of the Purchaser may assign its rights hereunder to an Affiliate of the Purchaser without the prior written consent of the Company, so long as the Purchaser provides prompt written notice to the Company of such assignment. Such assignee shall have no additional rights of assignment except to other Affiliates of the Purchaser.

Section 8.12 Termination. The obligations of the Purchaser to be performed at the Subsequent Investment Closing shall terminate, at the option of the Purchaser, if the Stockholder Approval has not been obtained by the maturity date of the Senior Secured Note. The Purchaser may exercise this termination right by providing the Company with a written notice of termination. All other provisions of this Agreement and the other Transaction Documents that have been executed and delivered prior to or at the Initial Investment Closing shall continue in effect notwithstanding any such termination.

Section 8.13 Further Assurances. Each of the Parties shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other Parties may require, acting reasonably, from time to time, for the purpose of giving effect to this Agreement and shall take such steps as may be reasonably within its power to implement the full extent of this Agreement.

Section 8.14 No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement and each other Transaction Document. In the event an ambiguity or question of intent or interpretation arises, this Agreement and each other Transaction Document shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement or any other Transaction Document.

[signatures appear on following page]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the day and year first written above.

DISTRIBUTED ENERGY SYSTEMS CORP.

By:	/s/ Ambrose Schwallie
Name:	Ambrose Schwallie
Title:	Chief Executive Officer

PERSEUS PARTNERS VII, L.P.

By:	Perseus Partners VII GP, L.P., its general partner

By:	Perseus Partners VII GP, L.L.C., its general partner

By:	/s/ John C. Fox
John C. Fox
Senior Managing Director

SIGNATURE PAGE

SECURITIES PURCHASE AGREEMENT

SCHEDULE I

“Additional Secured Notes” has the meaning set forth in the Senior Secured Note.

“Affiliate” means with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Anti-Bribery Laws” has the meaning set forth in Section 3.32.

“Bid” has the meaning set forth in Section 3.36(a).

“Blocked Person” means any Person: (i) listed in the annex to, or otherwise subject to the provisions of, Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (iii) a Person with which any Purchaser is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (v) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Board” has the meaning set forth in the recitals of this Agreement.

“Bought Deal” has the meaning set forth in Section 5.15(d).

“Business Day” means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of New York, the State of Connecticut or the District of Columbia are authorized to be closed.

“Business Plan” means the business plan as prepared each year by the Company, as amended and restated from time to time during that year, and with regard to the business plan for the current year, as delivered to the Purchaser prior to the Effective Date.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), as amended, and all rules, regulations and standards issued thereunder.

“Claim” has the meaning set forth in Section 7.2(a).

“Closing Dates” has the meaning set forth in Section 1.3.

“Closings” has the meaning set forth in Section 1.3.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

Schedule I-1

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Common Shares” has the meaning set forth in the recitals of this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Government Contract” has the meaning set forth in Section 3.36(a).

“Company Government Subcontract” has the meaning set forth in Section 3.36(a).

“Condition” means any condition that results in or otherwise relates to an Environmental Liability.

“Covered Financing Transaction” has the meaning set forth in Section 5.15.

“D&O Insurance” has the meaning set forth in Section 5.12(b).

“Definitive Agreement” has the meaning set forth in Section 5.15(b).

“Disclosure Schedule” has the meaning set forth in the introductory paragraph to Article III of this Agreement.

“Draft Form 10-Q” means the Company’s draft report on Form 10-Q for the first quarter of 2007 delivered to the Purchaser on May 3, 2007.

“Effective Date” means the date that this Agreement is executed by the Parties.

“Environmental Laws” means all current and future Laws which address, are related to, or are otherwise concerned with environmental, health or safety issues (including occupational safety and health).

“Environmental Liabilities” means any obligations or liabilities (whether asserted or unasserted, known or unknown, including any notices, claims, complaints, suits or other assertions of obligation or liability) that are (a) related to any environmental, health or safety issues, and (b) based upon or related to any provision of Environmental Law. The term “Environmental Liabilities” includes (without limitation) (i) fines, penalties, judgments, awards, settlements, Losses, damages (including foreseeable and unforeseeable consequential damages), costs, fees (including attorneys’ and consultants’ fees), expenses and disbursements; (ii) defense and other response to an administrative or judicial action (including notices, claims, complaints, Orders, suits and other assertions of liability); and (iii) financial responsibility for (x) cleanup costs and injunctive relief, including any Removal, Remedial or Response actions, and natural resource damages, and (y) any other compliance or remedial measures.

“Environmental Permit” means any Permit that is authorized pursuant to an Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Schedule I-2

“ERISA Affiliate” means any entity which is a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliated service group” with, or otherwise required to be aggregated with, the Company or any Subsidiary or Owned Entity as set forth in section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” has the meaning set forth in Section 3.8.

“GAAP” has the meaning set forth in Section 3.8.

“Governmental Entity” means any U.S. or non-U.S. federal, state, provincial, regional, local or municipal legislative, executive or judicial department, commission, board, bureau, agency, office, tribunal, court or other instrumentality, governmental or quasi-governmental, public international organization and any applicable stock exchange or securities regulatory authority.

“Guaranty” and “Guaranties” mean the guaranty entered into by each of the Company’s Material Subsidiaries, substantially in the form of Exhibit E to this Agreement.

“Indebtedness” means (a) all obligations for borrowed money (including all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid, (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptance issued for the account of the Company, any Subsidiary or any Owned Entity, (c) all capitalized lease obligations, (d) all purchase money indebtedness, (e) all obligations to pay the deferred purchase price of property or services (excluding trade accounts payable arising in the ordinary course of business) and Indebtedness secured by a Lien on property owned or being purchased (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by the Company, any Subsidiary or any Owned Entity or is limited in recourse and (f) all obligations in respect of, and obligations (continent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, Indebtedness of another Person of the type described in clauses (a), (b), (c), (d) or (e) above.

“Indemnified Party” and “Indemnified Parties” have the meanings set forth in Section 7.1.

“Indemnifying Party” has the meaning set forth in 7.2.

“Initial Investment Closing” means the closing at which the Senior Secured Note and the Initial Investment Warrant are sold to the Purchaser.

“Initial Investment Closing Date” means the third Business Day after which all conditions for Closing have been satisfied or are capable of being satisfied, or such other date as agreed to by the Parties.

“Initial Investment Warrant” has the meaning set forth in Section 1.2(a).

Schedule I-3

“Intercreditor Agreement” means any intercreditor agreement entered into among the Purchaser, the Company, any Subsidiary, as applicable, and the Company’s creditors under the Permitted Existing Secured Indebtedness, substantially in the form of the intercreditor agreement attached as Exhibit F to this Agreement.

“Investment” has the meaning set forth in Section 1.1(c).

“Jefferies” has the meaning set forth in Section 2.2(j).

“Knowledge” when used to refer to the Company, means the actual knowledge of Ambrose L. Schwallie, Peter J. Tallian, Walter W. Schroeder, Betsey Anderson, Rob Friedland, Mark Murray, Bob Nieszczeaewski, Erika Schramm, Laurie Bird or Dave Christensen after reasonable inquiry of appropriate subordinate personnel or books and records of the Company with respect to the matter in question.

“Latest Balance Sheet” means the balance sheet as part of the Draft Form 10-Q.

“Law” means all United States and non-U.S. federal, state and local laws, statutes, rules, regulations, standards, requirements, rules and principles of common law, ordinances and codes, now or hereafter in effect, including any judicial and administrative interpretations thereof, and all Orders.

“Leased Improvements” means all leasehold improvements and fixtures located on the Leased Premises.

“Leased Premises” has the meaning set forth in Section 3.34(a).

“Lien” means any security interest, pledge, bailment, mortgage, hypothecation, deed of trust, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, whether now or hereafter owned, operated or leased, and includes conditional sales contracts, title retention agreements, capital trusts and capital leases.

“LOI” has the meaning set forth in Section 5.16.

“Losses” has the meaning set forth in Section 7.1.

“Manage” and “Management” mean generation, production, handling, distribution, processing, use, storage, treatment, operation, transportation, recycling, reuse and/or disposal, as those terms are defined, construed or otherwise used in Environmental Laws.

“Management Rights Letter” means that certain management rights letter among the Company and the Purchaser, substantially in the form of Exhibit G to this Agreement.

“March 31, 2007 Financial Statements” has the meaning set forth in Section 3.8.

“Material Adverse Effect” means an effect on the business, financial condition, results of operations, prospects, properties or other assets of the Company or the ability of the Company to perform its material obligations under this Agreement or any Ancillary Document, which effect, either individually or in the aggregate with other such effects is adverse and material.

Schedule I-4

“Material Contracts” means (i) all of the Company’s and its Subsidiaries’ contracts, agreements, leases or other instruments to which the Company or any of its Subsidiaries is a party or by which the Company, its Subsidiaries or its properties are bound, which involve prospective fixed and/or contingent payments or expenditures by or to the Company or its Subsidiaries of more than $100,000, or in excess of the normal ordinary and usual requirements of its business, (ii) all of the Company’s and its Subsidiaries’ loans or advances to any Person, and all loan agreements, bank lines of credit agreements, indentures, mortgages, deeds of trust, pledge and security agreements, factoring agreements, conditional sales contracts, letters of credit or other debt instruments to which the Company or any of its Subsidiaries is a party, (iii) any guarantees by the Company or any of its Subsidiaries, other than the Guaranties (iv) all operating or capital leases for equipment in an amount greater than $100,000 to which the Company or any of its Subsidiaries is a party, (v) all non-competition and similar agreements to which the Company is a party, (vi) all contracts for the employment of any officer or employee, (vii) all distributor and sales agency agreements, (viii) any collective bargaining or union agreements, contracts or commitments and (ix) any of (i) through (viii) for any Owned Entity, if such contract would be material to the Company, its Subsidiaries and its Owned Entities, taken together as a whole.

“Material Subsidiary” means each Subsidiary of the Company that now or hereafter owns or has an interest in assets that are material to the business of the Company and its Subsidiaries, on an aggregate basis.

“Nasdaq” means the Nasdaq Global Market.

“Nasdaq Rules” means the listing standards, rules, corporate governance standards and regulations that must be met by companies listed on Nasdaq.

“Note Shares” has the meaning set forth in Section 3.3(b).

“Obligations” has the meaning set forth in the recitals to this Agreement.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed Reg. 49079 (September 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Order” means any order, injunction, judgment, decree, ruling, writ, arbitration decision or award, Permit, license or assessment of a Governmental Entity.

“Other Property” means any property, other than the Property, which property was, at or prior to the Initial Investment Closing Date, (a) owned, operated or leased by (i) the Company, (ii) any Affiliate or Subsidiary of the Company, or (iii) any predecessor or successor

Schedule I-5

organization of those identified in (i) or (ii); or (b) engaged in any contract manufacturing or processing, or other similar activities for, with, or on behalf of the Company or any of its Subsidiaries.

“Owned Entity” means any corporation, partnership or other similar entity that the Company owns an interest of more than 25% but not more than 50% of the voting securities or voting interests therein.

“Party” and “Parties” have the meanings set forth in the preamble to this Agreement.

“Permit” means any permit, license, review, certification, approval, registration, consent or other authorization issued pursuant to any Law.

“Permitted Existing Secured Indebtedness” means the existing outstanding secured indebtedness set forth in the Disclosure Schedule in an aggregate amount of $4,300,000.

“Permitted Liens” shall have the meaning ascribed to such term in the Promissory Notes.

“Perseus Director” and “Perseus Directors” mean the representative(s) of the Purchaser appointed or elected to the Board pursuant to this Agreement.

“Perseus Observer” has the meaning set forth in Section 5.6(a).

“Perseus Ownership Percentage” has the meaning set forth in Section 5.6(b)(i).

“Perseus ROFR Notice” has the meaning set forth in Section 5.15(c).

“Perseus Securities” has the meaning set forth in Section 3.3(b).

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, joint venture, unincorporated society or association, trust or other legal entity or any Governmental Entity.

“Plan” has the meaning set forth in Section 3.28(a).

“Pollutant” includes any substance, material, article or product that is defined or otherwise regulated under any Environmental Law as a “toxic” or “hazardous” substance, material or waste, a “pollutant,” or a “contaminant,” and including without limitation any petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, polychlorinated biphenyls (“PCBs”), dioxins, dibenzofurans, heavy metals, radon gas, mold, mold spores and mycotoxins.

“Proceeding” means any action, suit, proceeding, claim, arbitration, mediation or investigation before any Governmental Entity or before any arbitrator or mediator or similar party, or any investigation or review by any Governmental Entity or similar party.

Schedule I-6

“Promissory Note” and “Promissory Notes” means the Senior Secured Note and any Additional Secured Notes thereunder and the Senior Secured Convertible Note and any promissory notes issued thereunder as paid in kind interest.

“Property” means the Wallingford Property; the former Bombardier Mass Transit Corporation site in Barre, VT; 182 Mad River Park and 185 Mad River Canoe Road facilities in Waitsfield, VT; leased space in Anaheim and San Leandro, CA; leased space in Houston, Texas; and any other owned or leased space.

“Proprietary Assets” means: (A) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, logo, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, database, data compilation and collection, technical data, franchise, system, computer software, computer program, source code, executable code, domain name, web address and site, invention (whether or not patentable), discovery, improvement, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right; and (B) any right to use or exploit any of the foregoing.

“Proton” has the meaning set forth in Section 5.16.

“Purchaser” has the meaning set forth in the preamble to this Agreement.

“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended, and all rules, regulations and standards issued thereunder.

“Registered” has the meaning set forth in Section 4.2.

“Registration” has the meaning set forth in Section 4.2.

“Registration Rights Agreement” means the Registration Rights Agreement entered into among the Company and the Purchaser, substantially in the form of Exhibit H to this Agreement.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, placing, discarding, abandonment, or disposing into the environment (including the placing, discarding or abandonment of any barrel, container or other receptacle containing any Pollutant or other material).

“Removal,” “Remedial” and Response” actions include the types of activities covered by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are (a) those that might be taken by a Governmental Entity or (b) those that a Governmental Entity or any other Person might seek to be taken by a third party who is or has been engaged in the Management of Pollutants.

“Replacement Financing” has the meaning set forth in Section 5.16 of the Agreement.

“Requisite Number” has the meaning set forth in Section 5.6.

Schedule I-7

“ROFR Buyer” has the meaning set forth in Section 5.15.

“ROFR Exercise Period” has the meaning set forth in Section 5.15.

“ROFR Notice” has the meaning set forth in Section 5.15.

“ROFR Security” or “ROFR Securities” has the meaning set forth in Section 5.15.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” has the meaning set forth in Section 3.8.

“Security Documents” means the Security and Pledge Agreement, the Subsidiary Security and Pledge Agreement, the Guaranty, any UCC-1 financing statements, mortgages, deposit control agreements and such other documents necessary or appropriate for the perfection of the security interests granted by this Agreement or any other Transaction Document and by the Material Subsidiaries as may be reasonably requested by the Purchaser.

“Security and Pledge Agreement” means that certain security and pledge agreement among the Company and the Purchaser, substantially in the form of Exhibit I to this Agreement.

“Senior Secured Convertible Note” has the meaning set forth in the Recitals.

“Senior Secured Note” has the meaning set forth in the Recitals.

“Stockholder Approval” means the approval by the Company’s stockholders, in accordance with the Nasdaq Rules and other governing Laws, of (i) all of the transactions contemplated by this Agreement and each other Transaction Document that require such approval under such rules, regulations or Law, including without limitation the issuance and delivery by the Company of the Senior Secured Convertible Note and the Subsequent Investment Warrant, the performance by the Company of its obligations under Section 5.6 hereof, and the issuance of additional promissory notes in payment of interest on any Promissory Note, (ii) the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of Common Shares authorized for issuance and (iii) any change in control of the Company that may be deemed to occur as a result of the Subsequent Investment.

“Subsequent Investment Closing” means the closing at which the Senior Secured Convertible Note and the Subsequent Investment Warrant are sold to the Purchaser.

“Subsequent Investment Closing Date” means the twelfth Business Day after the date on which the Company has obtained the Shareholder Approval, or such other date as the Parties may agree.

“Subsequent Investment Warrant” has the meaning set forth in Section 1.2(c).

“Subsidiary” means any entity in which the Company, directly or indirectly, owns greater than 50% of the voting securities or interests, and the Company’s subsidiaries, when referred to together, are referred to in this Agreement as “Subsidiaries.”

Schedule I-8

“Subsidiary Security and Pledge Agreement” means that certain security and pledge agreement entered into among each of the Company’s Material Subsidiaries and the Purchaser, substantially in the form set forth in Exhibit J to this Agreement.

“Tax” and “Taxes” mean any federal, state, local or foreign income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value-added (or similar), transfer, franchise, profits, license, withholding, payroll, employment, unemployment, social security, disability, estimated, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax of any kind whatsoever (including any interest, penalty, or addition thereto.

“Tax Return” means any return, declaration, report or information return or statement required to be filed with any Governmental Entity in connection with Taxes, including any schedule of attachment thereto and any amendment thereof.

“Transaction Documents” means this Agreement, the Promissory Notes, the Warrants, the Security and Pledge Agreement, the Subsidiary Security and Pledge Agreements, the Guaranties, the Registration Rights Agreement, the Intercreditor Agreement, the Management Rights Letter and any other instrument or agreement at any time delivered in connection with the foregoing or to secure the Obligations.

“Transaction Expenses” has the meaning set forth in Section 8.6(a).

“Wallingford Property” means 8 Technology Drive, Wallingford, Connecticut.

“WARN Act” means the Worker Adjustment and Retraining Notification Act, as the same may be amended from time to time.

“Warrant Shares” has the meaning set forth in Section 3.3(b).

“Warrants” means the warrants identified in the recitals to this Agreement.

“Wind and Hydrogen Projects” has the meaning set forth in Section 5.15.

“UST” means an underground storage tank, including as that term is defined, construed and otherwise used in RCRA and in rules, regulations and standards issued pursuant to RCRA and comparable state and local Laws.

“409A Arrangement” has the meaning set forth in Section 3.28(l).

Schedule I-9

Schedule 1.3

Wire Transfer Account

REMIT TO:

BIC:

CHIPS:

FEDWIRE:

PAYMENT TYPE

Schedule 1.3-1

Schedule 2.2(h)

Third Party Consents

1.	Approval of the Company’s shareholders.

2.	Landlords under various Leases.

3.	Merchants Bank

4.	Vermont Economic Development Agency

Schedule 2.2(n)-1

EXHIBIT A

Form of Senior Secured Note

Exhibit A-1

EXECUTION COPY

SENIOR SECURED PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

$12,500,000 (the “Principal Amount”)	[Date]
Wallingford, Connecticut

FOR VALUE RECEIVED, DISTRIBUTED ENERGY SYSTEMS CORP., a corporation incorporated under the Laws of the State of Delaware (the “Company”), promises to pay to the order of Perseus Partners VII, L.P., or its registered assigns (the “Holder”), the Principal Amount, or such lesser amount as shall then equal the outstanding Principal Amount, together with interest thereon at a rate equal to 12.5% per annum, and computed on the basis of a year consisting of 365 days in accordance with the terms set forth in Section 2 of this senior secured promissory note (this “Note”).

This Note is issued pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) dated as of May 10, 2007 by and between Perseus Partners VII, L.P. and the Company.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Definitions. Capitalized terms defined in the Purchase Agreement and used herein without definition have the same meaning herein as in the Purchase Agreement. In addition, as used in this Note, the following capitalized terms have the following meanings.

(a) “Additional Secured Note” shall have the meaning set forth in Section 2(a).

(b) “Change of Control” means any of the following:

(i) any merger, consolidation, reorganization, recapitalization, or other business combination involving the Company or any Material Subsidiary, in which the shareholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation, reorganization, recapitalization or other business combination;

(ii) the sale of all, or substantially all, of the assets of the Company or any Material Subsidiary to a third party not wholly owned, directly or indirectly, by the Company; or

(iii) the sale of voting securities of the Company in a transaction or a series of related transactions to any Person (or group of Persons acting in concert), other than any Affiliates of the Holder or any Person who is or has been a Holder, that results in such Person (or group of Persons) (together with their Affiliates) owning more than 50% of the outstanding voting securities of the Company or any Material Subsidiary.

(c) “Closing Price” means the closing price of the Common Shares as reported on the Nasdaq Global Market.

(d) “Common Shares” means shares of the common stock, par value $0.01 per share, of the Company.

(e) “Date of Issuance” means the date of issuance of this Note by the Company under the Purchase Agreement.

(f) “Default Interest Rate” means the lesser of 20% or the maximum rate allowed by applicable Law.

(g) “Lien” means any lien, security interest, mortgage, pledge, charge, license, adverse claim, reversion or encumbrance of any kind, and includes conditional sales contracts, title retention agreements and capital leases.

(h) “Maturity Date” means [insert the date that falls nine months after the Initial Investment Closing Date].

(i) “Normal Course Liens” means:

(i) any builder’s, mechanic’s, materialman’s, worker’s, repairman’s or other similar statutory Lien incurred in the ordinary course of business, that has not at the time been filed pursuant to applicable Laws and any such Lien that, although filed, relates solely to an obligation not overdue or, if overdue, is being contested in good faith or is bonded or in respect of which the appropriate amount has been withheld in accordance with applicable Laws;

(ii) any right reserved to, or vested in, any applicable Governmental Entity by the terms of any applicable Laws, any applicable authorization by a Governmental Entity, or any property interest, easement, right-of-way or servitude issued or granted by applicable Laws or by any applicable authorization by a Governmental Entity, to terminate any such authorization, easement, right-of-way or servitude or to purchase, expropriate, appropriate or recapture or designate a purchaser of any property;

(iii) any Lien for Taxes, assessment, water or sewer, or other rents or charges not at the time overdue or, if overdue, being contested in good faith;

(iv) any Lien arising in connection with workers’ compensation, unemployment or employment insurance or other social benefits required by applicable Laws not at the time overdue or, if overdue, being contested in good faith;

(v) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of money) or leases, in an aggregate amount not to exceed $50,000;

(vi) involuntary Liens (including the Lien of an attachment, judgment or execution) in an aggregate amount not to exceed $10,000 and not at the time overdue or, if overdue, contested in good faith;

(vii) Purchase Money Liens;

(viii) Liens granted or created by the Transaction Documents; and

(ix) any other Liens consented to by the Holder or approved pursuant to Section 6(b);

provided that in each case where it is in good faith contesting any obligations, Taxes or assessments as contemplated herein, (A) it shall have established to the satisfaction of the Holder (acting reasonably) a reserve in accordance with GAAP unless there is a reasonable likelihood that the amount will be required to be paid, in which case it shall establish sufficient reserve for or deposit with a court of competent jurisdiction or the assessing authority, or to such other Person as is acceptable to the Holder, acting reasonably, sufficient funds or a surety bond, for the total amount claimed to be secured by such Liens, where the application of such reserve, funds or bond would result in their discharge, and (B) such Lien shall only be a Permitted Lien for so long as such contestation effectively postpones or stays the enforcement of the rights of the holder thereof.

(j) “Obligations” means the principal, interest and other amounts payable under this Note.

(k) “Permitted Indebtedness” means (i) the amount permitted by (A) the Permitted Existing Secured Indebtedness and (ii) indebtedness permitted to be incurred under the terms of the Purchase Agreement.

(l) “Permitted Liens” means Liens granted pursuant to the Permitted Existing Secured Indebtedness or a Normal Course Lien.

(m) “Purchase Money Lien” means a Lien incurred in the ordinary course of business only to secure the purchase price of an asset, or to secure debt used only to finance or refinance the purchase of an asset, in the aggregate amount not to exceed $50,000.

(n) “Secured Note” means this Note, any Additional Secured Notes issued or any notes issued in replacement of the foregoing.

(o) “Trading Day” means any day on which Nasdaq is open for trading.

(p) “Transaction Documents” shall mean each of the Promissory Notes, the Purchase Agreement, the Warrants, the Security and Pledge Agreement, the Subsidiary Security and Pledge Agreements, the Guaranties, the Registration Rights Agreement, the Intercreditor Agreement, the Management Rights Letter and any other instrument or agreement at any time delivered in connection with the foregoing to secure the Obligations.

(q) “Warrants” shall mean warrants to purchase Common Shares issued pursuant to the Purchase Agreement.

2. Interest.

(a) All unpaid principal, together with any accrued but unpaid interest and other amounts payable under this Note, shall be due and payable on (i) the Maturity Date, or (ii) when such amounts are declared due and payable by the Holder or made automatically due and payable upon or after (A) the occurrence of an Event of Default (as defined below), (B) the liquidation or dissolution of the Company, or (C) any Change of Control. Interest on this Note shall be payable (and if not paid when due, shall be compounded) quarterly in arrears on each August [    ], November [    ], February [    ] and May [    ] after the date of issuance of this Note and shall be payable at the option of the Company either (i) in lawful money of the United States of America, or (ii) or by the issuance of an additional senior secured promissory note identical in all respects to this Note except that it shall have a principal amount equal to such interest payment and a different date of issuance (each, an “Additional Secured Note”).

(b) If the Company elects to pay interest by issuing an Additional Secured Note, it shall give notice to the Holder on the day such payment is due and deliver such Additional Secured Note to the Holder within five Business Days.

(c) Interest shall be calculated based on the weighted average principal outstanding for such period. The first payment of interest shall be on [            ], 20     and shall be calculated from the Date of Issuance to [    ].

3. Secured Obligations; Collateral. In order to secure the Company’s payment and performance of the Obligations and to secure the Company’s prompt, full and faithful performance and observance of all of the provisions under this Note and the other Transaction Documents, the Company has delivered to the Holder, the Security and Pledge Agreement, pursuant to which the Company has granted to the Holder as security and collateral for the payment and performance of the Obligations, a security interest in all of the property and assets of the Company, whether now existing or hereafter arising, and all as more specifically described, and on the terms and conditions set forth in, the Security and Pledge Agreement. The Company’s Material Subsidiaries have also entered into and delivered to the Holder, as further protection, the Guaranties and the Subsidiary Security and Pledge Agreements. The security interest granted by the Company under the Security and Pledge Agreement, and by the Company’s Material Subsidiaries under the Subsidiary Security and Pledge Agreement, securing the indebtedness evidenced by this Note, including all Obligations, is senior to all other liens, security interests or encumbrances securing any other indebtedness of each of the Company and its Material Subsidiaries other than the Permitted Existing Secured Indebtedness (pursuant to the Intercreditor Agreement).

4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. The Company shall fail to pay when due any principal payment on this Note, or any interest or other payment required under the terms of this Note, and such failure continues for three Business Days thereafter;

(b) Breaches of Representations and Warranties. Any representation or warranty made by the Company in this Note or in any of the other Transaction Documents shall not have been true in any material respect when made; provided, that if the facts or events making such representation or warranty untrue are capable of correction or cure, then the Company shall have ten Business Days after notice of the breach is delivered to the Company to correct or cure such breach;

(c) Breaches of Other Covenants. The Company shall fail to observe or to perform any other covenant, obligation, condition or agreement in any material respect contained in this Note or the other Transaction Documents, other than those specified in Section 4(a) of this Note, and such failure continues for ten Business Days after notice of the breach is delivered to the Company;

(d) Cross-Default. (i) The Company shall default under (A) any Secured Note, or (B) its payment obligations pursuant to any Transaction Document, and such failure continues for five Business Days thereafter, or (ii) the Company or any of its Subsidiaries shall default under any other agreement, bond, debenture, note or other evidence of indebtedness for money borrowed, under any guaranty or under any mortgage, or indenture pursuant to which there shall be issued or by which there shall be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries, whether such indebtedness now exists or shall hereafter be created, including but not limited to, default under the Permitted Existing Secured Indebtedness, which default (other than a default under a Secured Note) pursuant to clause (ii) shall have resulted in indebtedness of at least $250,000 being due and payable prior to the date on which it would otherwise become due and payable;

(e) Undischarged Judgment. One or more judgments for the payment of money in an amount in excess of $250,000 in the aggregate shall be rendered against the Company or any of its Material Subsidiaries (or any combination thereof) and shall remain undischarged for a period of ten consecutive Business Days during which execution shall not be effectively stayed, or any action is legally taken by a judgment creditor to levy upon any such judgment;

(f) Voluntary Bankruptcy or Insolvency Proceedings. The Company (or any Subsidiary thereof) shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar

Law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other Proceeding commenced against it or (vii) take any action for the purpose of effecting any of the foregoing;

(g) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company (or any Subsidiary thereof) or of all or a substantial part of the property thereof, or an involuntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to the Company (or any Subsidiary thereof) or the debts thereof under any bankruptcy, insolvency or other similar Law now or hereafter in effect shall be commenced and an order for relief entered, or such case or Proceeding shall not be dismissed or discharged within 30 days of commencement;

(h) Board Observer; Protective Provisions. Any of the following conditions exist: (i) the Company shall have failed to allow the Perseus Observer to attend and observe any meeting of the Board, pursuant to and subject to the limitations set forth in Section 5.6(a) of the Purchase Agreement or (ii) the Company breaches any of its obligations under Section 5.6 or 5.14 of the Purchase Agreement; and, in the case of any such breach described in this clause (ii) that is reasonably susceptible to cure, such breach continues uncured for ten Business Days after notice of such breach is delivered to such Company; or

(i) Stockholder Approval. The Board shall fail to recommend to the Company’s stockholders that they grant the Stockholder Approval (or shall revoke or rescind its recommendation), the Board shall otherwise advise the Company’s stockholders not to grant the Stockholder Approval or the Company shall fail to include the Board’s recommendation in its proxy solicitation materials delivered to the Company’s stockholders.

5. Rights of Holder upon Default.

(a) Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Section 4(f) or 4(g) of this Note) and at any time thereafter during the continuance of such Event of Default, holders of a majority of the outstanding principal amount of the Senior Secured Note(s) may declare all outstanding Obligations payable by the Company under this Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 4(f) or 4(g) of this Note, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by Law, either by suit in equity or by action at Law, or both.

(b) Notwithstanding anything to the contrary contained in this Note, in addition to the rights of the Holder specified in subsection (a) of this Section 5, on the date an

Event of Default under this Note occurs, the interest rate on this Note shall increase, from that date forward, to the Default Interest Rate, which interest shall be compounded quarterly and payable solely in lawful money of the United States of America.

6. Covenants.

(a) Affirmative Covenants. The Company covenants that, so long as any Obligations remain outstanding, the Company shall:

(i) Security and Pledge Agreement. Grant to the Holder, and maintain for the benefit of the Holder, a lien on and security interest in all of its assets and properties, whether now or hereafter existing, owned or acquired, which the Company shall perfect by filing UCC-1 financing statements in the appropriate jurisdictions and taking other actions to perfect the security interest as the Holder may reasonably request, all in accordance with the terms of the Security and Pledge Agreement, and cause its Material Subsidiaries to do the same.

(ii) Preservation of Corporate Existence. Preserve and maintain its and its Material Subsidiaries’ corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, unless the failure to so preserve, maintain or qualify does not and will not have a Material Adverse Effect, and preserve and maintain all of its Proprietary Assets that are material to it and its Subsidiaries’ business.

(iii) Compliance with Laws. Comply with all applicable Laws of any Governmental Entity, except non-compliance being contested in good faith through appropriate Proceedings so long as the Company shall have set up and funded sufficient reserves, if any, required under GAAP with respect to such items.

(iv) Performance Under the Note. Pay, observe or perform any other covenant, obligation, condition or agreement contained in this Note.

(b) Negative Covenants. The Company covenants that so long as any Obligations remain outstanding, neither the Company nor any Subsidiary shall directly or indirectly take any of the following actions without the prior written consent of the Holder:

(i) Create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any indebtedness for borrowed money, except Indebtedness incurred pursuant to the Transaction Documents or Permitted Indebtedness;

(ii) Create, incur, assume or suffer to exist any Lien of any kind on any of its assets, except for Liens created in connection with the Transaction Documents or Permitted Liens;

(iii) Enter into any transaction, or a series of related transactions, which would result in a Change of Control;

(iv) Amend the Permitted Existing Secured Indebtedness, except as otherwise permitted pursuant to the terms of this Note; or

(v) Alter the Business Plan in a manner that is material and adverse to the Company.

7. Prepayment. The Company shall have no right to prepay this Note or any interest or fees accruing or incurred with respect to this Note, without the prior written consent of the Holder.

8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of both the Company and the holders of a majority of the outstanding principal amount of the Senior Secured Note(s). Additionally, the holders of a majority of the outstanding principal amount of the Secured Note(s) shall be deemed to have waived any breach of any covenant set forth in Section 6(b) hereof in the event that each Perseus Director votes in favor of the action that causes such breach, provided that all material terms related to the cause thereof were disclosed to such Board members.

9. Transfer of this Note or Payment Hereunder. This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

10. Assignment. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, as a whole or in part, by the Company without the prior written consent of the Holder. The Holder may assign the rights, interests or obligations under this Note, as a whole or in part, at any time, subject to compliance with Section 9 of this Note, upon written notice to the Company of such assignment. Notwithstanding the foregoing, until the Company receives notice in accordance with this Section 10, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest on this Note and for all other purposes whatsoever, whether or not this Note shall be overdue.

11. Treatment of Note. To the extent permitted by GAAP, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

12. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, personal delivery or facsimile transmission at the respective addresses or facsimile number of the parties as set forth in or otherwise designated by either party pursuant to the Purchase Agreement or on the register maintained by the Company. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. Notice shall conclusively be deemed to have been given when received if received prior to 4:00 p.m. (local time) otherwise it shall be deemed to have been received the following Business Day.

13. Interaction with other Secured Notes. The Company and the Holder agree that all Secured Notes shall rank pari passu notwithstanding date of issue.

14. Expenses; Waivers. If action is instituted to collect this Note, the Company shall pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

15. Successors and Assigns. Subject to the restrictions on transfer described in Sections 9 and 10 of this Note, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

16. Governing Law; Jury Waiver. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the Laws of the State of New York, without regard to conflict of laws provisions of the State of New York or of any other state. IN THE EVENT OF ANY DISPUTE AMONG OR BETWEEN ANY OF THE PARTIES TO THIS NOTE ARISING OUT OF THE TERMS OF THIS NOTE, THE PARTIES HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR RESOLUTION OF SUCH DISPUTE, AND AGREE NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION OR SEEK TO TRANSFER ANY ACTION RELATING TO SUCH DISPUTE TO ANY OTHER JURISDICTION. THE COMPANY AND THE HOLDER AGREE TO ACCEPT SERVICE OF PROCESS PURSUANT TO THE PROCEDURES SET FORTH IN SECTION 14. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE.

[signatures appear on following page]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

DISTRIBUTED ENERGY SYSTEMS CORP.

By:
[Name]
[Title]

Signature Page for Senior Secured Promissory Note

EXHIBIT B

Form of Senior Secured Convertible Note

Exhibit B-1

EXECUTION COPY

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

$15,000,000 (the “Principal Amount”)	[Date]
Wallingford, Connecticut

FOR VALUE RECEIVED, DISTRIBUTED ENERGY SYSTEMS CORP., a corporation incorporated under the Laws of the State of Delaware (the “Company”), promises to pay to the order of Perseus Partners VII, L.P., or its registered assigns (the “Holder”), the Principal Amount, or such lesser amount as shall then equal the outstanding Principal Amount, together with interest thereon at a rate equal to 12.5% per annum, and computed on the basis of a year consisting of 365 days in accordance with the terms set forth in Section 2 of this senior secured convertible promissory note (this “Note”).

This Note is issued pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) dated as of May 10, 2007 by and between Perseus Partners VII, L.P. and the Company.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Definitions. Capitalized terms defined in the Purchase Agreement and used herein without definition have the same meaning herein as in the Purchase Agreement. In addition, as used in this Note, the following capitalized terms have the following meanings.

(a) “Additional Secured Convertible Note” shall have the meaning set forth in Section 2(a).

(b) “Change of Control” means any of the following:

(i) any merger, consolidation, reorganization, recapitalization, or other business combination involving the Company or any Material Subsidiary, in which the shareholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation, reorganization, recapitalization or other business combination;

(ii) the sale of all, or substantially all, of the assets of the Company or any Material Subsidiary to a third party not wholly owned, directly or indirectly, by the Company; or

(iii) the sale of voting securities of the Company in a transaction or a series of related transactions to any Person (or group of Persons acting in concert), other than any Affiliates of the Holder or any Person who is or has been a Holder, that results in such Person (or group of Persons) (together with their Affiliates) owning more than 50% of the outstanding voting securities of the Company or any Material Subsidiary.

(c) “Closing Price” means the closing price of the Common Shares as reported on the Nasdaq Global Market.

(d) “Common Shares” means shares of the common stock, par value $0.01 per share, of the Company.

(e) “Date of Issuance” means the date of issuance of this Note by the Company under the Purchase Agreement.

(f) “Default Interest Rate” means the lesser of 20% or the maximum rate allowed by applicable Law.

(g) “Lien” means any lien, security interest, mortgage, pledge, charge, license, adverse claim, reversion or encumbrance of any kind, and includes conditional sales contracts, title retention agreements and capital leases.

(h) “Maturity Date” means [insert the date that falls 18 months after the day prior to the Subsequent Investment Closing Date].

(i) “Normal Course Liens” means:

(i) any builder’s, mechanic’s, materialman’s, worker’s, repairman’s or other similar statutory Lien incurred in the ordinary course of business, that has not at the time been filed pursuant to applicable Laws and any such Lien that, although filed, relates solely to an obligation not overdue or, if overdue, is being contested in good faith or is bonded or in respect of which the appropriate amount has been withheld in accordance with applicable Laws;

(ii) any right reserved to, or vested in, any applicable Governmental Entity by the terms of any applicable Laws, any applicable authorization by a Governmental Entity, or any property interest, easement, right-of-way or servitude issued or granted by applicable Laws or by any applicable authorization by a Governmental Entity, to terminate any such authorization, easement, right-of-way or servitude or to purchase, expropriate, appropriate or recapture or designate a purchaser of any property;

(iii) any Lien for Taxes, assessment, water or sewer, or other rents or charges not at the time overdue or, if overdue, being contested in good faith;

(iv) any Lien arising in connection with workers’ compensation, unemployment or employment insurance or other social benefits required by applicable Laws not at the time overdue or, if overdue, being contested in good faith;

(v) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of money) or leases, in an aggregate amount not to exceed $50,000;

(vi) involuntary Liens (including the Lien of an attachment, judgment or execution) in an aggregate amount not to exceed $10,000 and not at the time overdue or, if overdue, contested in good faith;

(vii) Purchase Money Liens;

(viii) Liens granted or created by the Transaction Documents; and

(ix) any other Liens consented to by the Holder or approved pursuant to Section 6(b);

provided that in each case where it is in good faith contesting any obligations, Taxes or assessments as contemplated herein, (A) it shall have established to the satisfaction of the Holder (acting reasonably) a reserve in accordance with GAAP unless there is a reasonable likelihood that the amount will be required to be paid, in which case it shall establish sufficient reserve for or deposit with a court of competent jurisdiction or the assessing authority, or to such other Person as is acceptable to the Holder, acting reasonably, sufficient funds or a surety bond, for the total amount claimed to be secured by such Liens, where the application of such reserve, funds or bond would result in their discharge, and (B) such Lien shall only be a Permitted Lien for so long as such contestation effectively postpones or stays the enforcement of the rights of the holder thereof.

(j) “Obligations” means the principal, interest and other amounts payable under this Note.

(k) “Permitted Indebtedness” means (i) the amount permitted by (A) the Permitted Existing Secured Indebtedness and (ii) indebtedness permitted to be incurred under the terms of the Purchase Agreement.

(l) “Permitted Liens” means Liens granted pursuant to the Permitted Existing Secured Indebtedness or a Normal Course Lien.

(m) “Purchase Money Lien” means a Lien incurred in the ordinary course of business only to secure the purchase price of an asset, or to secure debt used only to finance or refinance the purchase of an asset, in the aggregate amount not to exceed $50,000.

(n) “Secured Note” means this Note, any Additional Secured Convertible Notes issued or any notes issued in replacement of the foregoing.

(o) “Trading Day” means any day on which Nasdaq is open for trading.

(p) “Transaction Documents” shall mean each of the Promissory Notes, the Purchase Agreement, the Warrants, the Security and Pledge Agreement, the Subsidiary Security and Pledge Agreements, the Guaranties, the Registration Rights Agreement, the Intercreditor Agreement, the Management Rights Letter and any other instrument or agreement at any time delivered in connection with the foregoing to secure the Obligations.

(q) “Warrants” shall mean warrants to purchase Common Shares issued pursuant to the Purchase Agreement.

2. Interest.

(a) All unpaid principal, together with any accrued but unpaid interest and other amounts payable under this Note, shall be due and payable on (i) the Maturity Date, or (ii) when such amounts are declared due and payable by the Holder or made automatically due and payable upon or after (A) the occurrence of an Event of Default (as defined below), (B) the liquidation or dissolution of the Company, or (C) any Change of Control. Interest on this Note shall be payable (and if not paid when due, shall be compounded) quarterly in arrears on each August [    ], November [    ], February [    ] and May [    ] after the date of issuance of this Note and shall be payable at the option of the Company either (i) in lawful money of the United States of America, or (ii) by the issuance of an additional senior secured convertible promissory note identical in all respects to this Note except that it shall have a principal amount equal to such interest payment and a different date of issuance (each, an “Additional Secured Convertible Note”).

(b) If the Company elects to pay interest by issuing an Additional Secured Convertible Note, it shall give notice to the Holder on the day such payment is due and deliver such Additional Secured Convertible Note to the Holder within five Business Days.

(c) Interest shall be calculated based on the weighted average principal outstanding for such period and for certainty shall exclude any interest converted pursuant to Section 8 of this Note. The first payment of interest shall be on [            ], 20     and shall be calculated from the Date of Issuance to [    ].

3. Secured Obligations; Collateral. In order to secure the Company’s payment and performance of the Obligations and to secure the Company’s prompt, full and faithful performance and observance of all of the provisions under this Note and the other Transaction Documents, the Company has delivered to the Holder, the Security and Pledge Agreement, pursuant to which the Company has granted to the Holder as security and collateral for the payment and performance of the Obligations, a security interest in all of the property and assets of the Company, whether now existing or hereafter arising, and all as more specifically described, and on the terms and conditions set forth in, the Security and Pledge Agreement. The Company’s Material Subsidiaries have also entered into and delivered to the Holder, as further protection, the Guaranty and the Subsidiary Security and Pledge Agreements. The security interest granted by the Company under the Security and Pledge Agreement, and by the Company’s Material Subsidiaries under the Subsidiary Security and Pledge Agreement, securing the indebtedness evidenced by this Note, including all Obligations, is senior to all other liens, security interests or encumbrances securing any other indebtedness of each of the Company and its Material Subsidiaries other than the Permitted Existing Secured Indebtedness (pursuant to the Intercreditor Agreement).

4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. The Company shall fail to pay when due any principal payment on this Note, or any interest or other payment required under the terms of this Note, and such failure continues for three Business Days thereafter;

(b) Breaches of Representations and Warranties. Any representation or warranty made by the Company in this Note or in any of the other Transaction Documents shall not have been true in any material respect when made; provided, that if the facts or events making such representation or warranty untrue are capable of correction or cure, then the Company shall have ten Business Days after notice of the breach is delivered to the Company to correct or cure such breach;

(c) Breaches of Other Covenants. The Company shall fail to observe or to perform any other covenant, obligation, condition or agreement in any material respect contained in this Note or the other Transaction Documents, other than those specified in Section 4(a) of this Note, and such failure continues for ten Business Days after notice of the breach is delivered to the Company;

(d) Cross-Default. (i) The Company shall default under (A) any Secured Note, or (B) its payment obligations pursuant to any Transaction Document, and such failure continues for five Business Days thereafter, or (ii) the Company or any of its Subsidiaries shall default under any other agreement, bond, debenture, note or other evidence of indebtedness for money borrowed, under any guaranty or under any mortgage, or indenture pursuant to which there shall be issued or by which there shall be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries, whether such indebtedness now exists or shall hereafter be created, including but not limited to, default under the Permitted Existing Secured Indebtedness, which default (other than a default under a Secured Note) pursuant to clause (ii) shall have resulted in indebtedness of at least $250,000 being due and payable prior to the date on which it would otherwise become due and payable;

(e) Undischarged Judgment. One or more judgments for the payment of money in an amount in excess of $250,000 in the aggregate shall be rendered against the Company or any of its Material Subsidiaries (or any combination thereof) and shall remain undischarged for a period of ten consecutive Business Days during which execution shall not be effectively stayed, or any action is legally taken by a judgment creditor to levy upon any such judgment;

(f) Voluntary Bankruptcy or Insolvency Proceedings. The Company (or any Subsidiary thereof) shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other Proceeding commenced against it or (vii) take any action for the purpose of effecting any of the foregoing;

(g) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company (or any Subsidiary thereof) or of all or a substantial part of the property thereof, or an involuntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to the Company (or any Subsidiary thereof) or the debts thereof under any bankruptcy, insolvency or other similar Law now or hereafter in effect shall be commenced and an order for relief entered, or such case or Proceeding shall not be dismissed or discharged within 30 days of commencement; or

(h) Board Observer; Protective Provisions. Any of the following conditions exist: (i) the Company shall have failed to allow the Perseus Observer to attend and observe any meeting of the Board, pursuant to and subject to the limitations set forth in Section 5.6(a) of the Purchase Agreement, (ii) the number of Perseus Directors is less than the Requisite Number and such condition continues after the Purchaser has given written notice to the Company that it has selected a nominee for any such vacant position for the lesser of (x) a five Business Day period and (y) a period ending immediately prior to the time the Board takes any action or vote (whether at a meeting or by written consent in lieu of a meeting) or (iii) the Company breaches any of its obligations under Section 5.6 or 5.14 of the Purchase Agreement, and, in the case of any such breach described in this clause (iii) that is reasonably susceptible to cure, such breach continues uncured for ten Business Days after notice of such breach is delivered to such Company.

5. Rights of Holder upon Default.

(a) Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Section 4(f) or 4(g) of this Note) and at any time thereafter during the continuance of such Event of Default, holders of a majority of the outstanding principal amount of the Senior Secured Convertible Note(s) may declare all outstanding Obligations payable by the Company under this Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 4(f) or 4(g) of this Note, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by Law, either by suit in equity or by action at Law, or both.

(b) Notwithstanding anything to the contrary contained in this Note, in addition to the rights of the Holder specified in subsection (a) of this Section 5, on the date an Event of Default under this Note occurs, the interest rate on this Note shall increase, from that date forward, to the Default Interest Rate, which interest shall be compounded quarterly and payable solely in lawful money of the United States of America.

6. Covenants.

(a) Affirmative Covenants. The Company covenants that, so long as any Obligations remain outstanding, the Company shall:

(i) Security and Pledge Agreement. Grant to the Holder, and maintain for the benefit of the Holder, a lien on and security interest in all of its assets and properties, whether now or hereafter existing, owned or acquired, which the Company shall perfect by filing UCC-1 financing statements in the appropriate jurisdictions and taking other actions to perfect the security interest as the Holder may reasonably request, all in accordance with the terms of the Security and Pledge Agreement, and cause its Material Subsidiaries to do the same.

(ii) Preservation of Corporate Existence. Preserve and maintain its and its Material Subsidiaries’ corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, unless the failure to so preserve, maintain or qualify does not and will not have a Material Adverse Effect, and preserve and maintain all of its Proprietary Assets that are material to it and its Subsidiaries’ business.

(iii) Compliance with Laws. Comply with all applicable Laws of any Governmental Entity, except non-compliance being contested in good faith through appropriate Proceedings so long as the Company shall have set up and funded sufficient reserves, if any, required under GAAP with respect to such items.

(iv) Performance Under the Note. Pay, observe or perform any other covenant, obligation, condition or agreement contained in this Note.

(b) Negative Covenants. The Company covenants that so long as any Obligations remain outstanding, neither the Company nor any Subsidiary shall directly or indirectly take any of the following actions without the prior written consent of the Holder:

(i) Create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any indebtedness for borrowed money, except Indebtedness incurred pursuant to the Transaction Documents or Permitted Indebtedness;

(ii) Create, incur, assume or suffer to exist any Lien of any kind on any of its assets, except for Liens created in connection with the Transaction Documents or Permitted Liens;

(iii) Enter into any transaction, or a series of related transactions, which would result in a Change of Control;

(iv) Amend the Permitted Existing Secured Indebtedness, except as otherwise permitted pursuant to the terms of this Note; or

(v) Alter the Business Plan in a manner that is material and adverse to the Company.

7. Prepayment and Effect on Conversion Rights. The Company shall have no right to prepay this Note or any interest or fees accruing or incurred with respect to this Note, without the prior written consent of the Holder.

8. Conversion.

(a) Conversion into Common Shares. The Holder shall have the option to convert, as a whole or in part, up to the entire amount outstanding under this Note (including the accrued but unpaid interest) into Common Shares at any time or from time to time at a conversion price equal to [insert the lesser of (i) 75% of the volume weighted average price of the Common Shares on Nasdaq for the ten Trading Day period ending on the day prior to the date of the Subsequent Investment Closing and (ii) $1.20] (the “Conversion Price”), subject to adjustments in the event of any stock splits, reverse stock splits, stock dividends or other similar recapitalization or reorganization transactions that affect all shareholders equally as set forth in Section 9.

(b) Mechanics and Effect of Conversion. No fractional Common Shares shall be issued upon conversion of this Note. Upon the conversion of all of the principal and accrued interest outstanding under this Note, in lieu of the Company issuing any fractional shares to the Holder, the Company shall pay to the Holder the amount of outstanding principal that is not so converted. On partial conversion of this Note, the Company shall issue to the Holder (i) the Common Shares into which a portion of this Note is converted and (ii) a new Secured Note having identical terms to this Note, except that the principal amount thereof shall equal the difference between (A) the principal amount of this Note immediately prior to such conversion minus (B) the portion of such principal amount converted into Common Shares. Upon any conversion of this Note pursuant to this Section 8, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, and in any event within three Business Days of such surrender, issue and deliver to the Holder at such principal office a certificate or certificates for the number of shares of such Common Shares to which the Holder shall be entitled upon such conversion (bearing such legends as are required by the Purchase Agreement and applicable securities Laws and stock exchange regulations or policies, as required in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note. Issuance of this Note shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Common Shares issuable upon the conversion of this Note.

(c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of this Note and the other Secured Notes, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of this Note and all other Secured Notes; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of this Note and all other Secured Notes, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose.

(d) Payment of Taxes. The Company will pay all transfer taxes or charges that may be imposed with respect to the issue or delivery of Common Shares upon conversion of this Note, except for any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Common Shares in a name other than that in which this Note was registered.

(e) Withholding Taxes. Notwithstanding any other provision of this Note, the Company shall:

(i) not be obliged to reimburse, indemnify, make whole or otherwise pay to the Holder, and

(ii) be entitled to deduct and withhold from all amounts payable pursuant to this Note,

any amounts required by applicable Law to be deducted or withheld for any and all Taxes, so long as the Company promptly pays the full amount deducted or withheld to the applicable Governmental Entity in accordance with applicable Law. Any such amounts deducted and not owed or paid to the applicable Governmental Entity in accordance with applicable Law shall be returned to the Holder promptly. The Holder shall provide any information reasonably requested by the Company to enable it to determine whether Taxes must be withheld or deducted and the amount of such withholding or deduction.

9. Conversion Price Adjustments.

(a) Adjustment for Splits and Combinations. If the Company shall at any time or from time to time after the Date of Issuance effect a stock split of the outstanding Common Shares, the Conversion Price in effect immediately before that stock split shall be proportionately decreased, and, conversely, if the Company shall at any time or from time to time after the Date of Issuance combine the outstanding Common Shares into a smaller number of shares, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 9(a) shall become effective at the close of business on the date the stock split or combination becomes effective.

(b) Adjustment for Common Shares Dividends and Distributions. If the Company at any time or from time to time after the Date of Issuance issues, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable solely in additional Common Shares, in each such event the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which is the total number of

Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the sum of the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefore, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 9(b) to reflect the actual payment of such dividend or distribution.

(c) Adjustments for Other Dividends and Distributions. If the Company at any time or from time to time after the Date of Issuance issues, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in securities of the Company other than Common Shares or other property, in each such event provision shall be made so that the Holder of this Note shall receive upon conversion of this Note, in addition to the number of Common Shares receivable hereupon, the amount of securities of the Company or other property which such Holder would have received had this Note been converted into Common Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 9 with respect to the rights of the Holder or with respect to such other securities or other property by their terms. As used herein, the term “other property” does not include cash.

(d) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Date of Issuance, the Common Shares issuable upon the conversion of this Note is changed into the same or a different number of shares of any class or series of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 9), then in any such event the Holder shall have the right thereafter to convert this Note into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of Common Shares into which this Note could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided in this Note or with respect to such other securities or property by the terms thereof.

(e) Reorganizations. If at any time or from time to time after the Date of Issuance there is a capital reorganization of the Common Shares (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 9), as a part of such capital reorganization provision shall be made so that the Holder shall thereafter be entitled to receive upon conversion of this Note the number of shares or other securities or property of the Company to which a holder of the number of Common Shares deliverable upon such conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such securities by their terms. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 9 with respect to the rights of the Holder after such capital reorganization to the end that the provisions of this Section 9 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of this Note) shall be applicable after that event and be as nearly equivalent as practicable.

(f) Certificate of Adjustment. In each case of an adjustment or readjustment of any Conversion Price for the number of Common Shares or other securities issuable upon conversion of this Note, the Company, at its own expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions of this Note and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder at the Holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment in the Conversion Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

(g) Notices of Record Date. Upon (i) the establishment by the Company of a record of the holders of any class of securities for the purpose of determining the holders of such securities who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the shares of the Company, any merger or consolidation of the Company with or into any other Company, or any transfer of all or substantially all the assets of the Company to any other Person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder at least twenty Business Days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Shares (or other securities) shall be entitled to exchange their Common Shares (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(h) No Impairment. The Company shall not amend its Certificate of Incorporation or Bylaws or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the Holder of this Note against dilution or other impairment as provided herein. If the Company takes any action in breach of this Note, the Holder shall be entitled to any and all remedies available at law or in equity.

(i) Fractional Share. No fractional share shall be issuable upon conversion of this Note and the number of shares to be issued shall be rounded down to the nearest whole share. If the conversion of this Note shall result in the issuance of any fractional share, the Company shall eliminate such fractional share by paying the Holder an amount computed by multiplying such fraction by the fair market value of a full share.

(j) Other Adjustments. If and whenever the Company shall take any action affecting or relating to the Common Shares, other than any action described in this Section 9, which in the opinion of the Board would prejudicially affect the rights of the Holder, the Conversion Price and, if required, the number of Common Shares to be issued upon exercise of the Note will be adjusted by the Board in such manner, if any, and at such time, as the Board may, subject to the approval of any stock exchange(s) on which the Common Shares are listed and posted for trading, reasonably determine to be equitable in the circumstances to such Holder.

10. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of both the Company and the holders of a majority of the outstanding principal amount of the Senior Secured Convertible Note(s). Additionally, the holders of a majority of the outstanding principal amount of the Senior Secured Convertible Note(s) shall be deemed to have waived any breach of any covenant set forth in Section 6(b) hereof in the event that each Perseus Director votes in favor of the action that causes such breach, provided that all material terms related to the cause thereof were disclosed to such Board members.

11. Transfer of this Note or Securities Issuable on Conversion or Payment Hereunder. This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note or securities issuable on conversion of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

12. Assignment. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, as a whole or in part, by the Company without the prior written consent of the Holder. The Holder may assign the rights, interests or obligations under this Note, as a whole or in part, at any time, subject to compliance with Section 11 of this Note, upon written notice to the Company of such assignment. Notwithstanding the foregoing, until the Company receives notice in accordance with this Section 12, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest on this Note and for all other purposes whatsoever, whether or not this Note shall be overdue.

13. Treatment of Note. To the extent permitted by GAAP, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

14. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, personal delivery or facsimile transmission at the respective addresses or facsimile number of the parties as set forth in or otherwise designated by either party pursuant to the Purchase Agreement or on the register maintained by the Company. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. Notice shall conclusively be deemed to have been given when received if received prior to 4:00 p.m. (local time) otherwise it shall be deemed to have been received the following Business Day.

15. Interaction with other Secured Notes. The Company and the Holder agree that all Secured Notes shall rank pari passu notwithstanding date of issue.

16. Expenses; Waivers. If action is instituted to collect this Note, the Company shall pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

17. Successors and Assigns. Subject to the restrictions on transfer described in Sections 11 and 12 of this Note, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

18. Governing Law; Jury Waiver. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the Laws of the State of New York, without regard to conflict of laws provisions of the State of New York or of any other state. IN THE EVENT OF ANY DISPUTE AMONG OR BETWEEN ANY OF THE PARTIES TO THIS NOTE ARISING OUT OF THE TERMS OF THIS NOTE, THE PARTIES HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR RESOLUTION OF SUCH DISPUTE, AND AGREE NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION OR SEEK TO TRANSFER ANY ACTION RELATING TO SUCH DISPUTE TO ANY OTHER JURISDICTION. THE COMPANY AND THE HOLDER AGREE TO ACCEPT SERVICE OF PROCESS PURSUANT TO THE PROCEDURES SET FORTH IN SECTION 14. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE.

[signatures appear on following page]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

DISTRIBUTED ENERGY SYSTEMS CORP.

By:
[Name]
[Title]

Signature Page for Senior Secured Convertible Promissory Note

EXHIBIT C

Form of Initial Investment Warrant

Exhibit C-1

EXECUTION VERSION

FORM OF INITIAL INVESTMENT WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES. NEITHER THE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR OTHERWISE DISPOSED OF WITHOUT AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

No.:	[Date]

WARRANT

TO PURCHASE COMMON SHARES

OF

DISTRIBUTED ENERGY SYSTEMS CORP.

1. Issuance of Warrant. FOR VALUE RECEIVED, on and after the date of issuance of this Warrant, and on the terms and subject to the conditions herein set forth, the Holder (as defined below) is entitled to purchase from Distributed Energy Systems Corp., a corporation incorporated under the laws of the State of Delaware (the “Company”), at any time before 5:00 p.m. New York time on [Date Five Years from Issue Date] (the “Termination Date”), at a price per share equal to the Warrant Price (as defined below and subject to adjustment as described below), the Warrant Stock (as defined below and subject to adjustment as described below) upon exercise of this warrant (this “Warrant”) pursuant to Section 6 hereof or conversion of this Warrant pursuant to Section 7 hereof.

2. Definitions. As used in this Warrant, the following terms have the definitions ascribed to them below:

(a) “Business Day” means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of New York, the State of Connecticut or the District of Columbia are authorized to be closed.

(b) “Commencement Date” means [Issue Date].

(c) “Common Shares” means shares of the common stock, par value $0.01 per share, of the Company.

(d) “Holder” means Perseus Partners VII, L.P., or its successors or assigns.

(e) “Purchase Agreement” means the Securities Purchase Agreement by and between the Company and Perseus Partners VII, L.P., dated May 10, 2007.

(f) “Warrant Price” means $0.80 per share, subject to adjustment as described in Section 3 hereof.

(g) “Warrant Stock” means [            ] Common Shares1, subject to adjustment as described in Section 3 hereof or in accordance with Section 7 hereof.

Any other capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

3. Adjustments and Notices. The Warrant Price and the number of shares of Warrant Stock shall be subject to adjustment from time to time in accordance with this Section 3.

(a) Adjustment for Splits and Combinations. If the Company shall at any time or from time to time after the Commencement Date effect a stock split of the outstanding Common Shares, the Warrant Price in effect immediately before that stock split shall be proportionately decreased, and, conversely, if the Company shall at any time combine the outstanding Common Shares into a smaller number of shares, the Warrant Price in effect immediately before that combination shall be proportionately increased. Any adjustment under this Section 3(a) shall become effective at the close of business on the date the stock split or combination becomes effective.

(b) Adjustment for Common Shares Dividends and Distributions. If the Company at any time or from time to time after the Commencement Date issues, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable solely in additional Common Shares, in each such event the Warrant Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Warrant Price then in effect by a fraction (i) the numerator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the sum of the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefore, the

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If the closing bid price for the Company’s Common Stock as of the day prior to the date of issuance of this Warrant is greater than the Warrant Price, insert a number of shares equal to 19.99% of the outstanding shares of the Company’s Common Stock as of such date. If the closing bid price for the Company’s Common Stock as of the day prior to the date of issuance of this Warrant is equal to or less than the Warrant Price, insert a number of shares equal to 24.99% of the outstanding shares of the Company’s Common Stock as of such date.

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Warrant Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Warrant Price shall be adjusted pursuant to this Section 3(b) to reflect the actual payment of such dividend or distribution.

(c) Adjustments for Other Dividends and Distributions. If the Company at any time or from time to time after the Commencement Date issues, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in securities of the Company other than Common Shares or other property, in each such event provision shall be made so that the Holder shall receive upon exercise or conversion of this Warrant, in addition to the number of Common Shares receivable hereupon, the amount of securities of the Company or other property which such Holder would have received had this Warrant been exercised for or converted into Common Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the exercise or conversion date, retained such securities or other property receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3 with respect to the rights of the Holders of this Warrant or with respect to such other securities or other property by their terms. As used herein, the term “other property” does not include cash.

(d) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Commencement Date, the Common Shares issuable upon the exercise or conversion of this Warrant is changed into the same or a different number of shares of any class or series of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 3), then in any such event the Holder shall have the right upon the exercise or conversion of this Warrant to receive the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of Common Shares which the Holder of this Warrant could have received had such Warrant been exercised or converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided in this Warrant or with respect to such other securities or property by the terms thereof.

(e) Reorganizations. If at any time or from time to time after the Commencement Date, there is a capital reorganization of the Common Shares (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 3), as a part of such capital reorganization provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise or conversion of this Warrant the number of shares or other securities or property of the Company to which a holder of the number of Common Shares deliverable upon such exercise or conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such securities by their terms. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder after such capital reorganization to the end that the provisions of this Section 3 (including adjustment of the Warrant Price then in effect and the number of shares issuable upon exercise or conversion of this Warrant) shall be applicable after that event and be as nearly equivalent as practicable.

(f) Certificate of Adjustment. In each case of an adjustment or readjustment of the Warrant Price for the number of common Shares or other securities issuable upon exercise

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or conversion of this Warrant, the Company, at its own expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions of this Warrant and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder at the Holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment in the Warrant Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

(g) Adjustment to Number of Shares of Warrant Stock. In the event the Warrant Price is adjusted under any provision of this Section 3, the number of shares of Warrant Stock shall be simultaneously adjusted by multiplying the number of shares of Warrant Stock by a fraction, the numerator of which is the Warrant Price in effect immediately prior to such adjustment and the denominator of which is the Warrant Price in effect immediately after such adjustment.

(h) Notices of Record Date. Upon (i) the establishment by the Company of a record of the holders of any class of securities for the purpose of determining the holders of such securities who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the shares of the Company, any merger or consolidation of the Company with or into any other Company, or any transfer of all or substantially all the assets of the Company to any other Person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder at least twenty Business Days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Shares (or other securities) shall be entitled to exchange their Common Shares (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(i) No Impairment. The Company shall not amend its Certificate of Incorporation or Bylaws or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment as provided herein. If the Company takes any action in breach of this Warrant, the Holder shall be entitled to any and all remedies available at law or in equity.

(j) Fractional Share. No fractional share shall be issuable upon exercise or conversion of this Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If the exercise or conversion of this Warrant shall result in the issuance of any fractional share, the Company shall eliminate such fractional share by paying the Holder an amount computed by multiplying such fraction by the fair market value of a full share.

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(k) Other Adjustments. If and whenever the Company shall take any action affecting or relating to the Warrants, other than any action described in this Section 3, which in the opinion of the Board would prejudicially affect the rights of the Holder, the Warrant Price and, if required, the number of Common Shares to be issued upon exercise or conversion of the Warrant will be adjusted by the Board in such manner, if any, and at such time, as the Board may, in its sole discretion, subject to the approval of any stock exchange(s) on which the Common Shares are listed and posted for trading, reasonably determine to be equitable in the circumstances to such Holder.

4. No Shareholder Rights. This Warrant, by itself, as distinguished from any Common Shares purchased hereunder, shall not entitle its Holder to any of the rights of a shareholder of the Company.

5. Reservation of Stock. On and after the Commencement Date, the Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the exercise or conversion of this Warrant and all other Warrants, such number of its Common Shares as shall from time to time be sufficient to effect the exercise or conversion of this Warrant and all other Warrants; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the exercise or conversion of this Warrant and all other Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose. Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock issuable upon the exercise or conversion of this Warrant.

6. Exercise of Warrant.

(a) Voluntary Exercise. This Warrant may be exercised as a whole or in part by the Holder, at any time after the date of issuance of this Warrant and prior to the termination of this Warrant, by the surrender of this Warrant, together with the Notice of Exercise and Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and executed, and containing a form of signature guarantee reasonably acceptable to the Company, at the principal office of the Company, specifying the portion of the Warrant to be exercised and accompanied by payment in full of the Warrant Price in cash or by bank draft or wire transfer with respect to the shares of Warrant Stock being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, and in any event within three Business Days, the Company shall issue and deliver to the Person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise. If this Warrant shall be exercised for less than the total number of shares of Warrant Stock then issuable upon exercise,

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promptly after surrender of this Warrant upon such exercise, and in any event within three Business Days, the Company will execute and deliver a new warrant, dated the date hereof, evidencing the right of the Holder to the balance of this Warrant Stock purchasable hereunder upon the same terms and conditions set forth in this Warrant.

(b) Payment of Taxes. The Company will pay all transfer taxes or charges that may be imposed with respect to the issue or delivery of Common Shares upon exercise or conversion of this Warrant, except for any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Common Shares in a name other than that in which this Warrant was registered.

7. Conversion. In lieu of exercising this Warrant or any portion of this Warrant, at any time the Holder of this Warrant shall have the right to convert this Warrant or any portion of this Warrant into Warrant Stock by the surrender of this Warrant, together with the written Notice of Conversion and Investment Representation Statement in the forms attached hereto as Attachments 3 and 2, respectively, duly completed and executed, and containing a form of signature guarantee reasonably acceptable to the Company, at the principal office of the Company, specifying the portion of the Warrant to be converted. The number of shares of Warrant Stock to be issued to the Holder upon such conversion shall be computed using the following formula:

X=(P)(Y)(A-B)/A

where	X =	the number of Common Shares to be issued to the Holder for the portion of the Warrant being converted.

	P =	the portion of the Warrant being converted expressed as a decimal fraction.

	Y =	the total number of Common Shares issuable upon exercise of the Warrant in full.

	A =	the fair market value of one share of Warrant Stock which means the fair market value of the Warrant Stock as of the last Business Day immediately prior to the date the Notice of Conversion is received by the Company, as reported in the principal market for such securities or, if no such market exists, as determined in good faith by the Company’s Board.

	B =	the Warrant Price on the date of conversion.

Any portion of this Warrant that is converted shall be immediately canceled. This Warrant or any portion of this Warrant shall be deemed to have been converted immediately prior to the close of business on the date of its surrender for conversion as provided above, and the Person entitled to receive the shares of Warrant Stock issuable upon such conversion shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, and in any event within three Business Days of the conversion, the Company shall issue and deliver to the Person or Persons entitled to receive

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the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such conversion. If the Warrant shall be converted for less than the total number of shares of Warrant Stock then issuable upon conversion, promptly after surrender of the Warrant upon such conversion, the Company will execute and deliver a new warrant, dated the date of this Warrant, evidencing the right of the Holder to the balance of the Warrant Stock purchasable hereunder upon the same terms and conditions set forth in this Warrant. If this Warrant is converted, as a whole or in part, after the occurrence of an event as to which Section 3(c) is applicable, the Holder shall receive the consideration contemplated by Section 3(c) in lieu of Common Shares.

8. Transfer of Warrant. This Warrant may be transferred or assigned by the Holder hereof as a whole or in part, provided that the transferor provides, at the Company’s request, an opinion of counsel or other evidence reasonably satisfactory to the Company that such transfer does not require registration under the Securities Act or any similar requirement under the securities law applicable with respect to any other applicable jurisdiction.

9. Termination. This Warrant shall terminate at 5:00 p.m. New York time on the Termination Date.

10. Governing Law; Jury Waiver. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws provisions of the State of New York or of any other state. IN THE EVENT OF ANY DISPUTE AMONG OR BETWEEN ANY OF THE PARTIES TO THIS WARRANT ARISING OUT OF THE TERMS OF THIS WARRANT, THE PARTIES HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR RESOLUTION OF SUCH DISPUTE, AND AGREE NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION OR SEEK TO TRANSFER ANY ACTION RELATING TO SUCH DISPUTE TO ANY OTHER JURISDICTION. THE COMPANY AND THE HOLDER AGREE TO ACCEPT SERVICE OF PROCESS PURSUANT TO THE PROCEDURES SET FORTH IN SECTION 11. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS WARRANT.

11. Miscellaneous; Notices. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term of this Warrant may be changed or waived except by an instrument in writing signed by the Company and the Holder of this Warrant. All notices and other communications from the Company to the Holder of this Warrant shall be delivered personally, by facsimile or mailed via overnight courier, to the address, facsimile number furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address or facsimile number to the Company in writing. If such communication is delivered by facsimile, delivery shall be deemed given once the Holder receives a receipt confirmation, and if mailed via overnight courier delivery shall be deemed given on the next Business Day thereafter.

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ISSUED: [            ]

DISTRIBUTED ENERGY SYSTEMS CORP.

By:
Name:
Title:

8

EXECUTION VERSION

Attachment 1

NOTICE OF EXERCISE

TO:	Distributed Energy Systems Corp.

1. The undersigned hereby elects to purchase                      shares of the Warrant Stock of Distributed Energy Systems Corp. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

2. Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Date)	(Name of Warrant Holder)

By:
Title:

Attachment 1-1

Attachment 2

INVESTMENT REPRESENTATION STATEMENT

Common Shares

(as defined in the attached Warrant) of

Distributed Energy Systems Corp.

In connection with the purchase of the above-listed securities, the undersigned hereby represents to Distributed Energy Systems Corp. (the “Company”) as follows:

(a) The securities to be received upon the exercise of the Warrant (the “Securities”) will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer, or grant participation to such Person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

(b) The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

(c) The undersigned agrees that in no event will it make a disposition of any Securities acquired upon the exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) it shall have furnished the Company with an opinion of counsel or other evidence reasonably satisfactory to the Company and Company’s counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Securities Act and such laws is available and (B) the proposed transfer will not violate any of said laws.

(d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company. The undersigned represents that it is an “accredited investor” within the meaning of Regulation D of the Securities Act.

Attachment 2-1

(e) The undersigned acknowledges that the Securities issuable upon exercise or conversion of the Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold from the Company or any affiliate of the Company, the sale being through a “broker’s transaction” or in transactions directly with a “market maker” (as provided by Rule 144(f)) and the number of shares being sold during any three month period not exceeding specified limitations.

Dated:

(Typed or Printed Name)

By:
(Signature)

(Title)

Attachment 2-2

Attachment 3

NOTICE OF CONVERSION

TO:	Distributed Energy Systems Corp.

1. The undersigned hereby elects to acquire                      Common Shares of Distributed Energy Systems Corp. pursuant to the terms of the attached Warrant, by conversion of                      percent (            %) of the Warrant.

2. Please issue a certificate or certificates representing said shares of Common Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Date)	(Name of Warrant Holder)

By:
Title:
(Title and signature of authorized person)

Attachment 3-1

EXHIBIT D

Form of Subsequent Investment Warrant

Exhibit D-1

EXECUTION VERSION

FORM OF SUBSEQUENT INVESTMENT WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES. NEITHER THE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR OTHERWISE DISPOSED OF WITHOUT AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

No.:	[Date]

WARRANT

TO PURCHASE COMMON SHARES

OF

DISTRIBUTED ENERGY SYSTEMS CORP.

1. Issuance of Warrant. FOR VALUE RECEIVED, on and after the date of issuance of this Warrant, and on the terms and subject to the conditions herein set forth, the Holder (as defined below) is entitled to purchase from Distributed Energy Systems Corp., a corporation incorporated under the laws of the State of Delaware (the “Company”), at any time before 5:00 p.m. New York time on [Date Five Years from Issue Date] (the “Termination Date”), at a price per share equal to the Warrant Price (as defined below and subject to adjustment as described below), the Warrant Stock (as defined below and subject to adjustment as described below) upon exercise of this warrant (this “Warrant”) pursuant to Section 6 hereof or conversion of this Warrant pursuant to Section 7 hereof.

2. Definitions. As used in this Warrant, the following terms have the definitions ascribed to them below:

(a) “Business Day” means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of New York, the State of Connecticut or the District of Columbia are authorized to be closed.

(b) “Commencement Date” means [Issue Date].

(c) “Common Shares” means shares of the common stock, par value $0.01 per share, of the Company.

(d) “Holder” means Perseus Partners VII, L.P., or its successors or assigns.

(e) “Purchase Agreement” means the Securities Purchase Agreement by and between the Company and Perseus Partners VII, L.P., dated May     , 2007.

(f) “Warrant Price” means as to each tranche of Warrant Stock, the price set forth on Schedule 1 to this Warrant adjacent to the Warrant Stock comprising such tranche, subject to adjustment as described in Section 3 hereof.

(g) “Warrant Stock” means the number of Common Shares set forth in tranches on Schedule 1 to this Warrant, in each case, subject to adjustment as described in Section 3 hereof or in accordance with Section 7 hereof.

Any other capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

3. Adjustments and Notices. The Warrant Price and the number of shares of Warrant Stock shall be subject to adjustment from time to time in accordance with this Section 3.

(a) Adjustment for Splits and Combinations. If the Company shall at any time or from time to time after the Commencement Date effect a stock split of the outstanding Common Shares, the Warrant Price in effect immediately before that stock split shall be proportionately decreased, and, conversely, if the Company shall at any time combine the outstanding Common Shares into a smaller number of shares, the Warrant Price in effect immediately before that combination shall be proportionately increased. Any adjustment under this Section 3(a) shall become effective at the close of business on the date the stock split or combination becomes effective.

(b) Adjustment for Common Shares Dividends and Distributions. If the Company at any time or from time to time after the Commencement Date issues, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable solely in additional Common Shares, in each such event the Warrant Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Warrant Price then in effect by a fraction (i) the numerator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the sum of the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefore, the Warrant Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Warrant Price shall be adjusted pursuant to this Section 3(b) to reflect the actual payment of such dividend or distribution.

(c) Adjustments for Other Dividends and Distributions. If the Company at any time or from time to time after the Commencement Date issues, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution

2

payable in securities of the Company other than Common Shares or other property, in each such event provision shall be made so that the Holder shall receive upon exercise or conversion of this Warrant, in addition to the number of Common Shares receivable hereupon, the amount of securities of the Company or other property which such Holder would have received had this Warrant been exercised for or converted into Common Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the exercise or conversion date, retained such securities or other property receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3 with respect to the rights of the Holders of this Warrant or with respect to such other securities or other property by their terms. As used herein, the term “other property” does not include cash.

(d) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Commencement Date, the Common Shares issuable upon the exercise or conversion of this Warrant is changed into the same or a different number of shares of any class or series of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 3), then in any such event the Holder shall have the right upon the exercise or conversion of this Warrant to receive the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of Common Shares which the Holder of this Warrant could have received had such Warrant been exercised or converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided in this Warrant or with respect to such other securities or property by the terms thereof.

(e) Reorganizations. If at any time or from time to time after the Commencement Date, there is a capital reorganization of the Common Shares (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 3), as a part of such capital reorganization provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise or conversion of this Warrant the number of shares or other securities or property of the Company to which a holder of the number of Common Shares deliverable upon such exercise or conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such securities by their terms. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder after such capital reorganization to the end that the provisions of this Section 3 (including adjustment of the Warrant Price then in effect and the number of shares issuable upon exercise or conversion of this Warrant) shall be applicable after that event and be as nearly equivalent as practicable.

(f) Certificate of Adjustment. In each case of an adjustment or readjustment of the Warrant Price for the number of common Shares or other securities issuable upon exercise or conversion of this Warrant, the Company, at its own expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions of this Warrant and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder at the Holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment in the Warrant Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

3

(g) Adjustment to Number of Shares of Warrant Stock. In the event the Warrant Price is adjusted under any provision of this Section 3, the number of shares of Warrant Stock shall be simultaneously adjusted by multiplying the number of shares of Warrant Stock by a fraction, the numerator of which is the Warrant Price in effect immediately prior to such adjustment and the denominator of which is the Warrant Price in effect immediately after such adjustment.

(h) Notices of Record Date. Upon (i) the establishment by the Company of a record of the holders of any class of securities for the purpose of determining the holders of such securities who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the shares of the Company, any merger or consolidation of the Company with or into any other Company, or any transfer of all or substantially all the assets of the Company to any other Person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder at least twenty Business Days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Shares (or other securities) shall be entitled to exchange their Common Shares (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(i) No Impairment. The Company shall not amend its Certificate of Incorporation or Bylaws or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment as provided herein. If the Company takes any action in breach of this Warrant, the Holder shall be entitled to any and all remedies available at law or in equity.

(j) Fractional Share. No fractional share shall be issuable upon exercise or conversion of this Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If the exercise or conversion of this Warrant shall result in the issuance of any fractional share, the Company shall eliminate such fractional share by paying the Holder an amount computed by multiplying such fraction by the fair market value of a full share.

(k) Other Adjustments. If and whenever the Company shall take any action affecting or relating to the Warrants, other than any action described in this Section 3, which in the opinion of the Board would prejudicially affect the rights of the Holder, the Warrant Price and, if required, the number of Common Shares to be issued upon exercise or conversion of the

4

Warrant will be adjusted by the Board in such manner, if any, and at such time, as the Board may, in its sole discretion, subject to the approval of any stock exchange(s) on which the Common Shares are listed and posted for trading, reasonably determine to be equitable in the circumstances to such Holder.

4. No Shareholder Rights. This Warrant, by itself, as distinguished from any Common Shares purchased hereunder, shall not entitle its Holder to any of the rights of a shareholder of the Company.

5. Reservation of Stock. On and after the Commencement Date, the Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the exercise or conversion of this Warrant and all other Warrants, such number of its Common Shares as shall from time to time be sufficient to effect the exercise or conversion of this Warrant and all other Warrants; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the exercise or conversion of this Warrant and all other Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose. Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock issuable upon the exercise or conversion of this Warrant.

6. Exercise of Warrant.

(a) Voluntary Exercise. This Warrant may be exercised as a whole or in part by the Holder, at any time after the date of issuance of this Warrant and prior to the termination of this Warrant, by the surrender of this Warrant, together with the Notice of Exercise and Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and executed, and containing a form of signature guarantee reasonably acceptable to the Company, at the principal office of the Company, specifying the portion of the Warrant to be exercised and accompanied by payment in full of the Warrant Price in cash or by bank draft or wire transfer with respect to the shares of Warrant Stock being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, and in any event within three Business Days, the Company shall issue and deliver to the Person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise. If this Warrant shall be exercised for less than the total number of shares of Warrant Stock then issuable upon exercise, promptly after surrender of this Warrant upon such exercise, and in any event within three Business Days, the Company will execute and deliver a new warrant, dated the date hereof, evidencing the right of the Holder to the balance of this Warrant Stock purchasable hereunder upon the same terms and conditions set forth in this Warrant.

(b) Payment of Taxes. The Company will pay all transfer taxes or charges that may be imposed with respect to the issue or delivery of Common Shares upon exercise or

5

conversion of this Warrant, except for any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Common Shares in a name other than that in which this Warrant was registered.

7. Conversion. In lieu of exercising this Warrant or any portion of this Warrant, at any time the Holder of this Warrant shall have the right to convert this Warrant or any portion of this Warrant into Warrant Stock by the surrender of this Warrant, together with the written Notice of Conversion and Investment Representation Statement in the forms attached hereto as Attachments 3 and 2, respectively, duly completed and executed, and containing a form of signature guarantee reasonably acceptable to the Company, at the principal office of the Company, specifying the portion of the Warrant to be converted. The number of shares of Warrant Stock to be issued to the Holder upon such conversion shall be computed using the following formula:

X=(P)(Y)(A-B)/A

where	X =	the number of Common Shares to be issued to the Holder for the portion of the Warrant being converted.

	P =	the portion of the Warrant being converted expressed as a decimal fraction.

	Y =	the total number of Common Shares issuable upon exercise of the Warrant in full.

	A =	the fair market value of one share of Warrant Stock which means the fair market value of the Warrant Stock as of the last Business Day immediately prior to the date the Notice of Conversion is received by the Company, as reported in the principal market for such securities or, if no such market exists, as determined in good faith by the Company’s Board.

	B =	the Warrant Price on the date of conversion.

Any portion of this Warrant that is converted shall be immediately canceled. This Warrant or any portion of this Warrant shall be deemed to have been converted immediately prior to the close of business on the date of its surrender for conversion as provided above, and the Person entitled to receive the shares of Warrant Stock issuable upon such conversion shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, and in any event within three Business Days of the conversion, the Company shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such conversion. If the Warrant shall be converted for less than the total number of shares of Warrant Stock then issuable upon conversion, promptly after surrender of the Warrant upon such conversion, the Company will execute and deliver a new warrant, dated the date of this Warrant, evidencing the right of the Holder to the balance of the Warrant Stock purchasable hereunder upon the same terms and conditions set forth in this Warrant. If this Warrant is converted, as a whole or in part, after the occurrence of an event as to which Section 3(c) is applicable, the Holder shall receive the consideration contemplated by Section 3(c) in lieu of Common Shares.

6

8. Transfer of Warrant. This Warrant may be transferred or assigned by the Holder hereof as a whole or in part, provided that the transferor provides, at the Company’s request, an opinion of counsel or other evidence reasonably satisfactory to the Company that such transfer does not require registration under the Securities Act or any similar requirement under the securities law applicable with respect to any other applicable jurisdiction.

9. Termination. This Warrant shall terminate at 5:00 p.m. New York time on the Termination Date.

10. Governing Law; Jury Waiver. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws provisions of the State of New York or of any other state. IN THE EVENT OF ANY DISPUTE AMONG OR BETWEEN ANY OF THE PARTIES TO THIS WARRANT ARISING OUT OF THE TERMS OF THIS WARRANT, THE PARTIES HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR RESOLUTION OF SUCH DISPUTE, AND AGREE NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION OR SEEK TO TRANSFER ANY ACTION RELATING TO SUCH DISPUTE TO ANY OTHER JURISDICTION. THE COMPANY AND THE HOLDER AGREE TO ACCEPT SERVICE OF PROCESS PURSUANT TO THE PROCEDURES SET FORTH IN SECTION 11. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS WARRANT.

11. Miscellaneous; Notices. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term of this Warrant may be changed or waived except by an instrument in writing signed by the Company and the Holder of this Warrant. All notices and other communications from the Company to the Holder of this Warrant shall be delivered personally, by facsimile or mailed via overnight courier, to the address, facsimile number furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address or facsimile number to the Company in writing. If such communication is delivered by facsimile, delivery shall be deemed given once the Holder receives a receipt confirmation, and if mailed via overnight courier delivery shall be deemed given on the next Business Day thereafter.

7

ISSUED: [                    ]

DISTRIBUTED ENERGY SYSTEMS CORP.

By:
Name:
Title:

8

Schedule 1

Number of Shares[1]	Exercise Price Per Share
[2]	$0.80
6,600,000	$1.00
6,600,000	$1.50
6,600,000	$2.00
6,600,000	$2.50
6,600,000	$3.00

[1]

To be adjusted proportionately to reflect any stock splits, reverse stock splits, stock dividends or other recapitalization transactions occurring after the date of execution of the Purchase Agreement and the issuance of this Warrant.

[2]

This line item will be the number of shares equal to the excess, if any, of (i) 24.99% of the outstanding shares of the Company’s Common Stock on the day prior to the Initial Investment Closing Date over (ii) the number of shares of Warrant Stock under the Initial Investment Warrant.

Schedule 1-1

Attachment 1

NOTICE OF EXERCISE

TO: Distributed Energy Systems Corp.

1. The undersigned hereby elects to purchase                      shares of the Warrant Stock of Distributed Energy Systems Corp. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

2. Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Date)	(Name of Warrant Holder)

By:
Title:

Attachment 1-1

Attachment 2

INVESTMENT REPRESENTATION STATEMENT

Common Shares

(as defined in the attached Warrant) of

Distributed Energy Systems Corp.

In connection with the purchase of the above-listed securities, the undersigned hereby represents to Distributed Energy Systems Corp. (the “Company”) as follows:

(a) The securities to be received upon the exercise of the Warrant (the “Securities”) will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer, or grant participation to such Person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

(b) The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

(c) The undersigned agrees that in no event will it make a disposition of any Securities acquired upon the exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) it shall have furnished the Company with an opinion of counsel or other evidence reasonably satisfactory to the Company and Company’s counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Securities Act and such laws is available and (B) the proposed transfer will not violate any of said laws.

(d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company. The undersigned represents that it is an “accredited investor” within the meaning of Regulation D of the Securities Act.

Attachment 2-1

(e) The undersigned acknowledges that the Securities issuable upon exercise or conversion of the Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold from the Company or any affiliate of the Company, the sale being through a “broker’s transaction” or in transactions directly with a “market maker” (as provided by Rule 144(f)) and the number of shares being sold during any three month period not exceeding specified limitations.

Dated:

(Typed or Printed Name)

By:
(Signature)

(Title)

Attachment 2-2

Attachment 3

NOTICE OF CONVERSION

TO: Distributed Energy Systems Corp.

1. The undersigned hereby elects to acquire                      Common Shares of Distributed Energy Systems Corp. pursuant to the terms of the attached Warrant, by conversion of                      percent (            %) of the Warrant.

2. Please issue a certificate or certificates representing said shares of Common Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Date)	(Name of Warrant Holder)

By:
Title:
(Title and signature of authorized person)

Attachment 3-1

EXHIBIT E

Form of Guaranty

Exhibit E-1

SUBSIDIARY GUARANTY

Each of Northern Power Systems, Inc., a Delaware corporation (“Northern”), Proton Energy Systems, Inc., a Delaware corporation (“Proton”), and Technology Drive, LLC, a Connecticut limited liability company (“Tech LLC, and together with Northern and Proton, the “Guarantors,” and each individually, a “Guarantor”), hereby jointly and severally, unconditionally and irrevocably, guarantees to Perseus Partners VII, L.P., a Delaware limited partnership (the “Secured Creditor”), as follows:

(i)	the full, complete and prompt payment of all amounts which may become due and owing under any Promissory Notes (as defined in the Securities Purchase Agreement dated as of May 10, 2007 (the “Purchase Agreement”), by and among Distributed Energy Systems Corp., a Delaware corporation (“Parent”), and the Secured Creditor and their respective successors or assigns); and

(ii)	the full, complete and prompt payment of all amounts which may become due and owing under the Purchase Agreement, the Security and Pledge Agreement dated as of May , 2007 (the “Parent Security Agreement”), by and among Parent and the Secured Creditor, the Subsidiary Security and Pledge Agreement (the “Subsidiary Security Agreement,” and together with the Parent Security Agreement, the “Security Agreements”), and this Subsidiary Guaranty, dated as of the date hereof (or as otherwise entered into hereafter), by each Subsidiary in favor of the Secured Creditors.

Items (i) through (ii) above are referred to collectively herein as the “Guaranteed Obligations”. The Purchase Agreement, the Security Agreements and any other instrument or agreement at any time delivered in connection with the foregoing to secure the Guaranteed Obligations are sometimes collectively referred to herein as the “Documents.”

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

The liability of each Guarantor pursuant to this Subsidiary Guaranty shall be primary, absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by any circumstance whatsoever including, without limitation, the following (whether or not any Guarantor consents thereto or has notice thereof):

(a) any modification, supplement, extension, waiver or any provision or amendment of any contract or agreement between Parent and any Guarantor, whether now existing or hereafter arising, including, without limitation, any of the Documents, (b) any modification, release, waiver of any provision or other alteration of any of the Guaranteed Obligations, (c) any change in the time, place or manner of payment of all or any portion of the Obligations, (d) any invalidity or non-perfection of any security interest or lien on, or any other impairment of, any collateral securing any of the Obligations, (e) any defect, limitation or insufficiency in the powers of Parent or any Guarantor to execute and deliver any Document or (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor.

Each Guarantor’s liability hereunder shall apply to the Guaranteed Obligations as so altered, modified, supplemented, extended, waived or amended. No invalidity, irregularity, impossibility, illegality, lack of authority or unenforceability, of all or any part of the Guaranteed Obligations (including, without limitation, as a result of Parent’s bankruptcy, reorganization or insolvency, or pursuant to any assignment for the benefit of creditors, receivership, or similar proceeding by Parent) shall affect, impair or be a defense to any Guarantor’s obligations hereunder which are primary obligations of such Guarantor.

This Subsidiary Guaranty is a continuing, absolute and unconditional guaranty and shall remain in full force and effect until all Guaranteed Obligations (including any extensions or renewals thereof or substitutions therefor) have been paid and satisfied in full. For the purposes of making payments hereunder, each Guarantor hereby waives any right to assert any setoff, counterclaim or cross-claim. This Subsidiary Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations must be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Guarantor or Parent, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Guarantor or Parent or any substantial part of it or its property, or otherwise, all as though such payments had not been made.

As consideration to the Secured Creditors for entering into the Documents, each Guarantor waives notice of the accrual of the Guaranteed Obligations and notice of or proof of reliance by the Secured Creditors upon this Subsidiary Guaranty or acceptance of this Subsidiary Guaranty. Each Guarantor waives presentment, protest, demand for payment and notice of default or nonpayment to or upon the Secured Creditors with respect to the Guaranteed Obligations. Each Guarantor understands and agrees that this Subsidiary Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment and performance and not of collection. Without limitation, each Guarantor waives (i) notice of acceptance of this Subsidiary Guaranty by the Secured Creditor, and any and all notices and demands of every kind that may be required to be given by any statute, rule, law or this Subsidiary Guaranty, (ii) any defense arising by reason of any disability or other defense of Parent, other than payment, (iii) any rights of subrogation that such Guarantor may have against Parent until all Guaranteed Obligations have been paid and satisfied in full and (iv) diligence in collection or protection of or realization upon the Guaranteed Obligations, or any portion thereof, any other obligation hereunder, or guaranty of any of the foregoing, and any and all formalities that otherwise might be legally required to charge such Guarantor with liability hereunder. When pursuing its rights and remedies hereunder against any Guarantor, the Secured Creditors may, but shall be under no obligation to, pursue such rights and remedies as they may have against Parent or any other person or entity, or against any collateral security or

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other guaranty. Each Guarantor acknowledges that all of the waivers in this Subsidiary Guaranty have been made willingly, with the advice of legal counsel and with a full understanding of the legal consequences thereof.

THIS SUBSIDIARY GUARANTY AND ALL ACTIONS ARISING OUT OF OR IN CONNECTION WITH THIS SUBSIDIARY GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF. ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY MAY BE BROUGHT EXCLUSIVELY IN THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK. THE PARTIES AGREE NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION OR SEEK TO TRANSFER ANY ACTION RELATING TO SUCH DISPUTE TO ANY OTHER JURISDICTION. EACH PARTY SUBMITS TO PERSONAL JURISDICTION AND WAIVES ANY OBJECTION TO VENUE IN THE COUNTY OF NEW YORK. SERVICE OF PROCESS ON THE PARTIES IN ANY ACTION ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY SHALL BE EFFECTIVE IF MAILED TO THE PARTIES IN ACCORDANCE WITH SECTION 8.7 OF THE PURCHASE AGREEMENT. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SUBSIDIARY GUARANTY.

Each Guarantor represents and warrants to the Secured Creditor that, as of the date hereof:

(a) such Guarantor is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under its jurisdiction of formation;

(b) the execution, delivery and performance by such Guarantor of this Subsidiary Guaranty are within such Guarantor’s corporate or limited liability company, as applicable, powers and have been duly authorized by all necessary action on the part of such Guarantor;

(c) this Subsidiary Guaranty constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect the enforcement of creditors’ rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against such Guarantor;

(d) the execution, delivery and performance by such Guarantor of this Subsidiary Guaranty do not and will not contravene or conflict with any of its organizational documents or applicable law; and

(e) all factual information furnished by or on behalf of such Guarantor to the Secured Creditor for purposes of or in connection with this Subsidiary Guaranty is, and

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all other such factual information hereafter furnished by or on behalf of such Guarantor will be, true and accurate in all material respects on the date as of which such information is furnished and not incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information is provided.

No Guarantor may assign its rights or obligations hereunder without the prior written consent of the Secured Creditor. If any provision of this Subsidiary Guaranty is held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability will not affect any other provisions of this Subsidiary Guaranty, and this Subsidiary Guaranty will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Each reference herein to the Secured Creditor shall be deemed to include any Secured Creditor’s permitted successors and assigns (including, but not limited to, any holder of the Guaranteed Obligations) in whose favor the provisions of this Subsidiary Guaranty also shall inure, and each reference herein to any Guarantor shall be deemed to include such Guarantor’s executors, administrators, successors and assigns, upon whom this Subsidiary Guaranty also shall be binding.

This Subsidiary Guaranty shall terminate when all Obligations owing under the Promissory Notes have been paid and finally discharged in full.

[signatures on next page]

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NORTHERN POWER SYSTEMS, INC.

Date:	By:
Name:
Title:

PROTON ENERGY SYSTEMS, INC.

Date:	By:
Name:
Title:

NORTHERN POWER SYSTEMS, INC.

Date:	By:
Name:
Title:

[Signature Page to DESC Subsidiary Guaranty]

EXHIBIT F

Form of Intercreditor Agreement

Exhibit F-1

EXHIBIT G

Form of Management Rights Letter

Exhibit G-1

EXHIBIT H

Form of Registration Rights Agreement

Exhibit H-1

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 10, 2007, by and among Distributed Energy Systems Corp., a Delaware corporation (the “Company”) and Perseus Partners VII, L.P., a Delaware limited partnership (the “Investor”).

R E C I T A L S

A. The Company and the Investor are parties to a Securities Purchase Agreement dated as of May 10, 2007 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Investor has made an investment in the Company by acquiring senior secured convertible promissory notes of the Company (the “Notes”) that are convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and warrants to acquire shares of Common Stock (the “Warrants,” and together with the Notes, the “Securities”).

B. In connection with such purchase of the Securities, and to induce the Investor to consummate such purchase of the Securities, the Company has agreed to enter into this Agreement and to grant to the Investor the rights set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained in this Agreement, the Investor and the Company (each, a “Party,” and collectively, the “Parties”) agree as follows:

1. Definitions. For purposes of this Agreement:

“Business Day” means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of New York, the State of Connecticut or the District of Columbia are authorized to be closed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and any rules and regulations promulgated thereunder.

“Holder” means (i) the Investor, (ii) any partner of, or direct or indirect investor in, the Investor to which the Investor directly or indirectly distributes Registrable Securities in accordance with the terms of its governing documents and the governing documents of its direct or indirect investors (collectively, “Fund Investors”); (iii) any person or entity to whom the Investor and/or Fund Investors sells, transfers or assigns in the aggregate 10% or more of the shares of Common Stock that qualify as Registrable Securities at the time of such sale, transfer or assignment, other than in a sale pursuant to Rule 144 under the Securities Act or a registration effected pursuant to this Agreement. Although Fund Investors shall constitute Holders hereunder and be granted all rights granted to Holders hereunder, the Fund Investors of the Investor shall act through the Investor in exercising or enforcing such rights.

“prospectus” means any preliminary prospectus, final prospectus or summary prospectus prepared in connection with an offering of any Registrable Securities.

“register,” “registered,” and “registration” refer to an underwritten registration effected by preparing and filing with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

“Registration Expenses” means all expenses in connection with the Company’s performance of or compliance with its obligations under this Agreement, including, without limitation, all (i) registration, qualification and filing fees; (ii) fees, costs and expenses of compliance with securities or blue sky laws (including reasonable fees, expenses and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriter or underwriters in a registration may designate); (iii) printing expenses; (iv) messenger, telephone and delivery (including delivery by mail or courier services) expenses; (v) fees, expenses and disbursements of counsel for the Company and of all independent certified public accountants retained by the Company (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); (vi) Securities Act liability insurance if the Company so desires; (vii) fees, expenses and disbursements of any other individuals or entities retained by the Company in connection with the registration of the Registrable Securities; (viii) fees, costs and expenses incurred in connection with the listing of the Registrable Securities on each national securities exchange on which the Company has made application for the listing of its Common Stock; (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties and expenses of any annual audit) and (x) fees and expenses of one counsel selected by Holders of a majority of the Registrable Securities. Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale of Registrable Securities, or counsel fees in addition to those provided for in clause (x) above and any other expenses incurred by Holders in connection with any registration that are not specified in the immediately preceding sentence.

“Registrable Securities” means any shares of Common Stock of the Company owned by any Holder or that may be acquired by any Holder upon the conversion of any convertible security or the exercise of any warrant, option or other right owned by any Holder, but only to the extent such shares constitute “restricted securities” under Rule 144 under the Securities Act or the Holder thereof is deemed to be an “affiliate” of the Company under Rule 144.

“Requestor” means the Investor until such time as the Investor (nor any of its Fund Investors) hold no Registrable Securities, and thereafter any Holder.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and any rules and regulations promulgated thereunder.

2. Demand Registrations.

(a) Request for Registration. At any time after the date of this Agreement, a Requestor may submit a written request (a “Demand Notice”) to the Company that the Company register Registrable Securities under and in accordance with the Securities Act (a “Demand Registration”). Such Demand Notice shall specify the number and description of Registrable Securities to be sold. Upon receipt of the Demand Notice, the Company shall:

(i) within five Business Days after receipt of such Demand Notice, give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, use diligent efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in written requests received by the Company within 20 Business Days after the date the Company mails the written notice referred to in clause (i) above.

Notwithstanding the foregoing, if the Company shall furnish to the Holders a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the board of directors of the Company, it would be materially and adversely detrimental to the Company and its stockholders for a registration statement to be filed on or before the date filing would be required in connection with any Demand Registration and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing or delay its effectiveness for a reasonable period not to exceed 45 Business Days; provided, that such right shall not be exercised more than once with respect to a request for registration hereunder during any period of twelve consecutive months. The Company will pay all Registration Expenses in connection with such withdrawn request for registration.

(b) Shelf Registration. If at the time the Company registers Registrable Securities under the Securities Act pursuant to this Section 2, the sale or other disposition of such Registrable Securities by the Holders may be made on a delayed or continuous basis pursuant to a registration statement on Form S-3 (or any successor form that permits the incorporation by reference of future filings by the Company under the Exchange Act), then such registration statement, unless otherwise directed by the Requestor, shall be filed as a “shelf” registration statement pursuant to Rule 415 under the Securities Act (or any successor rule). Any such shelf registration shall cover the disposition of all Registrable Securities in one or more underwritten offerings, block transactions, broker transactions, at-market transactions and in such other manner or manners as may be specified by the Requestor. Except as provided in Section 5(b) hereof, the Company shall use its diligent efforts to keep such “shelf” registration continuously effective as long as the delivery of a prospectus is required under the Securities Act in connection with the disposition of the Registrable Securities registered thereby and in furtherance of such obligation, shall supplement or amend such registration statement if, as and when required by the rules, regulations and instructions applicable to the form used by the Company for such registration or by the Securities Act or by any other rules and regulations thereunder applicable to shelf registrations. Upon their receipt of a certificate signed by the chief executive officer of the Company stating that, in the judgment of the Company, it is advisable to suspend use of a prospectus included in a registration statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, in accordance with the procedure set forth in the last paragraph of Section 2(a) hereof, the Holders will refrain from making any sales of Registrable Securities under the shelf registration statement for a period of up to 45 Business Days; provided, that this right to cause the Holders to refrain from making sales shall not be exercised by the Company more than once in any twelve-month period (counting as a permitted exercise any exercise by the Company of its right to defer the filing or delay its effectiveness of a registration statement under the last paragraph of Section 2(a)).

(c) Underwriting. In connection with any registration under this Section 2, if the Requestors intend to distribute the Registrable Securities covered by any registration under this Section 2 by means of an underwriting, they shall so advise the Company in writing. In such event, the right of any Holder to include its Registrable Securities in such distribution shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided in this Agreement. The Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement with one or more underwriters selected by the Requestors having terms and conditions customary for such agreements (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such distribution. The Company shall so advise all Holders distributing Registrable Securities through such underwriting, and the number of Registrable Securities that may be included in such underwriting shall be allocated among the Holders in such manner as may be determined by the Requestors.

(d) Limitations. The Company shall not be obligated to (i) effect more than two registrations under Section 2(b) in any twelve month period, (ii) effect any registration where the aggregate estimated sales price for the Registrable Securities to be included therein is less than $500,000, or (iii) effect more than two registrations on Form S-1 or any other long-form registration statement; provided, that a registration pursuant to this Section 2 shall not be counted unless the registration statement pursuant to which such Registrable Securities are being registered is declared effective by the Securities and Exchange Commission (the “Commission”).

3. Piggy-back Registration.

(a) Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its capital stock, whether or not for its own account, other than a registration relating to employee benefit plans or a registration effected on Form S-4, the Company shall:

(i) provide to each Holder written notice thereof at least 15 Business Days prior to the filing of the registration statement by the Company in connection with such registration; and

(ii) include in such registration, and in any underwriting involved therein, all those Registrable Securities specified in a written request by each Holder received by the Company within ten Business Days after the Company mails the written notice referred to above, subject to the provisions of Section 3(b) below.

(b) Underwriting. The right of any Holder to registration pursuant to this Section 3 shall be conditioned upon the participation by such Holder in the underwriting arrangements specified by the Company in connection with such registration and the inclusion of the Registrable Securities of such Holder in such underwriting to the extent provided in this Agreement. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and take all other actions, and deliver such opinions and certifications, as may be reasonably requested by such managing underwriter. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such registration. The Company shall so advise all Holders distributing Registrable Securities through such underwriting, and in the event that Registrable Securities in a registration would exceed 20% of all shares included in such registration, the Company may limit the number of Registrable Securities included in such registration to not less than 20% of the number of shares included in such registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any Holder has elected to include Registrable Securities in such registration.

4. Expense of Registration. All Registration Expenses incurred in connection with the registration and other obligations of the Company pursuant to Sections 2, 3 and 5 shall be borne by the Company, and all underwriting discounts and selling commissions incurred in connection with any such registrations shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Sections 2, 3 or 5, the request of which has been subsequently withdrawn by the Holders unless (i) the withdrawal is based upon material adverse information concerning the Company of which the Holders were not aware at the time of such request or (ii) the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2(a) or Section 2(b), as the case may be.

5. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect the registration of Registrable Securities, the Company shall:

(a) promptly prepare and file with the Commission a registration statement with respect to such Registrable Securities on any form that may be utilized by the Company and that shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and use its diligent efforts to cause such registration statement to become effective as promptly as practicable and remain effective thereafter as provided in this Agreement, provided, that if the Investor’s Registrable Securities are covered by such registration statement, then prior to filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company will furnish to the Investor, its counsel and the underwriters copies of all such documents proposed to be filed sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon;

(b) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, including such amendments (including post-effective amendments) and supplements as may be necessary to reflect the intended method of disposition by the prospective seller or sellers of such Registrable Securities, provided, that except in the case of a shelf registration under Section 2(b) such registration statement need not be kept effective and current for longer than 120 days subsequent to the effective date of such registration statement;

(c) subject to receiving reasonable assurances of confidentiality, for a reasonable period after the filing of such registration statement, and throughout each period during which the Company is required to keep a registration effective, make available for inspection by the selling holders of Registrable Securities being offered, and any underwriters, and their respective counsel, such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries as shall be reasonably necessary, in the judgment of such counsel, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

(d) promptly notify the selling holders of Registrable Securities and any underwriters and confirm such advice in writing, (i) when such registration statement or the prospectus included in such registration statement or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the Commission, by the National Association of Securities Dealers Inc. (“NASD”), and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by any such entity for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (v) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and at the request of any Holder, the Company will prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(e) furnish to each Holder of Registrable Securities being offered, a signed counterpart, addressed to such Holder (and, if applicable, any of its Affiliates), of (i) any opinion of counsel to the Company delivered to any underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any underwriter;

(f) furnish to each Holder of Registrable Securities being offered, and any underwriters, prospectuses or amendments or supplements thereto, in such quantities as they may reasonably request and as soon as practicable, that update previous prospectuses or amendments or supplements thereto;

(g) use its diligent efforts to (i) register or qualify the Registrable Securities to be included in a registration statement under this Agreement under such other securities laws or blue sky laws of such jurisdictions within the United States of America as any selling Holder of such Registrable Securities or any underwriter of the securities being sold shall reasonably request, (ii) keep such registrations or qualifications in effect for so long as the registration statement remains in effect and (iii) take any and all such actions as may be reasonably necessary or advisable to enable such Holder or underwriter to consummate the disposition in such jurisdictions of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required for any such purpose to (x) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 5(g) or (y) consent to general service of process in any such jurisdiction;

(h) cause all such Registrable Securities to be listed or accepted for quotation on each securities exchange on which the Company’s Common Stock then trades;

(i) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(j) upon the sale of any Registrable Securities pursuant to such registration statement, remove all restrictive legends from all certificates or other instruments evidencing the Registrable Securities; and

(k) otherwise use its diligent efforts to comply with all applicable provisions of the Securities Act, and rules and regulations of the Commission, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the related registration statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

6. Indemnification. In the event any of the Registrable Securities are included in a registration statement under this Agreement:

(a) to the extent permitted by law, the Company agrees to indemnify and hold harmless the Investor, and each of its respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls the Investor within the meaning of the Securities Act (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages, liabilities, charges, actions, proceedings, demands, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys’ fees and expenses) (“Losses”), whether joint or several, arising out of or based upon (i) any untrue statement (or allegedly untrue statement) of a material fact contained in any registration statement under which the sale of such Registrable Securities was registered under the Securities Act, any prospectus contained in the registration statement, or any amendment or supplement to such registration statement, offering circular or other document incident to any such registration or compliance, (ii) any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company, or of any blue sky or other state securities law or any rule or regulation promulgated thereunder applicable to the Company, in each case, relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse any Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such Losses; provided, however, that the Company will not be liable in any such case to the extent that any such Losses arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such registration statement, prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by the Investor expressly for use therein. The Company also shall indemnify any underwriter (as defined in the Securities Act) of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such underwriter on substantially the same basis as that of the indemnification provided above in this Section 6(a).

(b) Each Holder of Registrable Securities being offered will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such Holder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other selling Holder and each other person, if any, who controls the Company, another selling Holder or such underwriter within the meaning of the Securities Act, against any Losses, whether joint or several, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or allegedly untrue statement of a material fact contained in any registration statement under which the sale of such Registrable Securities was registered under the Securities Act, any prospectus contained in the registration statement, or any amendment or supplement to the registration statement, offering circular or other document incident to any such registration or compliance or (ii) any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling Holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such Losses. Each selling Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such Holder.

(c) Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the

“Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought; provided, that failure to give such prompt notice shall not relieve the Indemnifying Party of its obligations under this Agreement unless it is materially prejudiced thereby, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom if it is a claim brought by a third party, provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be that of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing of an election to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party then shall have the right to employ separate counsel at its own expense and to participate in the defense thereof, and shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be designated in writing by a majority of the Indemnified Parties who are eligible to select such counsel). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party may consent to entry of any judgment or enter into any settlement without the prior written consent of the Indemnifying Party.

(d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to in this Agreement, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expenses in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock, the Company shall use its diligent efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to any Holder promptly upon request a written statement as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, and a copy of the most recent annual or quarterly report of the Company.

The provisions of this Section 7 shall terminate on the date on which there are no Holders of Registrable Securities.

8. Termination of Registration Rights. With the exception of Section 7, no Holder shall be entitled to exercise any right provided for in this Agreement after the date all Registrable Securities held by such Holder may be sold in a single three-month period under Rule 144 under the Securities Act.

9. Information To Be Provided by the Holders. Each Holder whose Registrable Securities are included in any registration pursuant to this Agreement shall furnish the Company such information regarding such Holder and the distribution proposed by such Holder as may be reasonably requested in writing by the Company and as shall be required in connection with such registration or the registration or qualification of such securities under any applicable state securities law.

10. “Stand-Off” Agreement. Each Holder, if requested by the managing underwriter of a registered public offering of securities by the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Securities or other securities of the Company then held by such Holder for a specified period of time that is customary under the circumstances (not to exceed 180 days) following the effective date of the registration statement for such offering, provided, that (a) no such agreement shall be required unless each stockholder of the Company owning at least 1% of the issued and outstanding Common Stock enters into a similar agreement covering the same period of time and (b) such agreement shall contain terms customary for such agreements; provided, that if the managing underwriter of a registered public offering of securities of the Company releases any of the foregoing stockholders from such restrictions prior to the expiration of the 180-day period, then each Holder shall also be released from such restrictions for its pro rata share of securities so released. The Company may impose stop transfer instructions to enforce any required agreement of the Holders under this Section 10.

11. Miscellaneous.

(a) No Inconsistent Agreements. The Company represents and warrants to the Holders that it has not entered into, and covenants with the Holder that it will not enter into, any agreement with respect to its Common Stock which is inconsistent with or violates the rights granted to the Holder under this Agreement.

(b) Transfer of Rights. Each Holder shall be entitled to transfer or assign at any time any of its rights or obligations under this Agreement to any of the following: (i) any partner (including a general or limited partner) or retired partner of any Holder that is a partnership, (ii) any stockholder of any Holder that is a corporation, (iii) any member of any Holder that is a limited liability company and (iv) any transferee that acquires at least 10% of the Common Shares issuable under the Notes; provided, that in each such case, the Company receives written notice of any transfer and the transferee agrees to be bound by the terms of this Agreement.

(c) Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand, or at the time the sender receives confirmation of the facsimile transaction if transmitted by facsimile, or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, or one day after being mailed via overnight courier service, to the applicable Parties at the address or facsimile number, as applicable, stated below or if any Party shall have designated a different address or facsimile number by notice to the other Parties given as provided above, then to the last address or facsimile number so designated.

(d) Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed and interpreted in such manner as to be effective and valid under applicable law.

(e) Waiver or Modification. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by the Company and by investors that hold a majority of the total Registrable Securities.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws of the State of New York or any other state, and the Parties by this Agreement irrevocably submit to the non-exclusive jurisdiction of the federal and state courts located in the State of New York for all matters arising out of or in connection with this Agreement or any of the transactions contemplated by this Agreement.

(g) WAIVER OF TRIAL BY JURY. THE PARTIES TO THIS AGREEMENT WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.

(h) Attorneys’ Fees. In the event of any dispute involving the terms hereof, the prevailing parties shall be entitled to collect legal fees and expenses from the other party to the dispute.

(i) Further Assurances. Each Party agrees to act in accordance with the provisions of this Agreement and not to take any action that is designed to avoid the intention hereof.

(j) Successors and Assigns. This Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

[remainder of page intentionally left blank]

[signatures appear on following pages]

[COMPANY SIGNATURE PAGE]

IN WITNESS WHEREOF, the undersigned Party has executed this Agreement as of the day and year first above written.

DISTRIBUTED ENERGY SYSTEMS CORP.

By:
Name:
Title:

Address for Notice:

Distributed Energy Systems Corp.
10 Technology Drive
Wallingford, CT 06492
Attention:
Facsimile:	(203) -

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
1875 Pennsylvania Avenue, NW
Washington, DC 20006
Attention:	Brent Siler
Facsimile:	(202) 663-6363

[INVESTOR SIGNATURE PAGE]

IN WITNESS WHEREOF, the undersigned Investor has executed this Agreement as of the day and year first above written.

PERSEUS PARTNERS VII, L.P.

By:	Perseus Partners VII GP, L.P., its general partner

By:	Perseus Partners VII GP, L.L.C., its general partner

By:
John C. Fox
Senior Managing Director

ADDRESS FOR NOTICE:

c/o Perseus, L.L.C.
2099 Pennsylvania Ave., N.W.
Suite 900
Washington, DC 20006-1813
Attention:	John C. Fox
Teresa Bernstein
Facsimile:	(202) 463-6215

with a copy to:

ARNOLD & PORTER LLP
1600 Tysons Boulevard, Suite 900
McLean, VA 22102-4865
Attention:	Robert B. Ott, Esq.
Facsimile:	(703) 720-7399

EXHIBIT I

Form of Security and Pledge Agreement

Exhibit I-1

EXECUTION VERSION

SECURITY AND PLEDGE AGREEMENT

SECURITY AND PLEDGE AGREEMENT entered into as of May __, 2007 (as from time to time amended, modified, restated, supplemented and in effect, this “Security Agreement”), by Distributed Energy Systems Corp., a Delaware corporation (“Grantor”), in favor of Perseus Partners VII, L.P., a Delaware limited partnership (the “Secured Party” or, in its capacity as collateral agent on behalf of the Secured Party, the “Collateral Agent”).

RECITALS

A. Grantor and the Secured Party have entered into a Securities Purchase Agreement dated as of May 10, 2007 (the “Purchase Agreement”) pursuant to which the Secured Party has agreed to purchase from the Grantor a senior secured promissory note that has an aggregate principal amount of $12,500,000 (the “Senior Secured Note”) and, in the event that Grantor obtains the Stockholder Approval as required in the Purchase Agreement, a senior secured convertible promissory note that has an aggregate principal amount of $15,000,000 (the “Senior Secured Convertible Note”), a portion of the proceeds of which shall be used to repay the Senior Secured Note. Each of the Senior Secured Note and the Senior Secured Convertible Note provide for interest to be paid in kind in the form of additional secured promissory notes (the “Additional Promissory Notes”, and together with the Senior Secured Note and the Senior Secured Convertible Note, the “Promissory Notes”). The purchase and sale of the Promissory Notes is governed by the Purchase Agreement.

B. In order to induce the Secured Party to make the loans evidenced by the Promissory Notes, and in consideration therefor, Grantor has agreed to pledge, convey, assign and grant in favor of the Collateral Agent on behalf of the Secured Party, a perfected lien on and security interest in all of Grantor’s assets and properties (including, but not limited to, all outstanding shares of capital stock of each subsidiary of Grantor, except as otherwise provided herein), whether now or hereafter existing, owned or acquired, all pursuant to the terms of this Security Agreement in order to secure the due and punctual payment of (i) any current or future principal and interest (including, without limitation, interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Promissory Notes, when and as due, whether at maturity, by acceleration or otherwise, and (ii) all other monetary obligations, including but not limited to, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding regardless of whether allowed or allowable in such proceeding), of Grantor now or hereafter due under the Promissory Notes, this Security Agreement and any other Transaction Document (collectively, the “Obligations”). For the avoidance of doubt, Obligations as used in this Security Agreement shall not cover monetary obligations related to the Warrants or any Common Shares received by the Purchaser in connection with the conversion or exercise of any Warrant or the Senior Secured Convertible Note.

C. It is a condition precedent to the making of the loan evidenced by the Promissory Notes that Grantor executes and delivers this Security Agreement.

NOW, THEREFORE, for and in consideration of the covenants and provisions set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees as follows:

ARTICLE 1

SECURITY INTEREST

1.1 Grant of Security Interest. As security for the Obligations, Grantor hereby conveys, assigns, pledges and grants a continuing and unconditional security interest to the Collateral Agent for itself and the Secured Creditor, its successors and assigns, in and to all of the following:

(a) all equipment (including all “Equipment” as defined in Section 9-102(a)(33) of the Uniform Commercial Code as in effect from time to time in the State of New York (such code, together with any other successor or applicable adoption of the Uniform Commercial Code in any applicable jurisdiction, the “Code”)) machinery, vehicles, fixtures, improvements, supplies, office furniture, fixed assets, all as now owned or hereafter acquired by Grantor or in which Grantor has or hereafter acquires any interest, and any items substituted therefor as replacements and any additions or accessions thereto;

(b) all goods (including all “Goods” as defined in Section 9-102(a)(44) of the Code) and all inventory (including all “Inventory” as defined in Section 9-102(a)(48) of the Code) of Grantor, now owned or hereafter acquired by Grantor or in which Grantor has or hereafter acquires any interest, including but not limited to, raw materials, scrap Inventory, work in process, products, packaging materials, finished Goods, all documents of title, Chattel Paper and other instruments covering the same and all substitutions therefor and additions thereto (all of the property described in this clause (b) being hereinafter collectively referred to as “Inventory”);

(c) all present and future accounts in which Grantor has or hereafter acquires any interest (including all “Accounts” as defined in Section 9-102(a)(2) of the Code), contract rights (including all rights to receive payments and other rights under all Equipment and other leasing contracts) and rights to payment and rights or accounts receivable evidencing or representing indebtedness due or to become due Grantor on account of Goods sold or leased or services rendered, claims, Instruments and other general intangibles (including tax refunds, royalties and all other rights to the payment of money of every nature and description), including but not limited to, any such right evidenced by Chattel Paper, and all liens, securities, guaranties, remedies, security interests and privileges pertaining thereto (all of the property described in this clause (c) being hereinafter collectively referred to as “Accounts”);

(d) all investment property now owned or hereafter acquired by Grantor (including all “Investment Property” as defined in Section 9-102(a)(49) of the

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Code), including, without limitation, all securities (certificated and uncertificated), securities Accounts, securities entitlements, commodity contracts and commodity Accounts;

(e) (i) all of the shares of capital stock, membership units or other ownership interests, whether certificated or uncertificated, now owned or hereafter acquired by Grantor, together with in each case the certificates representing the same and 66 2/3% of the shares of capital stock membership units or other ownership interests of whatever class of any non-U.S. issuers, now owned or hereafter acquired by Grantor, together with in each case the certificates representing the same (collectively, the “Pledged Stock”);

(ii) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of any of the Pledged Stock, resulting from a stock split, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all Equity Rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; and

(iii) without affecting the obligations of Grantor under any provision prohibiting such action under any Transaction Document, in the event of any consolidation or merger in which any Issuer is not the surviving Entity, all shares, units or other interests held by Grantor of each class of the capital stock, membership units or other ownership interests of the successor Entity (unless such successor Entity is Grantor itself) formed by or resulting from such consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the “Stock Collateral”);

(f) all general intangibles now owned or hereafter acquired by Grantor or in which Grantor has or hereafter acquires any interest (including all “General Intangibles” as defined in Section 9-102(a)(42) of the Code), including but not limited to, payment intangibles (including all “Payment Intangibles” as defined in Section 9-102(a)(61) of the Code), choses in action and causes of action and all licenses and permits, contract rights and all rights to receive payments and other rights under all Equipment and other leasing contracts, instruments and documents owned or used by Grantor, and any goodwill relating thereto);

(g) all other property owned by Grantor or in which Grantor has or hereafter acquires any interest, wherever located, and of whatever kind or nature, tangible or intangible, including all Intellectual Property;

(h) all insurance policies of any kind maintained in effect by Grantor, now existing or hereafter acquired, under which any of the property referred to in clauses (a) through (f) above is insured, including but not limited to, any proceeds payable to Grantor pursuant to such policies;

(i) all moneys, cash collateral, chattel paper (including all “Chattel Paper” as defined in Section 9-102(a)(11) of the Code), checks, notes, bills of exchange,

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documents of title, money orders, negotiable instruments, commercial paper, and other securities, letters of credit (including all “Letter-of-Credit Rights” as defined in Section 9-102(a)(51) of the Code), supporting obligations (including all “Supporting Obligations” as defined in Section 9-102(a)(77) of the Code), instruments (including all “Instruments” as define in Section 9-102(a)(47) of the Code), documents (including all “Documents” as defined in Section 9-102(a)(30) of the Code), deposit accounts (including all “Deposit Accounts” as defined in Section 9-102(a)(29) of the Code), deposits and credits from time to time whether or not in the possession of or under the control of the Collateral Agent; and

(j) any consideration received when all or any part of the property referred to in clauses (a) through (i) above is sold, transferred, exchanged, leased, collected or otherwise disposed of, or any value received as a consequence of possession thereof, including but not limited to, all products, proceeds (including all “Proceeds” as defined in Section 9-102(a)(64) of the Code), cash, negotiable instruments and other instruments for the payment of money, Chattel Paper, security agreements or other documents, insurance proceeds or proceeds of other proceeds now or hereafter owned by Grantor or in which Grantor has an interest.

The property set forth in clauses (a) through (j) of the preceding sentence, together with property of a similar nature which Grantor hereafter owns or in which Grantor hereafter acquires any interest, is referred to herein as the “Collateral”.

Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Collateral” shall not include any property, right or interest to the extent that the grant of a security interest therein would be contrary to applicable law.

As used in this Security Agreement, the following terms shall have the following meanings:

“Business Day” means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of New York, the State of Connecticut or the District of Columbia are authorized to be closed.

“Copyright Collateral” means all Copyrights, whether now owned or hereafter acquired by Grantor.

“Copyrights” means, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

“Entity” means, with respect to any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

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“Equity Rights” means, with respect to any person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders’ or voting trust arrangements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such person.

“Foreign Issuers” means, collectively, each Entity organized under the laws of any jurisdiction outside of the United States of America that is the issuer of capital stock, membership units or other ownership interests now owned or hereafter acquired by Grantor.

“Governmental Entity” means any U.S. or non-U.S. federal, state, provincial, regional, local or municipal legislative, executive or judicial department, commission, board, bureau, agency, office, tribunal, court or other instrumentality, governmental or quasi-governmental, public international organization and any applicable stock exchange or securities regulatory authority.

“Intellectual Property” means all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used, including all licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral listed; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all governmental approvals now held or hereafter obtained by Grantor in respect of any of the foregoing; and (g) all causes of action, claims and warranties now owned or hereafter acquired by Grantor in respect of any of the foregoing. It is understood that Intellectual Property shall include all of the foregoing owned or acquired by Grantor on a worldwide basis.

“Issuers” shall mean, collectively, each Entity organized under the laws of any jurisdiction within the United States of America, directly or indirectly, that is the issuer of any shares of capital stock, membership units or other ownership interests now owned or hereafter acquired by Grantor.

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“Lien” means any lien, security interest, mortgage, pledge, charge, license, adverse claim, reversion or encumbrance of any kind, and includes conditional sales contracts, title retention agreements, capital trusts and capital leases.

“Normal Course Lien” means:

(a) any builder’s, mechanic’s, materialman’s, worker’s, repairman’s or other similar statutory Lien incurred in the ordinary course of business that has not at the time been filed pursuant to applicable Laws and any such Lien that, although filed, relates solely to an obligation not overdue or, if overdue, is being contested in good faith or is bonded or in respect of which the appropriate amount has been withheld in accordance with applicable Laws;

(b) any right reserved to, or vested in, any applicable Governmental Entity by the terms of any applicable Laws, any applicable authorization by a Governmental Entity, or any property interest, easement, right-of-way or servitude issued or granted by applicable Laws or by any applicable authorization by a Governmental Entity, to terminate any such authorization, easement, right-of-way or servitude or to purchase, expropriate, appropriate or recapture or designate a purchaser of any property;

(c) any Lien for Taxes, assessment, water or sewer, or other rents or charges not at the time overdue or, if overdue, being contested in good faith;

(d) any Lien arising in connection with workers’ compensation, unemployment or employment insurance or other social benefits required by applicable Laws not at the time overdue or, if overdue, being contested in good faith;

(e) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of money) or leases, in an aggregate amount not to exceed $50,000;

(f) involuntary Liens (including the Lien of an attachment, judgment or execution) in an aggregate amount not to exceed $10,000 and not at the time overdue or, if overdue, contested in good faith;

(g) Purchase Money Liens;

(h) Liens granted or created by the Transaction Documents; and

(i) any other Liens consented to by the Collateral Agent or approved pursuant to Section 6(b);

provided that in each case where it is in good faith contesting any obligations, Taxes or assessments as contemplated herein, (A) it shall have established to the satisfaction of the Collateral Agent (acting reasonably) a reserve in accordance with GAAP unless there is a reasonable likelihood that the amount will be required to be paid, in which case it shall establish sufficient reserve for or deposit with a court of competent jurisdiction or the assessing authority, or to such other Person as is acceptable to the

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Collateral Agent, acting reasonably, sufficient funds or a surety bond, for the total amount claimed to be secured by such Liens, where the application of such reserve, funds or bond would result in their discharge, and (B) such Lien shall only be a Permitted Lien for so long as such contestation effectively postpones or stays the enforcement of the rights of the holder there.

“Patent Collateral” means all Patents, whether now owned or hereafter acquired by Grantor.

“Patents” means, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

“Permitted Liens” means all liens or security interests granted by Grantor or its subsidiaries pursuant to the Permitted Existing Secured Indebtedness and any Normal Course Lien.

“Permitted Existing Secured Indebtedness” means the existing outstanding secured indebtedness set forth in the Disclosure Schedule in an aggregate amount of $4,300,000.

“Purchase Money Lien” means a Lien incurred in the ordinary course of business only to secure the purchase price of an asset, or to secure debt used only to finance or refinance the purchase of an asset, in the aggregate amount not to exceed $50,000.

“Trademark Collateral” means all Trademarks, whether now owned or hereafter acquired by Grantor. Notwithstanding the foregoing, the Trademark Collateral shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” means, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

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“Transaction Documents” means each of the Promissory Notes, the Purchase Agreement, this Security and Pledge Agreement, the Subsidiary Security and Pledge Agreements, the Guaranty, the Intercreditor Agreement, the Registration Rights Agreement and any other instrument or agreement at any time delivered in connection with the foregoing to secure the Obligations.

1.2 Perfection of Security Interests.

(a) Grantor hereby authorizes the Collateral Agent to file a financing statement or financing statements (the “Financing Statement”) describing the Collateral in any and all jurisdictions where, and with any and all governmental authorities with whom, the Collateral Agent reasonably deems such filing to be necessary or appropriate including, without limitation, the jurisdiction of the debtor’s location for purposes of the Code, the United States Patent and Trademark Office and the United States Copyright Office. Grantor will reimburse the Collateral Agent for any and all costs, charges and expenses (including fees of counsel) incurred in connection with such filings. For purposes of this Section 1.2(a), the Financing Statements shall be deemed to include any amendment, modification, assignment, continuation statement or other similar instrument consistent with the rights granted to the Secured Party under the Transaction Documents.

(b) Grantor shall have possession of the Collateral, except where as expressly otherwise provided in this Security Agreement or where the Collateral Agent chooses to perfect its security interest by possession in addition to the filing of a Financing Statement. Where Collateral is in the possession of a third party, Grantor will join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interest therein and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of the Secured Party.

(c) Grantor will cooperate with the Collateral Agent in obtaining control (including “Control” as contemplated by Section 9-312(b) of the Code) with respect to Collateral consisting of Deposit Accounts and Letter-of-Credit Rights.

(d) Grantor will not create any Chattel Paper without a legend on such Chattel Paper reasonably acceptable to the Collateral Agent indicating that the Collateral Agent has a secured interest in such Chattel Paper.

(e) Grantor shall, upon the Grantor’s acquiring, or otherwise becoming entitled to the benefits of, any Copyright, Patent, Trademark (or associated goodwill) or other Intellectual Property or upon or prior to Grantor’s filing, either directly or through any agent, licensee or other designee, of any application with any governmental authority for any Copyright, Patent, Trademark, or other Intellectual Property, in each case after the date hereof, execute and deliver such contracts, agreements and other instruments as the Collateral Agent may reasonably request, subject to any other applicable provision of this Security Agreement, to evidence, validate, perfect and establish the priority of the security interest granted by this Security Agreement except with respect to Permitted Liens in such and any related Intellectual Property.

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(f) Grantor shall deliver and pledge to the Collateral Agent any and all certificates representing the Pledged Stock, accompanied by undated stock powers duly executed in blank.

(g) Grantor shall upon the acquisition after the date hereof by Grantor of any Stock Collateral, promptly either (x) transfer and deliver to the Collateral Agent all such Stock Collateral (together with the certificates representing such Stock Collateral securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) or (y) take such other action as the Collateral Agent shall deem reasonably necessary or appropriate to perfect, and establish the priority of, the security interest granted by this Security Agreement in such Stock Collateral.

1.3 Intellectual Property. For the purpose of enabling and to the extent necessary to enable the Collateral Agent to exercise its rights, remedies, powers and privileges under Article 4 at such time or times as the Collateral Agent shall be lawfully entitled to exercise such rights, remedies, powers and privileges, and for no other purpose, Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, assign, license or sublicense any of the Intellectual Property of Grantor, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of such items. This license shall be exercisable only after the occurrence and during the continuance of an Event of Default and shall terminate upon full and final payment, performance or other satisfaction of the Obligations.

1.4 Special Provisions Relating to Stock Collateral.

(a) So long as no Event of Default shall have occurred and be continuing, Grantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of any Transaction Document; provided, that Grantor agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of any Transaction Document.

(b) So long as no Event of Default shall have occurred and be continuing, Grantor shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

(c) If any Event of Default shall have occurred and be continuing, and whether or not the Collateral Agent exercises any available right to declare any Obligation due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law, this Security Agreement or any other Transaction Document, all dividends and other distributions on the Stock Collateral shall be paid directly to the Collateral Agent and retained by it in a segregated account as part of the Stock Collateral, subject to the terms of this Security Agreement, and if the Collateral Agent shall so request, Grantor agrees to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and instruments to

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that end; provided, that if such Event of Default is cured, any such dividend or distribution paid to the Collateral Agent prior to such sure shall, upon request of Grantor (except to the extent applied to the Obligations), be returned by the Collateral Agent to Grantor.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties. Grantor represents and warrants as of the date hereof that:

(a) Grantor has and shall have absolute, good and marketable title to all the Collateral, wherever and whenever acquired, free and clear of any lien, except for Permitted Liens, and Grantor has not filed, nor is there on record, a financing statement under the Code (or similar statement or instrument of registration under the law of any jurisdiction) covering any Collateral except as permitted by the Purchase Agreement and Permitted Liens;

(b) Schedule A hereto lists, as to Grantor, (i) Grantor’s chief executive office and other place(s) of business, (ii) Grantor’s legal organizational structure and its jurisdiction of incorporation, (iii) the address where records relating to the Collateral are maintained, (iv) any other location of any other Equipment and Goods (other than mobile Goods) included in the Collateral, (v) location of leased facilities and name of lessor/sublessor, (vi) any fictitious names used by Grantor, and (vii) all accounts of the Grantor together with the name of the bank where they are located, the account number and a contact person.

(c) Grantor has paid or will pay when due all taxes, fees, assessments and other charges now or hereafter imposed upon the Collateral except for any tax, fee, assessment or other charge the validity of which is being contested in good faith by appropriate proceedings and so long as Grantor has set aside on its books adequate reserves with respect thereto;

(d) as a result of the execution and delivery of this Security Agreement and upon the filing of any financing statements or other documents necessary to assure, preserve and perfect the security interest created hereby and to the extent a lien may be perfected by filing a financing statement, the Collateral Agent on behalf of the Secured Party shall have a valid, perfected, enforceable lien on, and a continuing security interest in, the Collateral;

(e) except as disclosed on Schedule 2.1(e), none of the Collateral is held by a third party in any location as assignee, trustee, bailee, consignee or in any similar capacity; and

(f) the Pledged Stock evidenced described in Section 1.1(e) hereof (i) is duly authorized, validly existing, fully paid and nonassessable, and none of such Pledged Stock is subject to any contractual restriction, or any restriction under the charter

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or by-laws of the respective Issuer or Foreign Issuer of such Pledged Stock, upon the transfer of such Pledged Stock; and (ii) constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers, and approximately 66 2/3% of the issued and outstanding shares of capital stock of any class of the Foreign Issuers, beneficially owned by Grantor on the date hereof (whether or not registered in the name of Grantor), and Schedule B correctly identifies, as of the date hereof, the respective Issuers or Foreign Issuers of such Pledged Stock, the respective class or type of interest, of the shares comprising such Pledged Stock, the respective number of shares held, the percentage of the Issuer’s total issued and outstanding capital stock, membership units or other ownership interests represented by such Pledged Stock, if such Pledged Stock is certificated, the number of the certificate, and the holder of such Pledged Stock.

2.2 Survival. All representations, warranties and agreements of Grantor contained in this Security Agreement shall survive the execution, delivery and performance of this Security Agreement until the termination of this Security Agreement pursuant to Section 5.5 hereof.

ARTICLE 3

COVENANTS

3.1 Covenants. Grantor hereby covenants and agrees with the Collateral Agent that so long as this Security Agreement shall remain in effect or any Obligations shall remain unpaid or unperformed:

(a) Grantor shall promptly give written notice to the Collateral Agent of any levy or attachment, execution or other process against any of the Collateral;

(b) at Grantor’s own cost and expense, Grantor shall take any and all actions reasonably necessary or desirable to defend the Collateral against the claims and demands of all persons other than the Collateral Agent, and to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien of any nature, except in each case for Permitted Liens;

(c) Grantor shall keep all tangible Collateral properly insured and in good order and repair (normal wear and tear excepted) and immediately notify the Collateral Agent in writing of any event causing any material loss, damage or depreciation in value of the Collateral in the aggregate and of the extent of such loss, damage or depreciation;

(d) Grantor shall mark any Collateral that is Chattel Paper with a legend showing the Collateral Agent’s Lien and security interest therein;

(e) Grantor shall:

(i) furnish to the Collateral Agent from time to time (but, unless an Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright

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Collateral, the Patent Collateral and the Trademark Collateral and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Collateral Agent may reasonably request, all in reasonable detail;

(ii) prior to filing, either directly or through an agent, licensee or other designee, any application for any Copyright, Patent or Trademark, furnish to the Collateral Agent prompt written notice of such proposed filing; and

(iii) promptly give written notice to the Collateral Agent of any other change in the intellectual property rights material to its businesses.

(f) Grantor shall to the extent consistent with its past practice:

(i) (either itself or through licensees) for each Trademark material to the conduct of its business, (A) to the extent consistent with good business judgment, continue to use such Trademark on each and every trademark class of Goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force and effect free from any claim of abandonment for nonuse, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration and (D) not (and not permit any licensee or sublicensee to) do any act or knowingly omit to do any act whereby any Trademark material to the conduct of its business may become invalidated;

(ii) (either itself or through licensees) not do any act or knowingly omit to do any act whereby any Patent material to the conduct of its business may become abandoned or dedicated;

(iii) notify the Collateral Agent in writing immediately if it knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding before any governmental authority) regarding Grantor’s ownership of any Intellectual Property material to its business, its right to copyright, patent or register the same (as the case may be), or its right to keep, use and maintain the same;

(iv) take all necessary steps that are consistent with good business practices in any proceeding before any appropriate governmental authority to maintain and pursue each application relating to any Intellectual Property material to the conduct of its business (and to obtain the relevant registrations) and to maintain each registration material to the conduct of its business, including payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings;

(v) in the event that any Intellectual Property material to the conduct of its business is infringed, misappropriated or diluted by a third party, Grantor shall notify the Collateral Agent in writing within 10 days after it learns of such event and shall, if consistent with good business practice, promptly sue for infringement,

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misappropriation or dilution, seek temporary restraints and preliminary injunctive relief to the extent practicable, seek to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as are appropriate under the circumstances to protect such Collateral;

(vi) shall, through counsel acceptable to the Collateral Agent, prosecute diligently any application for any Intellectual Property pending as of the date of this Security Agreement or thereafter made until the termination of this Security Agreement and preserve and maintain all rights in applications for any Intellectual Property material to its business; provided, however, that Grantor shall have no obligation to make any such application if making such application would be unnecessary or imprudent in the good faith business judgment of Grantor. Any expenses incurred in connection with such an application shall be borne by Grantor. Grantor shall not abandon any right to file an application for any Intellectual Property or any pending application in the United States without the consent of the Collateral Agent, which consent shall not be unreasonably withheld; and

(vii) after the occurrence and through the continuance of an Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to bring suit in its own name to enforce the Copyrights, Patents and Trademarks and any license under such Intellectual Property, in which event Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute and deliver any and all proper documents required by the Collateral Agent in aid of such enforcement action.

(g) Grantor shall cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer and 66 2/3% of the total number of shares of each class of capital stock of each Foreign Issuer then outstanding and shall not permit any such Issuer or Foreign Issuer to issue any shares of capital stock, membership units or other ownership interests other than to Grantor. Grantor shall cause all such shares, units or interests to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter, bylaws, operating agreement or other similar organizational documents of the respective Issuer of such Stock Collateral, upon the transfer of such Stock Collateral (except for any such restriction contained in the Transaction Documents).

(h) Grantor shall not:

(i) amend any material term of or terminate any contract or other document or instrument that is material to the conduct of its business constituting part of the Collateral, except for transactions in the ordinary course of business, without the prior written consent of the Collateral Agent;

(ii) voluntarily or involuntarily exchange, lease, sell, transfer or otherwise dispose of any Collateral other than for fair value in the ordinary course of business, the grant of licenses in the ordinary course of business and sales of worn-out or obsolete Equipment;

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(iii) make any material compromise, settlement, discharge or adjustment or grant any extension of time for payment with respect to any Account or any lien, guaranty or remedy pertaining thereto, except for transactions in the ordinary course of business, without the prior written consent of the Collateral Agent;

(iv) change its name or use any fictitious or trade name, other than in accordance with Section 5.1 hereof;

(v) change its jurisdiction of incorporation, other than in accordance with Section 5.1 hereof;

(vi) change the location of its chief executive office, other than in accordance with Section 5.1 hereof;

(vii) permit any of the Collateral (other than Collateral that constitutes Goods that are mobile and that are of a type normally used in more than one jurisdiction or otherwise in the ordinary course of business (including, without limitation, sales and shipments of Inventory in the ordinary course of business)) to be removed from or located in any place not identified as the location of such Collateral to the Collateral Agent, as the case may be, except after written notice to and with written consent of the Collateral Agent and compliance with such procedures as the Collateral Agent reasonably may impose to prevent any interruptions or discontinuity in the security interest granted pursuant to this Security Agreement; or

(viii) voluntarily grant, incur or allow to exist any lien or security interest on or in any of the Collateral which lien or security interest shall be equal or superior in priority to the security interests granted in this Security Agreement, except for Permitted Liens to the extent such Permitted Liens by their express terms or applicable law have priority equal or greater than the security interests granted pursuant to this Security Agreement.

ARTICLE 4

REMEDIAL MATTERS

4.1 Event of Default. An “Event of Default” shall exist hereunder if an event of default shall occur under the Promissory Notes.

4.2 Powers of Attorney.

(a) Grantor hereby irrevocably appoints the Collateral Agent (and any officer or agent of the Collateral Agent) as its true and lawful attorney-in-fact, with power of substitution for and in the name of the Collateral Agent or otherwise, for the use and benefit of the Collateral Agent, effective upon the occurrence and during the continuance of an Event of Default:

(i) to receive, endorse the name of Grantor upon and deliver any notes, acceptances, checks, drafts, money orders or other evidences of payment that may come into the possession of the Collateral Agent with respect to the Collateral;

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(ii) to cause Grantor’s mail to be transferred to the Collateral Agent’s own offices and to receive and open all mail addressed to Grantor for the purposes of removing any such notes, acceptances, checks, drafts, money orders or other evidences of payment;

(iii) to demand, collect and receive payment in respect of the Collateral and to apply any such payments directly to the payment of the Obligations in accordance with Section 4.5 hereof;

(iv) to receive and give discharges and releases of all or any of the Collateral;

(v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction, to collect or otherwise realize on all or any part of the Collateral or to enforce any rights in respect thereof;

(vi) to sign the name of Grantor on any invoice or bill of lading relating to any of the Collateral;

(vii) to send verification of any Accounts to any obligors (such obligors being hereinafter referred to as the “Account Debtors”) or customer;

(viii) to notify any Account Debtor or other obligor of Grantor with respect to any Collateral to make payment to the Collateral Agent;

(ix) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating or pertaining to all or any of the Collateral;

(x) to take any action for purposes of carrying out of the terms of this Security Agreement;

(xi) to enforce all of Grantor’s rights and powers under and pursuant to any and all agreements with respect to the Collateral; and

(xii) generally, to sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out this Security Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby; and, provided further, that Collateral Agent shall in all cases act in material compliance with all applicable laws.

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It is understood and agreed that the power of attorney granted to the Collateral Agent for the purposes set forth above in this Section 4.2 is coupled with an interest and is irrevocable, and Grantor hereby ratifies all actions taken by its attorney-in-fact by virtue hereof. The provisions of this Section 4.2 shall in no event relieve Grantor of any of its obligations hereunder or under any of the other Transaction Documents with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent of any other or further right which it may have on the date of this Security Agreement or hereafter, whether hereunder, under any of the other Transaction Documents, by law or otherwise.

(b) Beyond the duty of the Collateral Agent to exercise reasonable care in the custody of any Collateral in its possession, the Collateral Agent shall not, under any circumstance or in any event whatsoever, have any liability for any part of the Collateral, nor shall the Collateral Agent have any liability for any error or omission or delivery of any kind incurred in the good faith settlement, collection or payment of any of the Collateral or any monies received in payment therefor or for any damages resulting therefrom, nor shall this Security Agreement impose upon the Collateral Agent any obligation to perform any obligation with respect to the Collateral. The costs of collection, notification and enforcement, including but not limited to, reasonable attorneys’ fees and reasonable out-of-pocket expenses, shall be borne solely by Grantor whether the same are incurred by Grantor or the Collateral Agent. Grantor agrees to indemnify, defend and hold the Collateral Agent harmless from and against any and all other claims, demands, losses, judgments and liabilities (including, but not limited to, liabilities for penalties) of any nature, and to reimburse the Collateral Agent for all reasonable costs and expenses, including but not limited to reasonable attorneys’ fees and expenses, arising from this Security Agreement or the exercise of any right or remedy granted to the Collateral Agent hereunder other than those incurred solely as a result of the gross negligence and willful misconduct of the Collateral Agent. In no event shall the Collateral Agent be liable for any matter or thing in connection with this Security Agreement other than to account for moneys actually received by the Collateral Agent in accordance with the terms hereof, and matters arising out of the gross negligence or willful misconduct of the Collateral Agent.

4.3 Collections. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, in its sole discretion, in its name or in the name of Grantor, or otherwise, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to any of the Collateral, but shall be under no obligation to do so, or (b) extend the time of payment, arrange for payment in installments, or otherwise modify the term of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, Grantor, other than to discharge Grantor in so doing with respect to liabilities of Grantor to the extent that the liabilities are paid or repaid. After

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the occurrence and during the continuance of an Event of Default, any money, checks, notes, bills, drafts, or commercial paper received by Grantor shall be held in trust for the Collateral Agent on behalf of the Secured Party and any other secured creditors having rights thereto senior to the Secured Party and shall be promptly turned over to the Collateral Agent or any other secured creditors having rights thereto senior to the Secured Party as its interest shall appear. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may make such payments and take such actions as the Collateral Agent, in its sole discretion, deems necessary to protect its security interest in the Collateral or the value thereof, and the Collateral Agent is hereby unconditionally and irrevocably authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any liens which in the judgment of the Collateral Agent appear to be equal to, prior to or superior to its security interest in the Collateral and any liens not expressly permitted by this Security Agreement.

4.4 Possession; Sale of Collateral.

(a) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, subject to the rights of any other secured creditors having rights senior to those of the Secured Party: (i) require Grantor to assemble the tangible assets that comprise part of the Collateral and make them available to the Collateral Agent at any place or places reasonably designated by the Collateral Agent; (ii) to the extent permitted by applicable law, with or without notice or demand for performance and without liability for trespass, enter any premises where the Collateral may be located and peaceably take possession of the same, and may demand and receive such possession from any person who has possession thereof, and may take such measures as it may deem necessary or proper for the care or protection thereof (including, but not limited to, the right to remove all or any portion of the Collateral); and (iii) with or without taking such possession may sell or cause to be sold, in one or more sales or parcels, for cash, on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at public or private sale or at any broker’s board or any securities exchange, without demand of performance or notice of intention to sell or of time or place of sale, except 10 Business Days’ written notice to Grantor of the time and place of such sale or sales (and such other notices as may be required by applicable statute, if any, and which cannot be waived), which Grantor hereby expressly acknowledges is commercially reasonable. In the event of any sale, license or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and Grantor shall supply to the Collateral Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare any Collateral for sale. The Collateral may be sold or disposed of for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. At any

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such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Collateral Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any disposition of the Collateral. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof. The Collateral Agent shall not incur any liability for the failure to collect or realize upon any or all of the Collateral or for any delay in doing so and, in case of any such failure, shall not be under any obligation to take any action with respect thereto; provided, such Collateral may be sold again upon like notice. If any Collateral is sold upon credit, Grantor will be credited only with payments actually made by the purchaser, received by the Collateral Agent and applied to the Obligations in accordance with Section 4.5 In the event the purchasers fail to pay for the Collateral, the Collateral Agent may resell the Collateral. At any public sale made pursuant to this Section 4.4, the Collateral Agent may bid for or purchase, free from any right of redemption, stay or appraisal and all rights of marshalling, the Collateral and any other security for the Obligations or otherwise on the part of Grantor (all said rights being also hereby waived and released by Grantor to the fullest extent permitted by law) or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Secured Party from Grantor as a credit against the purchase price, and the Collateral Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement, and Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement, all Events of Default shall have been remedied and any obligations to the Secured Party shall have been paid in full. As an alternative to exercising the power of sale herein conferred upon them, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Security Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. In any such action, the Collateral Agent shall be entitled to the appointment of a receiver without notice, to peaceably take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, if an Event of Default shall occur and be continuing, the Collateral Agent shall be entitled to apply, without notice to Grantor, any cash or cash items constituting Collateral in its possession to payment of the Obligations in accordance with the provisions of Section 4.5 hereof.

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(b) If an Event of Default shall occur and be continuing, the Collateral Agent shall, in addition to exercising any and all rights and remedies afforded to it hereunder, have all the rights and remedies of a secured party under all applicable provisions of law, including but not limited to, the Code.

(c) Grantor agrees that notwithstanding anything to the contrary contained in this Security Agreement, Grantor shall remain liable under each contract or other agreement giving rise to Accounts and General Intangibles and all other contracts or agreements constituting part of the Collateral and the Collateral Agent shall not have any obligation or liability in respect thereof.

(d) After the occurrence and during the continuance of an Event of Default, upon the Collateral Agent’s request, but subject to the rights of any other secured creditors having rights senior to those of the Secured Party, Grantor shall deliver to the Collateral Agent all original and other Documents evidencing and relating to the sale and delivery of Inventory or Accounts, including but not limited to, all original orders, invoices and shipping receipts. After the occurrence and during the continuance of an Event of Default, Grantor shall also furnish to the Collateral Agent, promptly upon the request of the Collateral Agent, such reports, reconciliations and aging balances regarding Accounts as the Collateral Agent may request from time to time.

4.5 Application of Proceeds. Unless the Collateral Agent otherwise directs, the proceeds of any sale of Collateral pursuant to this Security Agreement or otherwise, as well as any Collateral consisting of cash, shall be applied after receipt by the Collateral Agent as follows, subject to the rights of any other secured creditor having rights senior to those of the Secured Party:

First, to the payment of all reasonable costs, fees and expenses of the Collateral Agent and its agents, representatives and attorneys incurred in connection with such sale or with the retaking, holding, handling, preparing for sale (or other disposition) of the Collateral or otherwise in connection with the Promissory Notes, this Security Agreement or any of the Obligations, including but not limited to, the reasonable fees and expenses of the Collateral Agent’s agents and attorneys’ and court costs (whether at trial, appellate or administrative levels), if any, incurred by the Collateral Agent in so doing;

Second, to the payment of the outstanding principal balance and accrued interest and fees on the Obligations in such order as the Collateral Agent may determine;

Third, to pay all other amounts payable by Grantor under the Promissory Notes and any other Obligations; and

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Fourth, to Grantor or to such other person as a court may direct.

4.6 Authority of Collateral Agent. The Collateral Agent shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Collateral Agent may execute any of its duties hereunder by or through its agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder.

4.7 Certain Waivers; Grantor Not Discharged. Grantor expressly and irrevocably waives (to the extent permitted by applicable law) presentment, demand of payment and protest of nonpayment in respect of its Obligations under this Security Agreement.

4.8 Transfer of Security Interest. The Collateral Agent may transfer to any other person all or any part of the liens and security interests granted hereby, and all or any part of the Collateral which may be in the Collateral Agent’s possession after the occurrence and during the continuance of an Event of Default or to a successor Collateral Agent at any time. Upon such transfer, the transferee shall be vested with all the rights and powers of the Collateral Agent hereunder with respect to such of the Collateral as is so transferred, but, with respect to any of the Collateral not so transferred, the Collateral Agent shall retain all of its rights and powers (whether given to it in this Security Agreement, or otherwise). The Collateral Agent may, at any time, assign its rights as the Collateral Agent hereunder to any person, in the Collateral Agent’s discretion, and upon notice to Grantor, but without any requirement for consent or approval by or from Grantor, and any such assignment shall be valid and binding upon Grantor, as fully as it had expressly approved the same.

ARTICLE 5

MISCELLANEOUS

5.1 Further Assurances. Grantor agrees, at its expense, to do such further things, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request for the better assuming and preserving of the security interests and the rights and remedies created hereby, including but not limited to, the execution and delivery of such additional conveyances, assignments, agreements and instruments, the payment of any fees and taxes required in connection with the execution and delivery of this Security Agreement, the granting of the security interests created hereby and the execution, filing and recordation of any financing statements (including fixture filings) or other documents as the Collateral Agent may deem reasonably necessary for the perfection of the security interests granted hereunder. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other Instrument, such note or Instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner reasonably

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satisfactory to the Collateral Agent, subject to the rights of any other secured creditors having rights senior to the Collateral Agent. If at any time Grantor shall take and perfect a security interest in any property to secure payment and performance of an Account, Grantor, upon the request of the Collateral Agent, shall promptly assign such security interest to the Collateral Agent, subject to the rights of any other secured creditors having rights senior to the Secured Party. Grantor agrees to notify the Collateral Agent in writing at least 30 days prior to any change (a) in its corporate name, (b) in its jurisdiction of incorporation or organization, (c) in the location of its chief executive office, (d) in its chief place of business, or (e) in the office or offices where it keeps its records relating to the Collateral. Grantor agrees that, after the occurrence and during the continuance of an Event of Default, it shall upon request of the Collateral Agent, take any and all actions, to the extent permitted by applicable law, at its own expense, to obtain the approval of any Governmental Entity for any action or transaction contemplated by this Security Agreement which is then required by law, and specifically, without limitation, upon request of the Collateral Agent, to prepare, sign and file with any Governmental Entity Grantor’s portion of any application or applications for consent to the assignment of licenses held by Grantor, or for consent to the possession and sale of any of the Collateral by or on behalf of the Collateral Agent or the Secured Party. Grantor further agrees that it shall at all times, at its own expense and cost, keep accurate and complete records with respect to the Collateral, including but not limited to, a record of all payments and proceeds received in connection therewith or as a result of the sale thereof and of all credits granted, and agrees that the Collateral Agent or its representatives shall have the right at any reasonable time and from time to time to call at Grantor’s place or places of business to inspect the Collateral and to examine or cause to be examined all of the books, records, journals and other data relating to the Collateral and to make extracts therefrom or copies thereof as are reasonably requested.

5.2 Effectiveness. This Security Agreement shall take effect immediately upon execution by Grantor.

5.3 Indemnity; Reimbursement of the Collateral Agent; Deficiency. In connection with the Collateral, this Security Agreement and the administration and enforcement or exercise of any right or remedy granted to the Collateral Agent hereunder, Grantor agrees, subject to the limitations set forth hereafter (a) to indemnify, defend and hold harmless the Collateral Agent from and against any and all claims, demands, losses, judgments and liabilities (including but not limited to, liabilities for penalties) of whatever nature, relating thereto or resulting therefrom, and (b) to reimburse the Collateral Agent for all reasonable costs and expenses, including but not limited to, the reasonable fees and disbursements of attorneys, relating thereto or resulting therefrom. The foregoing indemnity agreement includes all reasonable costs incurred by the Collateral Agent in connection with any litigation relating to the Collateral whether or not the Collateral Agent shall be a party to such litigation, including but not limited to, the reasonable fees and disbursements of attorneys for the Collateral Agent, and any out-of-pocket costs incurred by the Collateral Agent in appearing as a witness or in otherwise complying with legal process served upon them. The obligations in this Section 5.3 do not apply to any claims for indemnity, defense, or reimbursement that arise from the gross negligence or willful misconduct of the Collateral Agent. In no

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event shall the Collateral Agent be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Security Agreement other than to account for moneys actually received by it in accordance with the terms hereof and Grantor hereby releases the Collateral Agent from any and all claims, causes of action and demands at any time arising out of or with respect to this Security Agreement or the Collateral. All indemnities contained in this Section 5.3 and elsewhere in this Security Agreement shall survive the expiration or earlier termination of this Security Agreement. After application of the proceeds by the Collateral Agent pursuant to Section 4.5 hereof, Grantor shall remain liable to the Collateral Agent for any deficiency.

5.4 Continuing Lien. It is the intent of the parties hereto that (a) this Security Agreement shall constitute a continuing agreement as to any and all future, as well as existing transactions, between Grantor and the Collateral Agent under or in connection with the Promissory Notes or otherwise relating to any other Obligation, and (b) the security interest provided for herein shall attach to after-acquired as well as existing Collateral.

5.5 Termination. Upon payment, performance or other satisfaction in full of the Promissory Notes and all other Obligations and all other amounts due in connection therewith and termination of all commitments relating thereto, the Collateral Agent shall reassign, redeliver and release (or cause to be so reassigned, redelivered and released), without recourse upon or warranty by the Collateral Agent, and at the sole expense of Grantor, to Grantor, against receipt therefor, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Collateral Agent pursuant to the terms hereof and not theretofore reassigned, redelivered and released to Grantor, together with appropriate instruments of reassignment and release.

5.6 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand, or at the time the sender receives confirmation of the facsimile transaction if transmitted by facsimile, or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, or one day after being mailed via overnight courier service, to the applicable parties at the address or facsimile number, as applicable, stated below or if any party shall have designated a different address or facsimile number by notice to the other parties given as provided above, then to the last address or facsimile number so designated.

If to Grantor:

Distributed Energy Systems Corp.
10 Technology Drive
Wallingford, CT 06492
Attention:
Facsimile:	(203) 678-2000

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with a copy to:

Wilmer Cutler Pickering Hale & Dorr, LLP
1875 Pennsylvania Avenue, NW
Washington, D.C. 20006
Attention:	Brent Siler, Esq.
Facsimile:	(202) 663-6363

If to Collateral Agent and Secured Party:

c/o Perseus, L.L.C.
2099 Pennsylvania Ave., N.W.
Suite 900
Washington, D.C. 20006-1813
Attention:	John C. Fox,
Teresa Y. Bernstein
Facsimile:	(202) 463-6215

with a copy to:

Arnold & Porter LLP
1600 Tysons Boulevard, Suite 900
McLean, Virginia 22102-4865
Attention:	Robert B. Ott, Esq.
Facsimile:	(703) 720-7399

5.7 Successors and Assigns. Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Secured Party that are contained in this Security Agreement shall bind and inure to the benefit of its respective successors and assigns. Grantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent.

5.8 APPLICABLE LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS THEREOF. THE PARTIES HERETO AGREE THAT THE APPROPRIATE AND EXCLUSIVE FORUM FOR ANY DISPUTES ARISING OUT OF THIS SECURITY AGREEMENT SOLELY BETWEEN THE GRANTOR AND THE COLLATERAL AGENT SHALL BE THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, AND AGREE TO COMPLY WITH ALL REQUIREMENTS NECESSARY TO GIVE SUCH COURTS JURISDICTION. THE

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PARTIES HERETO FURTHER AGREE THAT THE PARTIES WILL NOT BRING SUIT WITH RESPECT TO ANY DISPUTES ARISING OF THIS SECURITY AGREEMENT FOR THE EXECUTION OR ENFORCEMENT OF JUDGMENT, IN ANY JURISDICTION OTHER THAN THE ABOVE SPECIFIED COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING HEREUNDER BY THE MAILING OF COPIES THEREOF BY REGISTERED MAIL OR CERTIFIED AIRMAIL, POSTAGE PREPAID, TO THE ADDRESS SPECIFIED IN SECTION 5.6 HEREOF.

5.9 Waivers. No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or future exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be authorized as provided in Section 5.10, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances.

5.10 Amendments. Neither this Security Agreement nor any provision hereof may be amended or modified except pursuant to an agreement or agreements in writing entered into by Grantor and the Collateral Agent.

5.11 Severability. In the event any one or more of the provisions contained in this Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

5.12 Counterparts. This Security Agreement may be executed in any number of counterparts. Signatures may be communicated by facsimile or electronic transmission and shall be binding upon the parties so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties following the applicable facsimile or electronic transmission, provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Security Agreement. No party shall raise facsimile or electronic delivery of a signature or the fact that any signature or agreement or instrument was transmitted or communicated by a facsimile or e-mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense. This Security Agreement shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to the Collateral Agent.

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5.13 Headings. Article and Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Security Agreement.

5.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS SECURITY AGREEMENT.

[Signatures appear on following page]

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IN WITNESS WHEREOF, Grantor has executed this Security Agreement as of the date first above written.

DISTRIBUTED ENERGY SYSTEMS CORP.

By:
Name:
Title:

[Signature Page to Security Agreement]

ACKNOWLEDGED BY SECURED PARTY:

PERSEUS PARTNERS VII, L.P.

By:	Perseus Partners VII GP, L.P., its general partner

By:	Perseus Partners VII GP, L.L.C., its general partner

By:
John C. Fox
Senior Managing Director

ACKNOWLEDGED BY COLLATERAL AGENT:

PERSEUS PARTNERS VII, L.P.

By:	Perseus Partners VII GP, L.P., its general partner

By:	Perseus Partners VII GP, L.L.C., its general partner

By:
John C. Fox
Senior Managing Director

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SCHEDULE A

Pursuant to Section 2.1(b), the following information is disclosed:

Grantor	Chief Executive Office	Other Place(s) of Business	Jurisdiction of Incorporation	Collateral Location	Equipment and Goods Location	Location of Leased Facilities

Grantor	Bank Name	Account Number	Contact Information

SCHEDULE B

Pursuant to Section 2.1(g), the following information is disclosed:

Issuer	Class or Type of Interest	Number of Shares/Interests	Percentage of Total Interests of Issuer	Certificate Number	Holder

Schedule 2.1(f)

Location of Collateral Held by Third Parties

Description of Collateral	Location of Collateral	Name of Bailee	Contact at Bailee

EXHIBIT J

Form of Subsidiary Security and Pledge Agreement

Exhibit J-1

EXECUTION VERSION

SUBSIDIARY SECURITY AND PLEDGE AGREEMENT

THIS SUBSIDIARY SECURITY AND PLEDGE AGREEMENT is entered into as of May     , 2007 (as from time to time amended, modified, restated, supplemented and in effect, this “Subsidiary Security Agreement”), by and among Northern Power Systems, Inc., a corporation incorporated under the laws of Delaware (the “Northern”), Proton Energy Systems, Inc, a corporation incorporated under the laws of Delaware (“Proton”) and Technology Drive, LLC, a limited liability company organized under the laws of Connecticut (“Tech LLC”, and together with Northern and Proton, the “Grantors”, and each individually, a “Grantor”) in favor of Perseus Partners VII, L.P. (the “Secured Party” or, in its capacity as collateral agent on behalf of the Secured Party, the “Collateral Agent”), a limited partnership formed under the laws of the state of Delaware, holders of the Promissory Notes (as defined below). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

RECITALS

A. Distributed Energy Systems, Corp. (the “Company”) and the Secured Party have entered into a Securities Purchase Agreement dated as of May 10, 2007 (the “Purchase Agreement”) pursuant to which the Secured Party has agreed to purchase from the Company a senior secured promissory note that has an aggregate principal amount of $12,500,000 (the “Senior Secured Note”) and, in the event that the Company obtains the Stockholder Approval as required in the Purchase Agreement, a senior secured convertible promissory note that has an aggregate principal amount of $15,000,000 (the “Senior Secured Convertible Note”), a portion of the proceeds of which shall be used to repay the Senior Secured Note. Each of the Senior Secured Note and the Senior Secured Convertible Note provide for interest to be paid in kind in the form of additional secured promissory notes (the “Additional Promissory Notes”, and together with the Senior Secured Note and the Senior Secured Convertible Note, the “Promissory Notes”). The purchase and sale of the Promissory Notes is governed by the Purchase Agreement.

B. In order to induce the Secured Party to make the loans evidenced by the Promissory Notes, and in consideration therefor, each Grantor has agreed to pledge, convey, assign and grant in favor of the Collateral Agent on behalf of the Secured Party, a perfected lien on and security interest in all of such Grantor’s assets and properties (including, but not limited to, all outstanding shares of capital stock of each subsidiary of such Grantor, except as otherwise provided herein), whether now or hereafter existing, owned or acquired, all pursuant to the terms of this Subsidiary Security Agreement in order to secure the due and punctual payment of (i) any current or future principal and interest (including, without limitation, interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Promissory Notes, when and as due, whether at maturity, by acceleration or otherwise, and (ii) all other monetary obligations, including but not limited to, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding regardless of whether allowed or allowable in such proceeding), of each Grantor now or hereafter due under the Promissory Notes, this Subsidiary Security Agreement and any other Transaction Document (collectively, the “Obligations”). For the avoidance of doubt, Obligations as used in this

Subsidiary Security Agreement shall not cover monetary obligations related to the Warrants or any Common Shares received by the Purchaser in connection with the conversion or exercise of any Warrant or the Senior Secured Convertible Note.

C. It is a condition precedent to the making of the loan evidenced by the Promissory Notes that each Grantor executes and delivers this Subsidiary Security Agreement.

NOW, THEREFORE, for and in consideration of the covenants and provisions set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

ARTICLE 1

SECURITY INTEREST

1.1 Grant of Security Interest. As security for the Obligations, each Grantor hereby conveys, assigns, pledges and grants a continuing and unconditional security interest to the Collateral Agent for itself and the Secured Party, its successors and assigns, in and to all of the following:

(a) all equipment (including all “Equipment” as defined in Section 9-102(a)(33) of the Uniform Commercial Code as in effect from time to time in the State of New York (such code, together with any other successor or applicable adoption of the Uniform Commercial Code in any applicable jurisdiction, the “Code”)), machinery, vehicles, fixtures, improvements, supplies, office furniture, fixed assets, all as now owned or hereafter acquired by such Grantor or in which such Grantor has or hereafter acquires any interest, and any items substituted therefor as replacements and any additions or accessions thereto;

(b) all goods (including all “Goods” as defined in Section 9-102(a)(44) of the Code) and all inventory (including all “ Inventory” as defined in Section 9-102(a)(48) of the Code) of such Grantor, now owned or hereafter acquired by such Grantor or in which such Grantor has or hereafter acquires any interest, including but not limited to, raw materials, scrap Inventory, work in process, products, packaging materials, finished Goods, all documents of title, Chattel Paper and other instruments covering the same and all substitutions therefor and additions thereto (all of the property described in this clause (b) being hereinafter collectively referred to as “Inventory”);

(c) all present and future accounts in which such Grantor has or hereafter acquires any interest (including all “Accounts” as defined in Section 9-102(a)(2) of the Code), contract rights (including all rights to receive payments and other rights under all Equipment and other leasing contracts) and rights to payment and rights or accounts receivable evidencing or representing indebtedness due or to become due such Grantor on account of Goods sold or leased or services rendered, claims, Instruments and other general intangibles (including tax refunds, royalties and all other rights to the payment of money of every nature and description), including but not limited to, any such right evidenced by Chattel Paper, and all liens, securities, guaranties, remedies, security interests and privileges pertaining thereto (all of the property described in this clause (c) being hereinafter collectively referred to as “Accounts”);

(d) all investment property now owned or hereafter acquired by such Grantor (including all “Investment Property” as defined in Section 9-102(a)(49) of the Code), including, without limitation, all securities (certificated and uncertificated), securities Accounts, securities entitlements, commodity contracts and commodity Accounts;

(e) (i) all of the shares of capital stock, membership units or other ownership interests, whether certificated or uncertificated, now owned or hereafter acquired by such Grantor, together with in each case the certificates representing the same and 66 2/3% of the shares of capital stock membership units or other ownership interests of whatever class of any non-U.S. issuers, now owned or hereafter acquired by such Grantor, together with in each case the certificates representing the same (collectively, the “Pledged Stock”);

(ii) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of any of the Pledged Stock, resulting from a stock split, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all Equity Rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; and

(iii) without affecting the obligations of such Grantor under any provision prohibiting such action under any Transaction Documents, in the event of any consolidation or merger in which any Issuer is not the surviving Entity, all shares, units or other interests held by such Grantor of each class of the capital stock, membership units or other ownership interests of the successor Entity (unless such successor Entity is a Grantor itself) formed by or resulting from such consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the “Stock Collateral”);

(f) all general intangibles now owned or hereafter acquired by such Grantor or in which such Grantor has or hereafter acquires any interest (including all “General Intangibles” as defined in Section 9-102(a)(42) of the Code), including but not limited to, payment intangibles (including all “Payment Intangibles” as defined in Section 9-102(a)(61) of the Code), choses in action and causes of action and all licenses and permits, contract rights and all rights to receive payments and other rights under all Equipment and other leasing contracts, instruments and documents owned or used by such Grantor, and any goodwill relating thereto);

(g) all other property owned by such Grantor or in which such Grantor has or hereafter acquires any interest, wherever located, and of whatever kind or nature, tangible or intangible, including all Intellectual Property;

(h) all insurance policies of any kind maintained in effect by such Grantor, now existing or hereafter acquired, under which any of the property referred to in clauses (a) through (f) above is insured, including but not limited to, any proceeds payable to such Grantor pursuant to such policies;

(i) all moneys, cash collateral, chattel paper (including all “Chattel Paper” as defined in Section 9-102(a)(11) of the Code), checks, notes, bills of exchange, documents of title, money orders, negotiable instruments, commercial paper, and other securities, letters of credit (including all “Letter-of-Credit Rights” as defined in Section 9-102(a)(51) of the Code), supporting obligations (including all “Supporting Obligations” as defined in Section 9-102(a)(77) of the Code), instruments (including all “Instruments” as define in Section 9-102(a)(47) of the Code), documents (including all “Documents” as defined in Section 9-102(a)(30) of the Code), deposit accounts (including all “Deposit Accounts” as defined in Section 9-102(a)(29) of the Code), deposits and credits from time to time whether or not in the possession of or under the control of the Collateral Agent; and

(j) any consideration received when all or any part of the property referred to in clauses (a) through (i) above is sold, transferred, exchanged, leased, collected or otherwise disposed of, or any value received as a consequence of possession thereof, including but not limited to, all products, proceeds (including all “Proceeds” as defined in Section 9-102(a)(64) of the Code), cash, negotiable instruments and other instruments for the payment of money, Chattel Paper, security agreements or other documents, insurance proceeds or proceeds of other proceeds now or hereafter owned by such Grantor or in which such Grantor has an interest.

The property set forth in clauses (a) through (j) of the preceding sentence, together with property of a similar nature which such Grantor hereafter owns or in which such Grantor hereafter acquires any interest, is referred to herein as the “Collateral.”

Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Collateral” shall not include any property, right or interest to the extent that the grant of a security interest therein would be contrary to applicable law.

As used in this Subsidiary Security Agreement, the following terms shall have the following meanings:

“Business Day” means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of New York, the State of Connecticut or the District of Columbia are authorized to be closed.

“Copyright Collateral” means all Copyrights, whether now owned or hereafter acquired by any Grantor.

“Copyrights” means, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

“Entity” means, with respect to any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Equity Rights” means, with respect to any person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders’ or voting trust arrangements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such person.

“Foreign Issuers” means, collectively, each Entity organized under the laws of any jurisdiction outside of the United States of America that is the issuer of any shares of capital stock, membership units or other ownership interests now owned or hereafter acquired by any Grantor.

“Governmental Entity” means any U.S. or non-U.S. federal, state, provincial, regional, local or municipal legislative, executive or judicial department, commission, board, bureau, agency, office, tribunal, court or other instrumentality, governmental or quasi-governmental, public international organization and any applicable stock exchange or securities regulatory authority.

“Intellectual Property” means all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to each Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used, including all licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral listed; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all governmental approvals now held or hereafter obtained by each Grantor in respect of any of the foregoing; and (g) all causes of action, claims and warranties now owned or hereafter acquired by each Grantor in respect of any of the foregoing. It is understood that Intellectual Property shall include all of the foregoing owned or acquired by each Grantor on a worldwide basis.

“Liens” means any lien, security interest, mortgage, pledge, charge, license, adverse claim, reversion or encumbrance of any kind, and includes conditional sales contracts, title retention agreements, capital trusts and capital leases.

“Normal Course Lien” means:

(a) any builder’s, mechanic’s, materialman’s, worker’s, repairman’s or other similar statutory Lien incurred in the ordinary course of business that has not at the time been filed pursuant to applicable Laws and any such Lien that, although filed, relates solely to an obligation not overdue or, if overdue, is being contested in good faith or is bonded or in respect of which the appropriate amount has been withheld in accordance with applicable Laws;

(b) any right reserved to, or vested in, any applicable Governmental Entity by the terms of any applicable Laws, any applicable authorization by a Governmental Entity, or any property interest, easement, right-of-way or servitude issued or granted by applicable Laws or by any applicable authorization by a Governmental Entity, to terminate any such authorization, easement, right-of-way or servitude or to purchase, expropriate, appropriate or recapture or designate a purchaser of any property;

(c) any Lien for Taxes, assessment, water or sewer, or other rents or charges not at the time overdue or, if overdue, being contested in good faith;

(d) any Lien arising in connection with workers’ compensation, unemployment or employment insurance or other social benefits required by applicable Laws not at the time overdue or, if overdue, being contested in good faith;

(e) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of money) or leases, in an aggregate amount not to exceed $50,000;

(f) involuntary Liens (including the Lien of an attachment, judgment or execution) in an aggregate amount not to exceed $10,000 and not at the time overdue or, if overdue, contested in good faith;

(g) Purchase Money Liens;

(h) Liens granted or created by the Transaction Documents; and

(i) any other Liens consented to by the Collateral Agent or approved pursuant to Section 6(b);

provided that in each case where it is in good faith contesting any obligations, Taxes or assessments as contemplated herein, (A) it shall have established to the satisfaction of the Collateral Agent (acting reasonably) a reserve in accordance with GAAP unless there is a reasonable likelihood that the amount will be required to be paid, in which case it shall establish sufficient reserve for or deposit with a court of competent jurisdiction or the assessing authority, or to such other Person as is acceptable to the Collateral Agent, acting reasonably, sufficient funds or a surety bond, for the total amount claimed to be secured by such Liens, where the application of such reserve, funds or bond would result in their discharge, and (B) such Lien shall only be a Permitted Lien for so long as such contestation effectively postpones or stays the enforcement of the rights of the holder there

“Patent Collateral” means all Patents, whether now owned or hereafter acquired by each Grantor.

“Patents” means, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii)

to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

“Permitted Liens” means all liens or security interests granted by each Grantor or its subsidiaries pursuant to the Permitted Existing Secured Indebtedness and any Normal Course Lien.

“Permitted Existing Secured Indebtedness” means the existing outstanding secured indebtedness set forth in the Disclosure Schedule in an aggregate amount of $4,300,000.

“Purchase Money Lien” means a Lien incurred in the ordinary course of business only to secure the purchase price of an asset, or to secure debt used only to finance or refinance the purchase of an asset, in the aggregate amount not to exceed $50,000.

“Trademark Collateral” means all Trademarks, whether now owned or hereafter acquired by each Grantor. Notwithstanding the foregoing, the Trademark Collateral shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” means, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

“Transaction Documents” means each of the Promissory Notes, the Purchase Agreement, this Security and Pledge Agreement, the Subsidiary Security and Pledge Agreements, the Guaranty, the Intercreditor Agreement, the Registration Rights Agreement and any other instrument or agreement at any time delivered in connection with the foregoing to secure the Obligations.

1.2 Perfection of Security Interests.

(a) Each Grantor hereby authorizes the Collateral Agent to file a financing statement or financing statements (the “Financing Statement”) describing the Collateral in any and all jurisdictions where, and with any and all governmental authorities with whom, the Collateral Agent reasonably deems such filing to be necessary or appropriate including, without limitation, the jurisdiction of such Grantor’s location for purposes of the Code, the United States Patent and Trademark Office and the United States Copyright Office. Each Grantor will reimburse the Collateral Agent for any and all costs, charges and expenses (including reasonable fees of counsel) incurred in connection with such filings. For purposes of this Section 1.2(a), the

Financing Statements shall be deemed to include any amendment, modification, assignment, continuation statement or other similar instrument consistent with the rights granted to the Secured Party under the Transaction Documents.

(b) Each Grantor shall have possession of the Collateral, except where as expressly otherwise provided in this Subsidiary Security Agreement or where the Collateral Agent chooses to perfect its security interest by possession in addition to the filing of a Financing Statement. Where Collateral is in the possession of a third party, such Grantor will join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interest therein and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of the Secured Party.

(c) Each Grantor will cooperate with the Collateral Agent in obtaining control (including “Control” as contemplated by Section 9-312(b) of the Code) with respect to Collateral consisting of Deposit Accounts and Letter-of-Credit Rights.

(d) No Grantor will create any Chattel Paper without a legend on such Chattel Paper reasonably acceptable to the Collateral Agent indicating that the Collateral Agent has a secured interest in such Chattel Paper.

(e) Each Grantor shall, upon such Grantor’s acquiring, or otherwise becoming entitled to the benefits of, any Copyright, Patent, Trademark (or associated goodwill) or other Intellectual Property or upon or prior to such Grantor’s filing, either directly or through any agent, licensee or other designee, of any application with any governmental authority for any Copyright, Patent, Trademark, or other Intellectual Property, in each case after the date hereof, execute and deliver such contracts, agreements and other instruments as the Collateral Agent may reasonably request, subject to any other applicable provision of this Subsidiary Security Agreement, to evidence, validate, perfect and establish the priority of the security interest granted by this Subsidiary Security Agreement except with respect to Permitted Liens in such and any related Intellectual Property.

(f) Each Grantor shall deliver and pledge to the Collateral Agent any and all certificates representing the Pledged Stock, accompanied by undated stock powers duly executed in blank.

(g) Each Grantor shall upon the acquisition after the date hereof by such Grantor of any Stock Collateral, promptly either (x) transfer and deliver to the Collateral Agent all such Stock Collateral (together with the certificates representing such Stock Collateral securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) or (y) take such other action as the Collateral Agent shall deem reasonably necessary or appropriate to perfect, and establish the priority of, the security interest granted by this Subsidiary Security Agreement in such Stock Collateral.

1.3 Intellectual Property. For the purpose of enabling and to the extent necessary to enable the Collateral Agent to exercise its rights, remedies, powers and privileges under Article 4 hereof at such time or times as the Collateral Agent shall be lawfully entitled to exercise such rights, remedies, powers and privileges, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license or sublicense any of the Intellectual Property of such Grantor, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of such items. This license shall be exercisable only after the occurrence and during the continuance of an Event of Default and shall terminate upon full and final payment, performance or other satisfaction of the Obligations.

1.4 Special Provisions Relating to Stock Collateral.

(a) So long as no Event of Default shall have occurred and be continuing, each Grantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of any Transaction Document; provided, that such Grantor agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of any Transaction Document.

(b) So long as no Event of Default shall have occurred and be continuing, each Grantor shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

(c) If any Event of Default shall have occurred and be continuing, and whether or not the Collateral Agent exercises any available right to declare any Obligation due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law, this Subsidiary Security Agreement or any other Transaction Document, all dividends and other distributions on the Stock Collateral shall be paid directly to the Collateral Agent and retained by it in a segregated account as part of the Stock Collateral, subject to the terms of this Subsidiary Security Agreement, and, if the Collateral Agent shall so request, each Grantor agrees to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and instruments to that end; provided, that if such Event of Default is cured, any such dividend or distribution paid to the Collateral Agent prior to such cure shall, upon request of any Grantor (except to the extent applied to the Obligations), be returned by the Collateral Agent to such Grantor.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties. Each Grantor represents and warrants as of the date hereof that:

(a) Such Grantor has and shall have absolute, good and marketable title to all the Collateral, wherever and whenever acquired, free and clear of any lien, except for Permitted Liens, and such Grantor has not filed, nor is there on record, a financing statement under the Code (or similar statement or instrument of registration under the law of any jurisdiction) covering any Collateral except as permitted by the Purchase Agreement and the Permitted Liens;

(b) Schedule A hereto lists, as to such Grantor, (i) such Grantor’s chief executive office and other place(s) of business, (ii) such Grantor’s legal organizational structure and its jurisdiction of incorporation, (iii) the address where records relating to the Collateral are maintained, (iv) any other location of any other Equipment and Goods (other than mobile goods) included in the Collateral, (v) location of leased facilities and name of lessor/sublessor, (vi) any fictitious names used by such Grantor and (vii) all accounts of such Grantor together with the name of the bank where they are located, the account number and a contact person.

(c) Such Grantor has paid or will pay when due all taxes, fees, assessments and other charges now or hereafter imposed upon the Collateral except for any tax, fee, assessment or other charge the validity of which is being contested in good faith by appropriate proceedings and so long as such Grantor has set aside on its books adequate reserves with respect thereto;

(d) as a result of the execution and delivery of this Subsidiary Security Agreement and upon the filing of any financing statements or other documents necessary to assure, preserve and perfect the security interest created hereby and to the extent a lien may be perfected by filing a financing statement, the Collateral Agent on behalf of the Secured Party shall have a valid, perfected, enforceable lien on, and a continuing security interest in, the Collateral;

(e) except as disclosed on Schedule 2.1(e), none of the Collateral is held by a third party in any location as assignee, trustee, bailee, consignee or in any similar capacity; and

(f) the Pledged Stock evidenced described in Section 1.1(e) hereof (i) is duly authorized, validly existing, fully paid and nonassessable, and none of such Pledged Stock is subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer or Foreign Issuer of such Pledged Stock, upon the transfer of such Pledged Stock; and (ii) constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers, and approximately 66 2/3% of the issued and outstanding shares of capital stock of any class of the Foreign Issuers, beneficially owned by such Grantor on the date hereof (whether or not registered in the name of such Grantor), and Schedule B correctly identifies, as of the date hereof, the respective Issuers or Foreign Issuers of such Pledged Stock, the respective class or type of interest, of the shares comprising such Pledged Stock, the respective number of shares held, the percentage of the Issuer’s total issued and outstanding capital stock, membership units or other ownership interests represented by such Pledged Stock, if such Pledged Stock is certificated, the number of the certificate, and the holder of such Pledged Stock.

2.2 Survival. All representations, warranties and agreements of each Grantor contained in this Subsidiary Security Agreement shall survive the execution, delivery and performance of this Subsidiary Security Agreement until the termination of this Subsidiary Security Agreement pursuant to Section 5.5 hereof.

ARTICLE 3

COVENANTS

3.1 Covenants. Each Grantor hereby covenants and agrees with the Collateral Agent that so long as this Subsidiary Security Agreement shall remain in effect or any Obligations shall remain unpaid or unperformed:

(a) Such Grantor shall promptly give written notice to the Collateral Agent of any levy or attachment, execution or other process against any of the Collateral;

(b) at such Grantor’s own cost and expense, such Grantor shall take any and all actions reasonably necessary or desirable to defend the Collateral against the claims and demands of all persons other than the Collateral Agent, and to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien of any nature, except in each case for Permitted Liens;

(c) such Grantor shall keep all tangible Collateral properly insured and in good order and repair (normal wear and tear excepted) and immediately notify the Collateral Agent in writing of any event causing any material loss, damage or depreciation in value of the Collateral in the aggregate and of the extent of such loss, damage or depreciation;

(d) such Grantor shall mark any Collateral that is Chattel Paper with a legend showing the Collateral Agent’s Lien and security interest therein;

(e) such Grantor shall:

(i) furnish to the Collateral Agent from time to time (but, unless an Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Collateral Agent may reasonably request, all in reasonable detail;

(ii) prior to filing, either directly or through an agent, licensee or other designee, any application for any Copyright, Patent or Trademark, furnish to the Collateral Agent prompt written notice of such proposed filing; and

(iii) promptly give written notice to the Collateral Agent of any other change in the intellectual property rights material to its businesses.

(f) such Grantor shall to the extent consistent with its past practice:

(i) (either itself or through licensees) for each Trademark material to the conduct of its business, (A) to the extent consistent with good business judgment, continue to use such Trademark on each and every trademark class of Goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force and effect free from any claim of abandonment for nonuse, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration and (D) not (and not permit any licensee or sublicensee to) do any act or knowingly omit to do any act whereby any Trademark material to the conduct of its business may become invalidated;

(ii) (either itself or through licensees) not do any act or knowingly omit to do any act whereby any Patent material to the conduct of its business may become abandoned or dedicated;

(iii) notify the Collateral Agent in writing immediately if it knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding before any governmental authority) regarding such Grantor’s ownership of any Intellectual Property material to its business, its right to copyright, patent or register the same (as the case may be), or its right to keep, use and maintain the same;

(iv) take all necessary steps that are consistent with good business practices in any proceeding before any appropriate governmental authority to maintain and pursue each application relating to any Intellectual Property material to the conduct of its business (and to obtain the relevant registrations) and to maintain each registration material to the conduct of its business, including payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings;

(v) in the event that any Intellectual Property material to the conduct of its business is infringed, misappropriated or diluted by a third party, such Grantor shall notify the Collateral Agent in writing within 10 days after it learns of such event and shall, if consistent with good business practice, promptly sue for infringement, misappropriation or dilution, seek temporary restraints and preliminary injunctive relief to the extent practicable, seek to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as are appropriate under the circumstances to protect such Collateral;

(vi) shall, through counsel acceptable to the Collateral Agent, prosecute diligently any application for any Intellectual Property pending as of the date of this Subsidiary Security Agreement or thereafter made until the termination of this Subsidiary Security Agreement and preserve and maintain all rights in applications for any Intellectual Property material to its business; provided, however, that such Grantor shall have no obligation to make any such application if making such application would be unnecessary or imprudent in the good faith business judgment of such Grantor. Any expenses incurred in connection with such an application shall be borne by such Grantor. Such Grantor shall not abandon any right to file an application for any Intellectual Property or any pending application in the United States without the consent of the Collateral Agent, which consent shall not be unreasonably withheld; and

(vii) after the occurrence and through the continuance of an Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to bring suit in its own name to enforce the Copyrights, Patents and Trademarks and any license under such Intellectual Property, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute and deliver any and all proper documents required by the Collateral Agent in aid of such enforcement action.

(g) Each Grantor shall cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer and 66 2/3% of the total number of shares of each class of capital stock of each Foreign Issuer then outstanding and shall not permit any such Issuer or Foreign Issuer to issue any shares of capital stock, membership units or other ownership interests other than to such Grantor. Such Grantor shall cause all such shares, units or interests to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter, bylaws, operating agreement or other similar organizational documents of the respective Issuer of such Stock Collateral, upon the transfer of such Stock Collateral (except for any such restriction contained in the Transaction Documents).

(h) Such Grantor shall not:

(i) amend any material term of or terminate any contract or other document or instrument that is material to the conduct of its business constituting part of the Collateral, except for transactions in the ordinary course of business, without the prior written consent of the Collateral Agent;

(ii) voluntarily or involuntarily exchange, lease, sell, transfer or otherwise dispose of any Collateral other than for fair value in the ordinary course of business, the grant of licenses in the ordinary course of business and sales of worn-out or obsolete Equipment;

(iii) make any material compromise, settlement, discharge or adjustment or grant any extension of time for payment with respect to any Account or any lien, guaranty or remedy pertaining thereto, except for transactions in the ordinary course of business, without the prior written consent of the Collateral Agent;

(iv) change its name or use any fictitious or trade name, other than in accordance with Section 5.1 hereof;

(v) change its jurisdiction of incorporation, other than in accordance with Section 5.1 hereof;

(vi) change the location of its chief executive office, other than in accordance with Section 5.1 hereof;

(vii) permit any of the Collateral (other than Collateral that constitutes Goods that are mobile and that are of a type normally used in more than one jurisdiction or otherwise in the ordinary course of business (including, without limitation, sales and shipments of Inventory in the ordinary course of business)) to be removed from or located in any place not identified as the location of such Collateral to the Collateral Agent, as the case may be, except after written notice to and with written consent of the Collateral Agent and compliance with such procedures as the Collateral Agent reasonably may impose to prevent any interruptions or discontinuity in the security interest granted pursuant to this Subsidiary Security Agreement; or

(viii) voluntarily grant, incur or allow to exist any lien or security interest on or in any of the Collateral which lien or security interest shall be equal or superior in priority to the security interests granted in this Subsidiary Security Agreement, except for Permitted Liens to the extent such Permitted Liens by their express terms or applicable law have priority equal or greater than the security interests granted pursuant to this Subsidiary Security Agreement.

ARTICLE 4

REMEDIAL MATTERS

4.1 Event of Default. An “Event of Default” shall exist hereunder if an event of default shall occur under the Promissory Notes.

4.2 Powers of Attorney.

(a) Each Grantor hereby irrevocably appoints the Collateral Agent (and any officer or agent of the Collateral Agent) as its true and lawful attorney-in-fact, with power of substitution for and in the name of the Collateral Agent or otherwise, for the use and benefit of the Collateral Agent, effective upon the occurrence and during the continuance of an Event of Default:

(i) to receive, endorse the name of such Grantor upon and deliver any notes, acceptances, checks, drafts, money orders or other evidences of payment that may come into the possession of the Collateral Agent with respect to the Collateral;

(ii) to cause such Grantor’s mail to be transferred to the Collateral Agent’s own offices and to receive and open all mail addressed to such Grantor for the purposes of removing any such notes, acceptances, checks, drafts, money orders or other evidences of payment;

(iii) to demand, collect and receive payment in respect of the Collateral and to apply any such payments directly to the payment of the Obligations in accordance with Section 4.5 hereof;

(iv) to receive and give discharges and releases of all or any of the Collateral;

(v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction, to collect or otherwise realize on all or any part of the Collateral or to enforce any rights in respect thereof;

(vi) to sign the name of such Grantor on any invoice or bill of lading relating to any of the Collateral;

(vii) to send verification of any Accounts to any obligors (such obligors being hereinafter referred to as the “Account Debtors”) or customer;

(viii) to notify any Account Debtor or other obligor of such Grantor with respect to any Collateral to make payment to the Collateral Agent;

(ix) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating or pertaining to all or any of the Collateral;

(x) to take any action for purposes of carrying out of the terms of this Subsidiary Security Agreement;

(xi) to enforce all of such Grantor’s rights and powers under and pursuant to any and all agreements with respect to the Collateral; and

(xii) generally, to sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out this Subsidiary Security Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby; and, provided further, that the Collateral Agent shall in all cases act in material compliance with all applicable laws.

It is understood and agreed that the power of attorney granted to the Collateral Agent for the purposes set forth above in this Section 4.2 is coupled with an interest and is irrevocable, and each Grantor hereby ratifies all actions taken by its attorney-in-fact by virtue hereof. The provisions of this Section 4.2 shall in no event relieve such Grantor of any of its obligations hereunder or under any of the other Transaction Documents with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent of any other or further right which it may have on the date of this Subsidiary Security Agreement or hereafter, whether hereunder, under any of the other Transaction Documents, by law or otherwise.

(b) Beyond the duty of the Collateral Agent to exercise reasonable care in the custody of any Collateral in its possession, the Collateral Agent shall not, under any circumstance or in any event whatsoever, have any liability for any part of the Collateral, nor shall the Collateral Agent have any liability for any error or omission or delivery of any kind incurred in the good faith settlement, collection or payment of any of the Collateral or any monies received in payment therefor or for any damages resulting therefrom, nor shall this Subsidiary Security Agreement impose upon the Collateral Agent any obligation to perform any obligation with respect to the Collateral. The costs of collection, notification and enforcement, including but not limited to, reasonable attorneys’ fees and reasonable out-of-pocket expenses, shall be borne solely by the Grantors whether the same are incurred by any Grantor or the Collateral Agent. Each Grantor agrees to indemnify, defend and hold the Collateral Agent harmless from and against any and all other claims, demands, losses, judgments and liabilities (including, but not limited to, liabilities for penalties) of any nature, and to reimburse the Collateral Agent for all reasonable costs and expenses, including but not limited to reasonable attorneys’ fees and expenses, arising from this Subsidiary Security Agreement or the exercise of any right or remedy granted to the Collateral Agent hereunder other than those incurred solely as a result of the gross negligence and willful misconduct of the Collateral Agent. In no event shall the Collateral Agent be liable for any matter or thing in connection with this Subsidiary Security Agreement other than to account for moneys actually received by the Collateral Agent in accordance with the terms hereof, and matters arising out of the gross negligence or willful misconduct of the Collateral Agent.

4.3 Collections. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, in its sole discretion, in its name or in the name of any Grantor, or otherwise, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to any of the Collateral, but shall be under no obligation to do so, or (b) extend the time of payment, arrange for payment in installments, or otherwise modify the term of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any Grantor, other than to discharge such Grantor in so doing with respect to liabilities of such Grantor to the extent that the liabilities are paid or repaid. After the occurrence and during the continuance of an Event of Default, any money, checks, notes, bills, drafts, or commercial paper received by such Grantor shall be held in trust for the Collateral Agent on behalf of the Secured Party and any other secured creditors having rights thereto senior to the Secured Party and shall be promptly turned over to the Collateral Agent or any other secured creditors having rights thereto senior to the Secured Party as its interest shall appear. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may make such payments and take such actions as the Collateral Agent, in its sole discretion, deems necessary to protect its security interest in the Collateral or the value thereof, and the Collateral Agent is hereby unconditionally and irrevocably authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any liens which in the judgment of the Collateral Agent appear to be equal to, prior to or superior to its security interest in the Collateral and any liens not expressly permitted by this Subsidiary Security Agreement.

4.4 Possession; Sale of Collateral.

(a) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, subject to the rights of any other secured creditors having rights senior to those of the Secured Party: (i) require each Grantor to assemble the tangible assets that comprise part of the Collateral and make them available to the Collateral Agent at any place or places reasonably designated by the Collateral Agent; (ii) to the extent permitted by applicable law, with or without notice or demand for performance and without liability for trespass, enter any premises where the Collateral may be located and peaceably take possession of the same, and may demand and receive such possession from any person who has possession thereof, and may take such measures as it may deem necessary or proper for the care or protection thereof (including, but not limited to, the right to remove all or any portion of the Collateral); and (iii) with or without taking such possession may sell or cause to be sold, in one or more sales or parcels, for cash, on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at public or private sale or at any broker’s board or any securities exchange, without demand of performance or notice of intention to sell or of time or place of sale, except 10 Business Days’ written notice to the applicable Grantor of the time and place of such sale or sales (and such other notices as may be required by applicable statute, if any, and which cannot be waived), which each Grantor hereby expressly acknowledges is commercially reasonable. In the event of any sale, license or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and each Grantor shall supply to the Collateral Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare any Collateral for sale. The Collateral may be sold or disposed of for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of such Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Collateral Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any disposition of the Collateral. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof. The Collateral Agent shall not incur any liability for the failure to collect or realize upon any or all of the Collateral or for any delay in doing so and, in case of any such failure, shall not be under any obligation to take any action with respect thereto; provided, such Collateral may be sold again upon like notice. If any Collateral is sold upon credit, the Grantors will be credited only with payments actually made by the purchaser, received by the Collateral Agent and applied to the Obligations in accordance with Section 4.5 In the event the purchasers fail to pay for the Collateral, the Collateral Agent may resell the Collateral. At any public sale made pursuant to this Section 4.4, the Collateral Agent may bid for or purchase, free from any right of redemption, stay or appraisal and all rights of marshalling, the Collateral and any other security for the Obligations or otherwise on the part of the Grantors (all said rights being also hereby waived and released by the applicable Grantor to the fullest extent permitted by law) or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent from any Grantor as a credit against the purchase price, and the Collateral Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement, and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement, all Events of Default shall have been remedied and any obligations to the Secured Party shall have been paid in full. As an alternative to exercising the power of sale herein conferred upon them, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Subsidiary Security Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. In any such action, the Collateral Agent shall be entitled to the appointment of a receiver without notice, to peaceably take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, if an Event of Default shall occur and be continuing, the Collateral Agent shall be entitled to apply, without notice to any Grantor, any cash or cash items constituting Collateral in its possession to payment of the Obligations in accordance with the provisions of Section 4.5 hereof.

(b) If an Event of Default shall occur and be continuing, the Collateral Agent shall, in addition to exercising any and all rights and remedies afforded to it hereunder, have all the rights and remedies of a secured party under all applicable provisions of law, including but not limited to, the Code.

(c) Each Grantor agrees that notwithstanding anything to the contrary contained in this Subsidiary Security Agreement, such Grantor shall remain liable under each contract or other agreement giving rise to Accounts and General Intangibles and all other contracts or agreements constituting part of the Collateral and the Collateral Agent shall not have any obligation or liability in respect thereof.

(d) After the occurrence and during the continuance of an Event of Default, upon the Collateral Agent’s request, but subject to the rights of any other secured creditors having rights senior to those of the Secured Party, each Grantor shall deliver to the Collateral Agent all original and other Documents evidencing and relating to the sale and delivery of Inventory or Accounts, including but not limited to, all original orders, invoices and shipping receipts. After the occurrence and during the continuance of an Event of Default, each Grantor shall also furnish to the Collateral Agent, promptly upon the request of the Collateral Agent, such reports, reconciliations and aging balances regarding Accounts as the Collateral Agent may request from time to time.

4.5 Application of Proceeds. Unless the Collateral Agent otherwise directs, the proceeds of any sale of Collateral pursuant to this Subsidiary Security Agreement or otherwise, as well as any Collateral consisting of cash, shall be applied after receipt by the Secured Party as follows, subject to the rights of any other secured creditor having rights senior to those of the Secured Party:

(a) First, to the payment of all reasonable costs, fees and expenses of the Collateral Agent and its agents, representatives and attorneys incurred in connection with such sale or with the retaking, holding, handling, preparing for sale (or other disposition) of the Collateral or otherwise in connection with the Promissory Notes, this Subsidiary Security Agreement or any of the Obligations, including but not limited to, the reasonable fees and expenses of the Collateral Agent’s agents and attorneys’ and court costs (whether at trial, appellate or administrative levels), if any, incurred by the Collateral Agent in so doing;

(b) Second, to the payment of the outstanding principal balance and accrued interest and fees on the Obligations in such order as the Collateral Agent may determine;

(c) Third, to pay all other amounts payable by the Company under the Promissory Notes and any other Obligations; and

(d) Fourth, to the Grantors or to such other person as a court may direct.

4.6 Authority of Collateral Agent. The Collateral Agent shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Collateral Agent may execute any of its duties hereunder by or through its agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder.

4.7 Certain Waivers; Grantor Not Discharged. Each Grantor expressly and irrevocably waives (to the extent permitted by applicable law) presentment, demand of payment and protest of nonpayment in respect of the Obligations under this Subsidiary Security Agreement. The obligations and duties of each Grantor hereunder are irrevocable, absolute, and unconditional and shall not be discharged, impaired or otherwise affected by (a) the failure of the Collateral Agent to assert any claim or demand or to enforce any right or remedy against any Grantor or any grantee under the provisions of this Subsidiary Security Agreement or any grantee or any waiver, consent, extension, indulgence or other action or inaction in respect thereof, (b) any extension or renewal of any part of the Obligations, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of any agreement related to this Subsidiary Security Agreement, (d) the release of any liens on or security interests in any part of the Collateral or the release, sale or exchange of or failure to foreclose against any security held by or for the benefit of the Collateral Agent or Secured Party for payment or performance of the Obligations, (e) the bankruptcy, insolvency or reorganization of any Grantor or any grantee or any other persons, (f) any change, restructuring or termination of the corporate structure or existence of any Grantor or any grantee or any restructuring or refinancing of all or any portion of the Obligations, or (g) any other event which under law would discharge the obligations of a surety.

4.8 Transfer of Security Interest. The Collateral Agent may transfer to any other person all or any part of the liens and security interests granted hereby, and all or any part of the Collateral which may be in the Collateral Agent’s possession after the occurrence and during the continuance of an Event of Default or to a successor Collateral Agent at any time. Upon such transfer, the transferee shall be vested with all the rights and powers of the Collateral Agent hereunder with respect to such of the Collateral as is so transferred, but, with respect to any of the Collateral not so transferred, the Collateral Agent shall retain all of its rights and powers (whether given to it in this Subsidiary Security Agreement, or otherwise). The Collateral Agent may, at any time, assign its rights as the Collateral Agent hereunder to any person, in the Collateral Agent’s discretion, and upon notice to the Grantors, but without any requirement for consent or approval by or from any Grantor, and any such assignment shall be valid and binding upon each Grantor, as fully as it had expressly approved the same.

ARTICLE 5

MISCELLANEOUS

5.1 Further Assurances. Each Grantor agrees, at its expense, to do such further things, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request for the better assuming and preserving of the security interests and the rights and remedies created hereby, including but not limited to, the execution and delivery of such additional conveyances, assignments, agreements and instruments, the payment of any fees and taxes required in connection with the execution and delivery of this Subsidiary Security Agreement, the granting of the security interests created hereby and the execution, filing and recordation of any financing statements (including fixture filings) or other documents as the Collateral Agent may deem reasonably necessary for the perfection of the security interests granted hereunder. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other Instrument, such note or Instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent, subject to the rights of any other secured creditors having rights senior to the Collateral Agent. If at any time any Grantor shall take and perfect a security interest in any property to secure payment and performance of an Account, such Grantor, upon the request of the Collateral Agent, shall promptly assign such security interest to the Collateral Agent, subject to the rights of any other secured creditors having rights senior to the Secured Party. Each Grantor agrees to notify the Collateral Agent in writing at least 30 days prior to any change (a) in its corporate name, (b) in its jurisdiction of incorporation or organization, (c) in the location of its chief executive office, (d) in its chief place of business, or (e) in the office or offices where it keeps its records relating to the Collateral. Each Grantor agrees that, after the occurrence and during the continuance of an Event of Default, it shall upon request of the Collateral Agent, take any and all actions, to the extent permitted by applicable law, at its own expense, to obtain the approval of any Governmental Entity for any action or transaction contemplated by this Subsidiary Security Agreement which is then required by law, and specifically, without limitation, upon request of the Collateral Agent, to prepare, sign and file with any Governmental Entity such Grantor’s portion of any application or applications for consent to the assignment of licenses held by such Grantor, or for consent to the possession and sale of any of the Collateral by or on behalf of the Collateral Agent or the Secured Party. Each Grantor further agrees that it shall at all times, at its own expense and cost, keep accurate and complete records with respect to the Collateral, including but not limited to, a record of all payments and proceeds received in connection therewith or as a result of the sale thereof and of all credits granted, and agrees that the Collateral Agent or their representatives shall have the right at any reasonable time and from time to time to call at any Grantor’s place or places of business to inspect the Collateral and to examine or cause to be examined all of the books, records, journals and other data relating to the Collateral and to make extracts therefrom or copies thereof as are reasonably requested.

5.2 Effectiveness. This Subsidiary Security Agreement shall take effect with respect to any Grantor immediately upon execution by such Grantor.

5.3 Indemnity; Reimbursement of the Collateral Agent; Deficiency. In connection with the Collateral, this Subsidiary Security Agreement and the administration and enforcement or exercise of any right or remedy granted to the Collateral Agent hereunder, each Grantor agrees, subject to the limitations set forth hereafter (a) to indemnify, defend and hold harmless the Collateral Agent from and against any and all claims, demands, losses, judgments and liabilities (including but not limited to, liabilities for penalties) of whatever nature, relating thereto or resulting therefrom, and (b) to reimburse the Collateral Agent for all reasonable costs and expenses, including but not limited to, the reasonable fees and disbursements of attorneys, relating thereto or resulting therefrom. The foregoing indemnity agreement includes all reasonable costs incurred by the Collateral Agent in connection with any litigation relating to the

Collateral whether or not the Collateral Agent shall be a party to such litigation, including but not limited to, the reasonable fees and disbursements of attorneys for the Collateral Agent, and any out-of-pocket costs incurred by the Collateral Agent in appearing as a witness or in otherwise complying with legal process served upon them. The obligations in this Section 5.3 do not apply to any claims for indemnity, defense, or reimbursement that arise from the gross negligence or willful misconduct of the Collateral Agent. In no event shall the Collateral Agent be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Subsidiary Security Agreement other than to account for moneys actually received by it in accordance with the terms hereof and each Grantor hereby releases the Collateral Agent from any and all claims, causes of action and demands at any time arising out of or with respect to this Subsidiary Security Agreement or the Collateral. All indemnities contained in this Section 5.3 and elsewhere in this Subsidiary Security Agreement shall survive the expiration or earlier termination of this Subsidiary Security Agreement. After application of the proceeds by the Collateral Agent pursuant to Section 4.5 hereof, each Grantor shall remain jointly and severally liable to the Collateral Agent for any deficiency.

5.4 Continuing Lien. It is the intent of the parties hereto that (a) this Subsidiary Security Agreement shall constitute a continuing agreement as to any and all future, as well as existing transactions, between each Grantor and the Collateral Agent under or in connection with the Promissory Notes or otherwise relating to any other Obligation, and (b) the security interest provided for herein shall attach to after-acquired as well as existing Collateral.

5.5 Termination. Upon payment, performance or other satisfaction in full of the Promissory Notes by the Company and all other Obligations by the Company and each Grantor and all other amounts due in connection therewith and termination of all commitments relating thereto, the Collateral Agent shall reassign, redeliver and release (or cause to be so reassigned, redelivered and released), without recourse upon or warranty by the Collateral Agent, and at the sole expense of the applicable Grantor, to such Grantor, against receipt therefor, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Collateral Agent pursuant to the terms hereof and not theretofore reassigned, redelivered and released to any Grantor, together with appropriate instruments of reassignment and release.

5.6 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand, or at the time the sender receives confirmation of the facsimile transaction if transmitted by facsimile, or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, or one day after being mailed via overnight courier service, to the applicable parties at the address or facsimile number, as applicable, stated below or if any party shall have designated a different address or facsimile number by notice to the other parties given as provided above, then to the last address or facsimile number so designated.

If to the Grantors:

c/o Distributed Energy Systems Corp.

10 Technology Drive

Wallingford, CT 06492

Attention:

Facsimile: (203) 678-2000

with a copy to:

Wilmer Cutler Pickering Hale & Dorr, LLP

1875 Pennsylvania Avenue, NW

Washington, D.C. 20006

Attention: Brent Siler, Esq.

Facsimile: (202) 663-6363

If to the Collateral Agent and Secured Party:

c/o Perseus, L.L.C.

2099 Pennsylvania Ave., N.W.

Suite 900 Washington, D.C. 20006-1813

Attention:	John C. Fox,
Teresa Y. Bernstein

Facsimile: (202) 463-6215

with a copy to:

Arnold & Porter LLP

1600 Tysons Boulevard, Suite 900

McLean, Virginia 22102-4865

Attention: Robert B. Ott, Esq.

Facsimile: (703) 720-7399

5.7 Successors and Assigns. Whenever in this Subsidiary Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Collateral Agent that are contained in this Subsidiary Security Agreement shall bind and inure to the benefit of its respective successors and assigns. No Grantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent.

5.8 APPLICABLE LAW. THIS SUBSIDIARY SECURITY AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS THEREOF. THE PARTIES HERETO AGREE THAT THE APPROPRIATE AND EXCLUSIVE FORUM FOR ANY DISPUTES ARISING OUT OF THIS SUBSIDIARY SECURITY AGREEMENT SOLELY BETWEEN ANY GRANTOR AND THE COLLATERAL AGENT SHALL BE THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF

SUCH COURTS, AND AGREE TO COMPLY WITH ALL REQUIREMENTS NECESSARY TO GIVE SUCH COURTS JURISDICTION. THE PARTIES HERETO FURTHER AGREE THAT THE PARTIES WILL NOT BRING SUIT WITH RESPECT TO ANY DISPUTES ARISING OF THIS SUBSIDIARY SECURITY AGREEMENT FOR THE EXECUTION OR ENFORCEMENT OF JUDGMENT, IN ANY JURISDICTION OTHER THAN THE ABOVE SPECIFIED COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING HEREUNDER BY THE MAILING OF COPIES THEREOF BY REGISTERED MAIL OR CERTIFIED AIRMAIL, POSTAGE PREPAID, TO THE ADDRESS SPECIFIED IN SECTION 5.6 HEREOF.

5.9 Waivers. No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or future exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have. No waiver of any provision of this Subsidiary Security Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be authorized as provided in Section 5.10, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such or any other Grantor to any other or further notice or demand in similar or other circumstances.

5.10 Amendments. Neither this Subsidiary Security Agreement nor any provision hereof may be amended or modified except pursuant to an agreement or agreements in writing entered into by each Grantor and the Collateral Agent.

5.11 Severability. In the event any one or more of the provisions contained in this Subsidiary Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

5.12 Counterparts. This Subsidiary Security Agreement may be executed in any number of counterparts. Signatures may be communicated by facsimile or electronic transmission and shall be binding upon the parties so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties following the applicable facsimile or electronic transmission, provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Subsidiary Security Agreement. No party shall raise facsimile or electronic delivery of a signature or the fact that any signature or agreement or instrument was transmitted or communicated by a facsimile or e-mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense. This Subsidiary Security Agreement shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to the Collateral Agent.

5.13 Headings. Article and Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Subsidiary Security Agreement.

5.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS SUBSIDIARY SECURITY AGREEMENT AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS SUBSIDIARY SECURITY AGREEMENT.

[signatures appear on following pages]

IN WITNESS WHEREOF, each Grantor has executed this Subsidiary Security Agreement as of the date first above written.

Northern Power Systems, Inc.

By:
Name:
Title:

Proton Energy Systems, Inc.

By:
Name:
Title:

Technology Drive, LLC

By:
Name:
Title:

[Signature Page to Security Agreement]

ACKNOWLEDGED BY SECURED PARTY:

PERSEUS PARTNERS VII, L.P.

By:	Perseus Partners VII GP, L.P., its general partner

By:	Perseus Partners VII GP, L.L.C., its general partner

By:
John C. Fox
Senior Managing Director

ACKNOWLEDGED BY COLLATERAL AGENT:

PERSEUS PARTNERS VII, L.P.

By:	Perseus Partners VII GP, L.P., its general partner

By:	Perseus Partners VII GP, L.L.C., its general partner

By:
John C. Fox

SCHEDULE A

Pursuant to Section 2.1(b), the following information is disclosed:

Grantor	Chief Executive Office	Other Place(s) of Business	Jurisdiction of Incorporation	Collateral Location	Equipment and Goods Location	Location of Leased Facilities

Grantor	Bank Name	Account Number	Contact Information

SCHEDULE B

Pursuant to Section 2.1(f), the following information is disclosed:

Description of Collateral	Location of Collateral	Name of Bailee	Contact at Bailee

SCHEDULE C

Pursuant to Section 2.1(g), the following information is disclosed:

Issuer	Class or Type of Interest	Number of Shares/Interests	Percentage of Total Interests of Issuer	Certificate Number	Holder